                                                                     EXHIBIT 2.1










                                    INDENTURE

                            Dated as of May 13, 2003

                                     between

                         AZTECA HOLDINGS, S.A. de C.V.,

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                                  US$80,082,000

                10 3/4% Senior Secured Amortizing Notes due 2008

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Rules of Construction..........................................33
SECTION 1.03.  Form of Documents Delivered to Trustee.........................33
SECTION 1.04.  Acts of Holders................................................33
SECTION 1.05.  Satisfaction and Discharge.....................................34

                                   ARTICLE II

                                   THE NOTES

SECTION 2.01.  Form of Notes; Book Entry Provisions; Title....................35
SECTION 2.02.  Execution and Authentication...................................39
SECTION 2.03.  Registrar and Paying Agent.....................................39
SECTION 2.04.  Paying Agent to Hold Money in Trust............................40
SECTION 2.05.  Registered Global Notes........................................41
SECTION 2.06.  Registration; Transfer and Exchange of Notes...................41
SECTION 2.07.  Definitive Notes...............................................46
SECTION 2.08.  Replacement Notes..............................................47
SECTION 2.09.  Outstanding Notes..............................................48
SECTION 2.10.  Temporary Notes................................................49
SECTION 2.11.  Cancellation...................................................49
SECTION 2.12.  Payment of Principal and Interest; Interest Rights
               Preserved......................................................49
SECTION 2.13.  Additional Amounts.............................................51
SECTION 2.14.  Notes Purchased in Part........................................52
SECTION 2.15.  Authorized Denominations.......................................53
SECTION 2.16.  Computation of Interest........................................53
SECTION 2.17.  Persons Deemed Owners..........................................53
SECTION 2.18.  CUSIP Numbers..................................................53

                                  ARTICLE III

                           REDEMPTION AND REPURCHASE

SECTION 3.01.  Notice of Redemption...........................................53
SECTION 3.02.  Notice to Trustee..............................................54
SECTION 3.03.  Selection of Notes to be Redeemed..............................54
SECTION 3.04.  Effect of Notice of Redemption.................................54
SECTION 3.05.  Deposit of Redemption Price....................................55
SECTION 3.06.  Notes Redeemed in Part.........................................55
SECTION 3.07.  Optional Redemption............................................55

                                      (i)

SECTION 3.08.  Redemption for Tax Reasons.....................................56
SECTION 3.09.  Purchase of Notes by the Company...............................56

                                   ARTICLE IV

                                   COVENANTS

SECTION 4.01.  Payment of Notes...............................................56
SECTION 4.02.  Payment of Accrued Interest on the 2003 Notes..................57
SECTION 4.03.  Released 2003 Notes Collateral.................................57
SECTION 4.04.  Money for the Note Payments to be Held in Trust................57
SECTION 4.05.  Maintenance of Office or Agency................................58
SECTION 4.06.  Limitation on Other Business Activities........................58
SECTION 4.07.  Limitation on Indebtedness of the Company and Limitation
               on Preferred Stock of TV Azteca................................59
SECTION 4.08.  Limitation on Indebtedness of TV Azteca and its Restricted
               Subsidiaries...................................................61
SECTION 4.09.  Limitation on Restricted Payments..............................63
SECTION 4.10.  Limitation on Dividends and Other Payment Restrictions
               Affecting Certain Subsidiaries.................................68
SECTION 4.11.  Required Stock Ownership; Limitation on Liens..................69
SECTION 4.12.  Limitation on Sale and Leaseback Transactions by TV Azteca
               and its Restricted Subsidiaries................................70
SECTION 4.13.  Repurchase at the Option of Holders upon a Change of Control...71
SECTION 4.14.  Limitation on Asset Dispositions by TV Azteca and its
               Restricted Subsidiaries........................................71
SECTION 4.15.  Limitation on Transactions with Affiliates.....................72
SECTION 4.16.  Provision of Financial Information.............................73
SECTION 4.17.  Limitation on Designation of Unrestricted Subsidiaries.........74
SECTION 4.18.  Compliance Certificate; Notice of Default or Event of Default..74
SECTION 4.19.  Further Assurances.............................................75
SECTION 4.20.  Execution of Certain Collateral Documents......................76
SECTION 4.21.  Collateral Deposits............................................76
SECTION 4.22.  Rule 144A Information..........................................77
SECTION 4.23.  Additional Interest............................................77

                                   ARTICLE V

               MERGER, CONSOLIDATION, AND CERTAIN SALES OF ASSETS

SECTION 5.01.  Merger, Consolidation and Certain Sales of Assets..............77
SECTION 5.02.  Successor Company Substituted for the Company..................78

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default..............................................79
SECTION 6.02.  Acceleration...................................................80


                                       (ii)

SECTION 6.03.  Waiver of Past Default.........................................81
SECTION 6.04.  Cure, Waiver or Rescission of Cross-Acceleration or
               Payment Default................................................81
SECTION 6.05.  Control by Majority............................................82
SECTION 6.06.  Limitation on Suits............................................82
SECTION 6.07.  Rights of Holders to Receive Payment...........................83
SECTION 6.08.  Trustee May File Proofs of Claim...............................83
SECTION 6.09.  Priorities.....................................................83
SECTION 6.10.  Undertaking for Costs..........................................84
SECTION 6.11.  Waiver of Stay or Extension Laws...............................84
SECTION 6.12.  Trustee May Enforce Claims Without Possession of the Notes.....84
SECTION 6.13.  Restoration of Rights and Remedies.............................84
SECTION 6.14.  Rights and Remedies Cumulative.................................85
SECTION 6.15.  Delay or Omission Not Waiver...................................85

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee..............................................85
SECTION 7.02.  Rights of Trustee..............................................86
SECTION 7.03.  Individual Rights of Trustee...................................87
SECTION 7.04.  Trustee's Disclaimer...........................................87
SECTION 7.05.  Notice of Defaults.............................................87
SECTION 7.06.  The Company to Furnish Trustee Names and Addresses of Holders..88
SECTION 7.07.  Preservation of Information; Communications to Holders.........88
SECTION 7.08.  Reports by Trustee.............................................88
SECTION 7.09.  Reports by the Company.........................................89
SECTION 7.10.  Compensation and Indemnity.....................................89
SECTION 7.11.  Replacement of Trustee.........................................90
SECTION 7.12.  Successor Trustee by Merger....................................92
SECTION 7.13.  Appointment of Co-Trustee or Separate Trustee..................92
SECTION 7.14.  Eligibility; Disqualification..................................93
SECTION 7.15.  Preferential Collection of Claims Against the Company..........93

                                  ARTICLE VIII

                                   DEFEASANCE

SECTION 8.01.  The Company's Option to Effect Legal Defeasance or
               Covenant Defeasance............................................94
SECTION 8.02.  Legal Defeasance...............................................94
SECTION 8.03.  Covenant Defeasance............................................94
SECTION 8.04.  Conditions to Legal Defeasance or Covenant Defeasance..........95
SECTION 8.05.  Deposited Money and U.S. Government Obligations to be Held
               in Trust; Miscellaneous Provisions.............................96
SECTION 8.06.  Reinstatement..................................................96


                                       (iii)

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.01.  Without Consent of Holders.....................................97
SECTION 9.02.  With Consent of Holders........................................97
SECTION 9.03.  Effect of Supplemental Indentures..............................99
SECTION 9.04.  Compliance with Trust Indenture Act............................99
SECTION 9.05.  Revocation and Effect of Consents and Waivers..................99
SECTION 9.06.  Notation on or Exchange of Notes...............................99
SECTION 9.07.  Trustee to Execute Supplemental Indentures and Consent to
               Amendment of the Collateral Documents..........................99

                                   ARTICLE X

                          MEETINGS OF HOLDERS OF NOTES

SECTION 10.01. Purposes for Which Meetings May Be Called.....................101
SECTION 10.02. Call, Notice and Place of Meetings............................101
SECTION 10.03. Persons Entitled to Vote at Meetings..........................101
SECTION 10.04. Quorum; Action................................................101
SECTION 10.05. Determination of Voting Rights; Conduct and Adjournment of
               Meetings......................................................102
SECTION 10.06. Counting Votes and Recording Action of Meetings...............102

                                   ARTICLE XI

                 2008 COLLATERAL PLEDGE AND COLLATERAL DOCUMENTS

SECTION 11.01. The 2008 Notes Collateral.....................................103
SECTION 11.02. Voting Rights and Payment of Dividends and Distributions in
               Respect of the 2008 Notes Collateral..........................104
SECTION 11.03. Remedies Upon Acceleration....................................104
SECTION 11.04. Rights to Release of the 2008 Notes Collateral................104
SECTION 11.05. Investment of Cash Amounts....................................108
SECTION 11.06. Limitation on Duty of Trustee in Respect of the
               Collateral Pledge.............................................108
SECTION 11.07. Registration Rights...........................................109
SECTION 11.08. Holders' Consent..............................................109

                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls..................................110
SECTION 12.02. Notices.......................................................110
SECTION 12.03. Certificate and Opinion as to Conditions Precedent............111
SECTION 12.04. Statements Required in Certificate or Opinion.................111
SECTION 12.05. Rules by Trustee, Paying Agent and Registrar..................111
SECTION 12.06. Payments on Business Days.....................................111


                                       (iv)

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SECTION 12.07. Governing Law.................................................112
SECTION 12.08. Submission to Jurisdiction....................................112
SECTION 12.09. Currency Indemnity............................................112
SECTION 12.10. No Recourse Against Others....................................113
SECTION 12.11. Successors....................................................113
SECTION 12.12. Counterparts..................................................113
SECTION 12.13. Table of Contents; Headings...................................113
SECTION 12.14. Severability..................................................113
SECTION 12.15. Waiver of Jury Trial..........................................113


EXHIBIT A-1    FORM OF RESTRICTED REGULATION S GLOBAL NOTE; REGULATION S
               GLOBAL NOTE

EXHIBIT A-2    FORM OF 144A GLOBAL NOTE

EXHIBIT A-3    FORM OF INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE

EXHIBIT A-4    FORM OF EXCHANGE GLOBAL NOTE

EXHIBIT B      FORM OF DEFINITIVE REGISTERED NOTE

EXHIBIT C      FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER TO
               RESTRICTED REGULATION S GLOBAL NOTE

EXHIBIT D      FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER TO
               REGULATION S GLOBAL NOTE

EXHIBIT E      FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE TO 144A
               GLOBAL NOTE

EXHIBIT F      FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE TO
               INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE

EXHIBIT G-1    FORM OF CPO PLEDGE AGREEMENT

EXHIBIT G-2    FORM OF CPO PLEDGE AGREEMENT NOTICE

EXHIBIT H-1    FORM OF UNEFON PLEDGE AGREEMENT

EXHIBIT H-2    FORM OF UNEFON PLEDGE AGREEMENT NOTICE

EXHIBIT H-3    FORM OF ACCOUNT CONTROL AGREEMENT (DISTRIBUTIONS)

EXHIBIT H-4    FORM OF PLEDGE AND SECURITY AGREEMENT

EXHIBIT I-1    FORM OF PRENDA MERCANTIL

EXHIBIT I-2    FORM OF PRENDA MERCANTIL NOTICE

                                      (v)

          INDENTURE, dated as of May 13, 2003, between AZTECA HOLDINGS, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States, its successors and assigns (the "Company"), as issuer, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

          The Company has duly authorized the creation and issue of its 10 3/4% Senior Secured Amortizing Notes due 2008 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth and, if and when issued in exchange for the Initial Notes pursuant to this Indenture and, as provided for in the Registration Rights Agreement (as defined below), the Company's 10 3/4% Senior Secured Amortizing Notes due 2008 issued on the relevant exchange date (the "Exchange Notes" and, together with the Initial Notes, the "Notes").

          All things necessary to make the Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and this Indenture a valid instrument of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I.

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 1.01 Definitions.  For all purposes of this Indenture,  except
                       -----------
as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

               (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Mexican GAAP.

          "Account Control Agreement (Distributions)" means an account control agreement in substantially the form set forth in Exhibit H-3 hereof, as the same may be amended, supplemented or modified in accordance with the terms hereof and thereof.

          "Act," when used with respect to any Holder has the meaning set forth in Section 1.04(a) hereof.

          "Additional Amounts" has the meaning set forth in Section 2.13 hereof.

          "Additional Interest" has the meaning set forth in Section 4(a) of the Registration Rights Agreement.

          "Additional Subsidiary" means any Subsidiary of the Company other than TV Azteca and its Subsidiaries, provided such Subsidiary does not own any Capital Stock of, or any Lien on any property of, TV Azteca or any of its Subsidiaries.

          "Additional 2005 Notes" means 2005 Notes issued after the date of this Indenture from time to time under the terms and conditions of the 2005 Indenture.

          "Adjusted EBITDA" for any period means the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (iii) income and asset taxes, to the extent such amounts were deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or to gains or losses on sales of assets), plus (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (vi) foreign exchange losses that are reported below the "operating loss (profit)" line on TV Azteca's statement of results of operations and plus (vii) all non-cash items that are reported below the "operating loss (profit)" line on TV Azteca's statement of results of operations (including monetary losses and equity in losses of Persons that are not Restricted Subsidiaries) reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican GAAP to be, made), less (viii) deferred income taxes and accrued employee profit sharing amounts (other than deferred income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses on sales of assets), less (ix) foreign exchange gains that are reported below the "operating loss (profit)" line on TV Azteca's statement of results of operations and less (x) all non-cash items that are reported below the "operating loss (profit)" line on TV Azteca's statement of results of operations (including monetary gains that are reported and equity in earnings of Persons that are not Restricted Subsidiaries), to the extent increasing Consolidated Net Income (other than items that will result in the receipt of cash payments), all as determined on a consolidated basis for TV Azteca and its Restricted Subsidiaries in conformity with Mexican GAAP, provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Adjusted EBITDA shall be reduced (to the extent not otherwise reduced in accordance with Mexican GAAP or otherwise reduced in calculating Consolidated Net Income) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (x) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by TV Azteca or any of its Restricted Subsidiaries divided by (y) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Administrative Trust Agreement" means the Irrevocable Administration Trust Agreement relating to Trust No. 195 entered into by the Company, Cotsa, Mr. Salinas Pliego, Mrs. Salinas Gomez and the Administrative Trustee on December 13, 2000, under the laws of the United Mexican States, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

          "Administrative Trustee" means Banco Invex S.A., Institucion de Banca Multiple, Invex Grupo Financiero, Division Fiduciaria, or any successor thereto.

          "ADSs" means American Depositary Shares of TV Azteca, each of which, as of the date of this Indenture, represents sixteen CPOs of TV Azteca.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, including where a Person (i) holds a sufficient equity interest in a corporation or a limited liability company to permit the Person to either elect a majority of the Board of Directors or to control the management of the entity, (ii) is directly or indirectly the general partner of a limited partnership or (iii) is the managing partner of a partnership, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing, provided that any Person (x) owning or controlling 10% or more of the Series "A" shares of TV Azteca (or any other class or classes of Capital Stock of the Company or TV Azteca which ordinarily have voting power for the election of at least a majority of the directors of the Company or TV Azteca, as the case may be) or
(y) of which the Permitted Holders (so long as such Permitted Holders remain shareholders of the Company or TV Azteca, as the case may be) own more than 10% of the outstanding Capital Stock, will be deemed to be an Affiliate of the Company or TV Azteca, as the case may be.

          "Amortization Payment Date" means any date on which a scheduled principal amortization payment (and premium and Additional Amounts (if any)) is required to be made hereunder.

          "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding
(x) a disposition by a Restricted Subsidiary to TV Azteca or another Restricted Subsidiary or by TV Azteca to a Restricted Subsidiary; provided, however, that any disposition to a Restricted Subsidiary that is not a Wholly Owned Subsidiary of TV Azteca shall be an "Asset Disposition" unless no Affiliate of TV Azteca (other than a Wholly Owned Subsidiary) holds Capital Stock in such Restricted Subsidiary, and (y) the granting of a Lien) of: (i) shares of Capital Stock (other than directors' qualifying shares or other share dispositions required to comply with applicable law) or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of TV Azteca or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of TV Azteca or any of its Restricted Subsidiaries (including Receivables) outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to US$2,000,000 or more; provided, however, that (a) for purposes of Section 4.14 hereof, the term "Asset Disposition" shall exclude the Rights Grant, the Rights Exercise, the Unefon Sale Event or the sale of any Capital Stock of Cosmo and any disposition the making of which is a Permitted Investment or is permitted by Section 4.09, and (b) the term "Asset Disposition" shall exclude transactions permitted under Section 5.01 hereof.

          "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Azteca Holdings Series A Shares" means 2,301,957,280 ordinary, no par value, Series "A" shares of TV Azteca, being all such shares outstanding as of the Issue Date that are directly owned by the Company (subject to the Administrative Trust Agreement) as of the date of this Indenture.

          "Azteca Holdings Trust Property" means the Azteca Holdings Series A Shares and 594,864,872 CPOs of TV Azteca deposited by the Company into the trust created by the Administrative Trust Agreement and all dividends, distributions, cash, warrants, options, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for such securities.

          "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors, and the Mexican Ley de Concursos Mercantiles, or any similar federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such person or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Board Resolution" means a copy of a resolution certified by the Secretary, an Assistant Secretary or attorney-in-fact of the Company or any of the preceding Persons, to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day," for purposes of payments under the Notes, means, at any place of payment, a day on which banking institutions are not authorized or obligated by law or executive order to close and, for any other purpose, a day which is not (i) a Saturday or Sunday or (ii) a day on which banking institutions are so authorized or obligated to close in The City of New York or Mexico City.

          "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Mexican GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with Mexican GAAP.

          "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity participation, including partes sociales and partnership interests, whether general or limited, of such Person.

          "Cash Equivalent" means, at any time:

               (i) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less and other obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

               (ii) demand deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less of any financial institution having combined capital and surplus and undivided profits of not less than US$500,000,000 (or the foreign currency equivalent thereof) and has outstanding indebtedness rated at least "A" by Standard & Poor's and at least "A2" by Moody's;

               (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) and rated at least "A-1" by Standard & Poor's and at least "P-1" by Moody's;

               (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations, directly or indirectly, issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

               (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A2" by Moody's;

               (vi) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above;

               (vii) Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos), in each case, issued by the Mexican government;

               (viii) any other instruments issued or guaranteed by the Mexican government and denominated and payable in pesos; and

               (ix) demand deposits, certificates of deposit, bank promissory notes and bankers' acceptances (A) denominated in pesos and issued by any of the five top-rated banks organized under the laws of Mexico or any state thereof, or (B) used for ordinary course of business operations by TV Azteca or any of its Restricted Subsidiaries in any jurisdiction other than Mexico where TV Azteca or such Restricted Subsidiary conducts business and issued by any of the three largest banks doing business in such jurisdiction. "Cede" means Cede & Co., its nominees, and their respective successors.

          "Change of Control" has the meaning set forth in Section 4.13 hereof.

          "Clearing Agency" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "Closing Price" on any Trading Day with respect to the per share price of any Capital Stock (including for this purpose any security comprised of Capital Stock) means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, on the principal U.S. securities exchange on which such Capital Stock is listed or admitted to trading (determined by relative trading volume on such Trading Day) or, if not listed or admitted to trading on any securities exchange, on the NMS or, if such Capital Stock is not listed or admitted to trading on any U.S. securities exchange or quoted on the NMS, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

          "Collateral Documents" means, collectively, the CPO Pledge Agreement, the Unefon Pledge Agreement, the Prenda Mercantil, the Account Control Agreement (Distributions), any Foreign Securities Pledge Arrangement, the Pledge and Security Agreement and other arrangements from time to time providing for the pledge of 2008 Notes Collateral to secure the Notes.

          "Combined Coverage Ratio" has the meaning set forth in Section 11.04(a) hereof.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means the party set forth as such in the preamble.

          "Company  Refinancing  Indebtedness"  has the  meaning  set  forth  in
Section 4.07(a)(i) hereof.

          "Consolidated Interest Expense" means for any period the aggregate amount of interest in respect of Indebtedness of TV Azteca and its Restricted Subsidiaries for such period (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate, Currency or Commodity Price Agreements; and interest paid (by any Person) with respect to Indebtedness that is Guaranteed by or secured by any assets of TV Azteca or any of its Restricted Subsidiaries) plus, to the extent not included in such interest expense, (i) Preferred Dividends in respect of all Preferred Stock of TV Azteca held by Persons other than TV Azteca or a Wholly Owned Subsidiary of TV Azteca whether or not declared or paid, (ii) the loss on Receivables Sales and (iii) all but the principal component of rentals in respect of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by TV Azteca and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause
(iii) of the definition thereof).

          "Consolidated Net Income" for any period means the aggregate net income (or loss) of TV Azteca and its Restricted Subsidiaries for such period determined in conformity with Mexican GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):
(i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except, in the case of net income, to the extent of the amount of cash dividends or distributions actually paid to TV Azteca or any of its Restricted Subsidiaries by such other Person during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below), (ii) the net income (or loss) of any Person
(x) accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with TV Azteca or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by TV Azteca or any of its Restricted Subsidiaries or (y) acquired by TV Azteca or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (except that TV Azteca's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income), (iv) all extraordinary gains and extraordinary losses, (v) any gains or losses attributable to any sale of assets that are reported below the "operating loss (profit)" line on TV Azteca's statement of results of operations, and (vi) the tax effect of any of the items described in clauses (i) through (v) above.

          "Consolidated   Net  Worth"  means,  at  any  date  of  determination,
stockholders' equity as set forth on the quarterly or annual consolidated balance sheet of the Company and its consolidated Subsidiaries most recently filed with the Trustee pursuant to Section 4.16 (or, in the case of TV Azteca, the consolidated balance sheet on the basis of which such consolidated balance sheet of the Company was prepared) less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, and less any amounts, determined in conformity with Mexican GAAP, attributable to the cost of treasury stock (to the extent not already deducted in determining stockholders' equity) and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or TV Azteca, as the case may be, or any of their respective Subsidiaries.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21W, New York, New York 10286, United States of America, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21W, New York, New York 10286, United States of America.

          "Cosmo" means Cosmofrecuencias, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States.

          "Cosmo Rights" means the rights granted by TV Azteca to purchase all of the shares of Cosmo owned by TV Azteca.

          "Cotsa"  means  Alternativas   Cotsa,  S.A.  de  C.V.,  a  corporation
(sociedad anonima de capital variable) established under the laws of the United Mexican States.

          "Covenant  Defeasance"  has the  meaning  set  forth in  Section  8.03 hereof.

          "CPO" means Ordinary Participation Certificates (Certificados de Participacion Ordinares), each representing one ordinary, no par value, Series "A" share, one preferred, no par value, Series "D-A" share and one preferred, no par value, Series "D-L" share of TV Azteca.

          "CPO Pledge" means the pledge under the CPO Pledge Agreement, creating a security interest in the 2008 TV Azteca Pledged Shares.

          "CPO Pledge Agreement" means the Caucion Bursatil providing for the pledge of the 2008 TV Azteca Pledged Shares, in substantially the form set forth in Exhibit G-1 attached hereto (the execution copy of which will be in Spanish), to be dated the date hereof, together with all exhibits and annexes thereto, as the same may be amended, supplemented and/or modified in accordance with the terms hereof and thereof.

          "CPO Pledge Agreement Notice" means the notice of sale to be delivered pursuant to Section 6.02 hereof by the Trustee to the executor under the CPO Pledge Agreement in the event that an Event of Default occurs and is continuing in substantially the form set forth in Exhibit G-2 attached hereto.

          "Custodian"  means  any  receiver,   trustee,  assignee,   liquidator,
custodian, sindico, conciliador or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Amount" has the meaning set forth in Section 2.12 hereof.

          "definitive registered Note" has the meaning set forth in Section 2.07(a) hereof.

          "Depositary" means DTC.

          "Disclosure Event" means the filing with the Commission by TV Azteca of such quarterly or annual report pursuant to Section 13 or 15(d) of the Exchange Act (including, for this purpose, on Form 6-K, Form 20-F or any successor form), in each case, relating to the business, operations and financial condition of TV Azteca and its Subsidiaries.

          "Distribution Compliance Period" has the meaning set forth in Section 2.01(a) hereof.

          "DTC" means The Depository Trust Company, its nominees and their respective successors.

          "Elektra" means Grupo Elektra, S.A. de C.V, a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States.

          "Elektra Reserved Shares" means 226,492,629 CPOs of TV Azteca that may be obtained by Elektra from the Company pursuant to the Elektra Share Exchange Agreement.

          "Elektra Share Exchange Agreement" means the Exchange Agreement, dated March 25, 1996, entered into by and between Elektra and the Company relating to, among other things, the exchange of the Series N shares of Comunicaciones Avanzadas, S.A. de C.V. for the Elektra Reserved Shares.

          "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

          "Event of Default" has the meaning set forth in Section 6.01 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and includes the rules and regulations of the Commission promulgated thereunder.

          "Exchange Date" means that date on which the 2003 Notes that have been tendered pursuant to the Exchange Offer and Consent Solicitation are accepted for exchange pursuant to the terms thereof.

          "Exchange Global Note" has the meaning set forth in Section 2.01(d) hereof.

          "Exchange Offer and Consent Solicitation" means the exchange offer and consent solicitation contemplated by the Offering Memorandum and Consent Solicitation Statement of the Company, dated March 3, 2003, as the same may be modified, supplemented and/or amended from time to time.

          "Exchange   Notes"  has  the  meaning   provided   for  in  the  first
introductory paragraph of this Indenture.

          "fair market value" means, with respect to any asset or property, the price that could be negotiated in an arm's length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

          "Final Maturity Date" means June 15, 2008.

          "Foreign Securities Pledge Arrangement" in the case of Permitted Securities issued by a Person organized under the laws of a country other than the U.S. or Mexico, means a securities pledge arrangement enforceable under the laws of such jurisdiction and effective to create a first priority security interest in such securities in order to secure (on a first priority basis) the obligations under the Notes, as the same may be amended, supplemented and/or modified in accordance with the terms hereof and thereof.

          "Fully-Diluted Basis" means, with respect to the Capital Stock of any Person at any date of determination, (i) all such Capital Stock issued and outstanding as of such date, plus (ii) all such Capital Stock issuable prior to the Final Maturity Date of the Notes pursuant to warrants, options or other rights outstanding as of such date if and to the extent such additional Capital Stock would be considered "outstanding" as of such date in accordance with Mexican GAAP.

          "General  Collateral  Release"  shall  have the  meaning  set forth in
Section 11.04(c) hereof.

          "Global Note" shall have the same meaning as a Registered Global Note.

          "Government Agency" means a public legal entity or public agency, created by any competent authority, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any such public legal entity or public agency including any central bank.

          "Grupo Cotsa" means Grupo Cotsa, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States and its consolidated subsidiaries.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, "aval", or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" or "Noteholder" means (i) in the case of any definitive registered Note, the Person in whose name such definitive registered Note is registered in the Security Register and (ii) in the case of any Global Note, the Depositary.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation (including by acquisition of Subsidiaries) or the recording, as required pursuant to Mexican GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that if TV Azteca or any Restricted Subsidiary shall enter into any agreement with respect to peso-denominated Indebtedness whereby the nominal principal amount of such Indebtedness is periodically increased as a result of and in proportion to the devaluation of the peso against the U.S. dollar or the rate of inflation of Mexico during such period and, at the time of such increase in principal amount, there is no clause under
Section 4.08(b) under which such increase in principal amount could be Incurred, then such increase in principal amount shall be deemed not to be an "Incurrence" for purposes of Section 4.08(a).

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, excluding Trade
Payables, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables that are not overdue or are being contested in good faith, (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, including any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any such Receivables Sale, (vii) all Redeemable Stock issued by such Person, (viii) all Attributable Indebtedness with respect to Sale and Leaseback Transactions, (ix) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons, and (x) every obligation of the type referred to in clauses (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, shall be the maximum principal amount thereof, (b) any Indebtedness issued at a price that is less than the principal amount thereof, shall be the amount of the liability in respect thereof determined in accordance with Mexican GAAP, but such Indebtedness shall be deemed to have been Incurred only on the date of issuance thereof, (c) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than such Person or a Wholly Owned Subsidiary of such Person) of such Receivables, excluding amounts representative of yield or interest earned on such investment, and (d) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof; provided that Indebtedness shall not include any liability for endorsement of negotiable instruments or documents for deposit or collection or similar transactions in the ordinary course of business or any indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

          "Indebtedness to Adjusted EBITDA Ratio" means as of any date of determination the ratio of (i) the aggregate amount of Indebtedness of TV Azteca and its Restricted Subsidiaries on a consolidated basis as of the end of the latest fiscal quarter for which quarterly or annual financial statements of TV Azteca are available to (ii) Adjusted EBITDA for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of TV Azteca are available; provided, however, that (a) if TV Azteca, or any Restricted Subsidiary has Incurred any Indebtedness since the end of such period that remains outstanding or if the transaction giving rise to the need to calculate the Indebtedness to Adjusted EBITDA Ratio is an Incurrence of Indebtedness, or both, Indebtedness as of the end of such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred as of the end of such period and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred as of the end of such period, (b) if since the end of such period any Indebtedness of TV Azteca or any Restricted Subsidiary has been permanently repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been repaid and has not been replaced), Indebtedness as of the end of such period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the end of such period, (c) if since the beginning of such period TV Azteca or any Restricted Subsidiary shall have made any Asset Disposition, Adjusted EBITDA for such period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Adjusted EBITDA (if negative) attributable thereto for such period,
(d) if since the beginning of such period TV Azteca or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which Investment or acquisition is out of the ordinary course of business and is material to TV Azteca and its Restricted Subsidiaries, taken as a whole, Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into TV Azteca or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by TV Azteca or a Restricted Subsidiary during such period, Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. In making the foregoing calculation, the aggregate amount of Indebtedness outstanding for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of TV Azteca are available will be deemed to include the average daily balance of Indebtedness outstanding under any revolving credit facilities of TV Azteca or its Restricted Subsidiaries during such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and any Indebtedness Incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of TV Azteca.

          "Indenture"  means  this  Indenture,   as  amended,   restated  and/or
supplemented from time to time.

          "Initial Notes" has the meaning provided for in the first introductory paragraph of this Indenture.

          "Institutional Accredited Investor" means any institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Institutional Accredited Investor Global Note" has the meaning set forth in Section 2.01(c) hereof.

          "Interest Payment Date" means July 15, 2003 (on which day an interest payment shall be made on the Notes and pursuant to Section 4.02 hereof) and each December 15 and June 15 thereafter, until the Maturity of the Notes.

          "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

          "Investment" by any Person means any direct or indirect loan, advance or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person and endorsements of negotiable instruments in the ordinary course of business. For purposes of the provisions set forth in Section
4.09 and Section 4.17 hereof and the definition of "Permitted Investments,"

               (i) with respect to a Restricted Subsidiary that is designated as an Unrestricted Subsidiary, "Investment" will include the portion (proportionate to TV Azteca's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and with respect to a Person that is designated as an Unrestricted Subsidiary simultaneously with its becoming a Subsidiary of TV Azteca,
          "Investment" will mean the Investment made by TV Azteca and its Restricted Subsidiaries to acquire such Subsidiary; provided, however, that in either case upon a redesignation of such Subsidiary as a Restricted Subsidiary, or upon the acquisition of the Capital Stock of a Person such that such Person becomes a Restricted Subsidiary, TV Azteca shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or such other Person in an amount (if positive) equal to (a) TV Azteca's "Investment" in such Subsidiary at the time of such redesignation or in such Person immediately prior to such acquisition less (b) the portion (proportionate to TV Azteca's interest in such Subsidiary after such redesignation or acquisition) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or of such Person immediately following such acquisition; and

               (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of TV Azteca.

          Notwithstanding the foregoing, the term "Investment" shall not include
(i) Plan Deposits and (ii) advances to customers (other than Subsidiaries of TV Azteca) by TV Azteca or any Restricted Subsidiary in the ordinary course of business and otherwise consistent with trade credit terms in common use in the industry that are, in conformity with Mexican GAAP, recorded as accounts receivable or payments due to TV Azteca or any Restricted Subsidiary with respect to receivables with respect to programming and films.

          "Issue Date" means the original issuance date of the Initial Notes, which shall be May 13, 2003.

          "Legal Defeasance" has the meaning set forth in Section 8.02 hereof.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, fideicomiso de garantia, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement of any kind upon or with respect to such property or assets (including, without limitation, any Sale and

Leaseback Transaction, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Market Value" means as of any date (i) in respect of each 2008 TV Azteca Pledged Share, 2005 TV Azteca Pledged Share or 2003 TV Azteca Pledged Share, an amount equal to the average of the Closing Prices per CPO (adjusted, as necessary, to reflect the number of CPOs then comprising the ADSs for which Closing Prices are being reported) during the Reference Period ending immediately preceding such date, (ii) in respect of each Azteca Holdings Series A Share, an amount equal to the Market Value of a CPO divided by three, (iii) as to 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral consisting of cash, the amount of such cash, (iv) as to any U.S. Government Obligation, the aggregate amount of the remaining scheduled interest and principal payments on such U.S. Government Obligation, (v) as to any Marketable Securities, the most recent closing sale price of such Marketable Securities,
(vi) as to any other 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral (other than Cash Equivalents) having a purported value equal to or less than US$15,000,000, the fair market value thereof as of such date as determined by the Board of Directors of the Company (the determination of which will be conclusive and will be evidenced by a resolution of such Board of Directors), and (vii) as to any other 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral (other than Cash Equivalents) having a purported value more than US$15,000,000, the fair market value thereof as of such date as determined by an independent appraiser; provided, however, in the case of clause (i), if on any Trading Day during a Reference Period the CPOs (or ADSs comprised thereof) trade ex-dividend, then the per share amount of the dividend will be subtracted from the Closing Price per share on each Trading Day during such Reference Period on which such shares do not trade ex-dividend; provided, further, that the value of any dividend payable other than in cash shall be determined by a majority of the disinterested members of the Board of Directors of the Company unless such value exceeds US$15,000,000, in which case it shall be determined by an internationally recognized investment banking firm or other internationally recognized expert with experience in evaluating or appraising assets of the kind being distributed; and provided, further, (a) the Market Value determinations in connection with Section 11.04(b) hereof need only be made by the Board of Directors of the Company and (b) any independent appraiser determination of the Market Value of any 2008 Net Unefon Sale Proceeds, 2005 Net Unefon Sale Proceeds or 2003 Net Unefon Sale Proceeds consisting of Qualified Debt Securities that are not actively traded required in connection with a release of 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral shall be in the form of a fairness opinion of an internationally recognized investment banking firm.

          "Marketable Securities" means securities of a third party buyer of Unefon shares (or any of such buyer's Affiliates) that are actively traded on an established U.S. or foreign securities exchange, reported on the NMS or comparable foreign-established over-the-counter trading system, or actively traded on PORTAL (in the case of securities eligible for trading pursuant to Rule 144A or any successor rule thereto); provided that any such securities shall be deemed Marketable Securities only if they are freely tradable or are the subject of immediately exercisable demand registration rights under applicable securities laws. Freely tradable for this purpose shall mean securities that either are (A) transferable by the Trustee under this Indenture, the 2005 Indenture or the 2003 Indenture (in the event of foreclosure upon the 2008 Notes Collateral, the 2005 Notes Collateral or the 2003 Notes Collateral) pursuant to Section 4(1) under the Securities Act or a then effective registration statement under the Securities Act (or similar applicable statutory provisions in the case of foreign securities), (B) transferable by the Trustee under this Indenture, the 2005 Indenture or the 2003 Indenture (in the event of foreclosure upon the 2008 Notes Collateral, the 2005 Notes Collateral or 2003 Notes Collateral) pursuant to Rule 144(k) under the Securities Act or any successor rule thereto (or similar applicable rule in the case of foreign securities) or (C) transferable by the Trustee under this Indenture, the 2005 Indenture or the 2003 Indenture (in the event of foreclosure upon the 2008 Notes Collateral, the 2005 Notes Collateral or 2003 Notes Collateral) pursuant to Rule 144A which (x) shall include a covenant by the issuer of such securities to comply with the reporting and informational requirements under Rule 144A and (y) shall be eligible for trading on PORTAL.

          "Maturity" means, when used with respect to a Note, the date on which the principal and premium (if any) of such Note becomes due and payable as provided therein or in this Indenture, whether on the Final Maturity Date or any other date on which the principal of such Note and premium (if any) is due and payable or by declaration of acceleration, call for redemption or otherwise.

          "Mexican GAAP" means, as of any date of determination, generally accepted accounting principles in Mexico and the accounting principles and policies of the Company and its Subsidiaries or TV Azteca and its Restricted Subsidiaries, as the case may be, in each case as in effect as of the date of determination. All ratios and computations shall be computed in conformity with Mexican GAAP applied on a consistent basis and using constant peso calculations.

          "Mexican Taxes" has the meaning set forth in Section 2.13 hereof.

          "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person.

          "Mr. Salinas Pliego" means Mr. Ricardo Benjamin Salinas Pliego, or any of his successors or assigns.

          "Mrs. Salinas Gomez" means Mrs. Elisa Salinas Gomez, or any of her successors or assigns.

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, as and when received, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, in each case as determined by an authorized officer of such Person, with such determination evidenced by a certificate of such officer filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction. "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

          "NMS" means the National Association of Securities Dealers Automated Quotations National Market System.

          "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness (i) the terms of which shall expressly provide that neither the Company, TV Azteca nor any Restricted Subsidiary (A) provides credit support (including any collateral or pledge (other than any Lien on Unrestricted Shares permitted by this Indenture) or any undertaking, agreement or instrument which would not, but for any such Lien, constitute Indebtedness) or (B) is directly or indirectly liable in any manner and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of any of the foregoing) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, TV Azteca or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its originally scheduled maturity.

          "Non-U.S.  Person" has the meaning given to such term under Regulation
S.

          "Notes" has the meaning provided for in the first introductory paragraph of this Indenture.

          "Notice of Noncompliance"  shall have the meaning set forth in Section
11.02 hereof.

          "Notice of Sale" shall mean each of, or all of, as the context shall require, the CPO Pledge Agreement Notice, the Prenda Mercantil Notice or the Unefon Pledge Agreement Notice.

          "NYSE" means the New York Stock Exchange.

          "Obligor" means, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder of the Notes, at his address appearing in the Security Register on the date of the Offer offering to purchase up to the maximum amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within three Business Days after the Expiration Date. The Company shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders of the Notes to make an informed decision with respect to the Offer to Purchase (which at a minimum will include
(i) the most recent annual and quarterly financial statements and any discussion entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in any of the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders of the Notes to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

               (a) the section of this Indenture pursuant to which the Offer to Purchase is being made;

               (b) the Expiration Date and the Purchase Date;

               (c) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section hereof requiring the Offer to Purchase) (the "Purchase Amount");

               (d) the purchase price to be paid by the Company for each US$1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

               (e) that a Holder of Notes may tender all or any portion of the Notes registered in the name of such Holder thereof and that any portion of a Note tendered must be tendered in an integral multiple of US$1,000;

               (f) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

               (g) that interest and Additional Amounts, if any, on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

               (h) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest and Additional Amounts, if any, thereon shall cease to accrue on and after the Purchase Date;

               (i) that each Holder of Notes electing to tender a Note pursuant to the Offer to Purchase will be required to surrender the applicable Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing);

               (j) that Holders of Notes will be entitled to withdraw all or any portion of Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder tendered, the certificate number of Notes the Holder tendered and a statement that such Holder of Notes is withdrawing all or a portion of his tender;

               (k) that (1) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (2) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of US$1,000 or integral multiples thereof shall be purchased); and

               (l) that in the case of any Holder of Notes whose Notes are purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder thereof without service charge, a new Note of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

          "Officer" means the Chief Executive Officer, President, Executive President, Chief Financial Officer, Chief Operating Officer, General Counsel, any Executive Vice President, any Vice President or a duly appointed attorney-in-fact of the Company or of any of the preceding Persons.

          "Officers' Certificate" means a certificate signed by two Officers; provided that any Officers' Certificate delivered pursuant to Section 4.18(a) hereof shall be signed by the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of the Company.

          "144A Global Note" has the meaning set forth in Section 2.01(b) hereof.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Order" means a written order signed in the name of the Company by its Officers.

          "pari passu," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to such other Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

          "Participant" has the meaning set forth in Section 2.05(a) hereof.

          "Paying Agent" means any Person authorized by the Company to make payments of principal, premium (if any), interest or other amounts (if any) with respect to the Notes on behalf of the Company.

          "Payment Date" means an Interest Payment Date, Amortization Payment Date or the Final Maturity Date, as the context requires.

          "Permitted Azteca Holdings/Unefon Purchase Right" means the right of Mr. Salinas Pliego and Mrs. Salinas Gomez and/or Elektra to purchase the Capital Stock of Unefon underlying the Company's 2008 Unefon Rights, 2005 Unefon Rights and 2003 Unefon Rights, provided such right is subject to the terms and conditions of the Unefon Agreement and the provisions of this Indenture, the 2005 Indenture and the 2003 Indenture requiring the pledge of such shares.

          "Permitted Business" means (i) the broadcasting of television, (ii) the development and production of original television programming, (iii) the production and distribution of music or other entertainment or information products, (iv) the operation and ownership of companies in the communications business and (v) the operation and ownership of professional sports teams, and any business related, ancillary or complementary thereto, including, for the avoidance of doubt, any media or media-related business, as determined by TV Azteca's or the Company's Board of Directors.

          "Permitted Forward Sale Agreement" means (i) an agreement by the Company, TV Azteca, Grupo Cotsa and/or any holder of a Permitted Azteca Holdings/Unefon Purchase Right pursuant to which the Company, TV Azteca, Grupo Cotsa and/or such holder of a Permitted Azteca Holdings/Unefon Purchase Right agrees to sell any part or all of the 2008 TV Azteca Pledged Shares, the 2005 TV Azteca Pledged Shares, as applicable, the 2003 TV Azteca Pledged Shares, Permitted Securities, the 2008 Unefon Pledged Shares, the 2005 Unefon Pledged Shares or the 2003 Unefon Pledged Shares, as the case may be, provided that such agreement expressly provides that it is subject to the 2008 Collateral Pledge, the 2005 Collateral Pledge or the 2003 Collateral Pledge, as applicable, and the terms of this Indenture, the 2005 Indenture and the 2003 Indenture, as applicable, and no shares other than Unrestricted Shares (including 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral that may be released pursuant to this Indenture, the 2005 Indenture or the 2003 Indenture) may be delivered for sale thereunder, and such agreement has been duly authorized by the Company and its stockholders or (ii) an agreement by the Company pursuant to which the Company agrees to sell any part or all of its Azteca Holdings' Series A Shares, provided that such agreement expressly provides that no such Capital Stock may be delivered for sale thereunder, and no such sale may otherwise be consummated, until (x) after the Notes have been paid in full in cash or (y) solely with respect to the 2008 Unefon Pledged Shares, the 2005 Unefon Pledged Shares or the 2003 Unefon Pledged Shares (or shares which will become subject to the 2008 Collateral Pledge, 2005 Collateral Pledge or 2003 Collateral Pledge upon the exercise of the 2008 Unefon Rights, 2005 Unefon Rights or 2003 Unefon Rights, respectively) and/or Permitted Securities, after such 2008 Unefon Pledged Shares, 2005 Unefon Pledged Shares, 2003 Unefon Pledged Shares or Permitted Securities are released from the 2008 Notes Collateral, the 2005 Notes Collateral or the 2003 Notes Collateral, and such agreement has been duly authorized by the Company and its stockholders.

          "Permitted Holders" has the meaning set forth in Section 4.13 hereof.

          "Permitted Indebtedness" has the meaning set forth in Section 4.08(b) hereof.

          "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to obligations of such Person and which shall have a notional amount no greater than the payments due with respect to the obligations being hedged thereby, or, in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

          "Permitted  Investments"  means (i)  Investments in Cash  Equivalents,
(ii) Investments in existence on the Issue Date, (iii) Investments in any Restricted Subsidiary by TV Azteca or any Restricted Subsidiary including any Investment made to acquire such Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is in a Permitted Business, (iv) Investments in TV Azteca by the Company, Cotsa or a Restricted Subsidiary, (v) in the case of TV Azteca or any Restricted Subsidiary, loans or advances in the ordinary course of business to employees who are not Affiliates of TV Azteca,

(vi) in the case of TV Azteca or any Restricted Subsidiary, loans or advances to vendors or contractors of TV Azteca (other than Affiliates of the Company) in the ordinary course of business, (vii) prepaid expenses, negotiable instruments held for collection and lease, performance deposits and other similar deposits, in each case entered into in the ordinary course of business of the Company, TV Azteca or its Restricted Subsidiaries, (viii) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company, TV Azteca or a Subsidiary thereof as a result of foreclosure, perfection, judgment, enforcement of any Lien, work-out or similar arrangement, or in a bankruptcy, concurso mercantil or insolvency proceeding, (ix) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted to be received by TV Azteca or its Restricted Subsidiaries in connection with an Asset Disposition, (x) any issuance of Common Stock of the Company, TV Azteca or any Restricted Subsidiary in exchange for Capital Stock, property or assets of another Person, (xi) Permitted Interest Rate, Currency or Commodity Price Agreements, (xii) Permitted Securities and
(xiii) Guarantees permitted to be Incurred by the terms hereof.

          "Permitted Securities" means (i) Marketable Securities and/or (ii) Qualified Debt Securities, in either case, that are acquired in connection with a sale of 2008 Unefon Pledged Shares, 2005 Unefon Pledged Shares or 2003 Unefon Pledged Shares in connection with a Unefon Sale Event, by using the 2008 Net Unefon Sale Proceeds, the 2005 Net Unefon Sale Proceeds or the 2003 Net Unefon Sale Proceeds consisting of cash to purchase any such Securities in accordance with the terms of this Indenture, the 2005 Indenture and the 2003 Indenture, respectively.

          "Permitted Subordinate Rights" means any subordinate rights, including set-off rights, in the 2008 Net Unefon Sale Proceeds, the 2005 Net Unefon Sale Proceeds or the 2003 Net Unefon Sale Proceeds or any Substitute Unefon Consideration constituting 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral granted in connection with a Unefon Sale Event in favor of a third-party buyer of Unefon shares (or any of such buyer's Affiliates), which by its terms expressly provides that prior to the time that the Notes, the 2005 Notes or the 2003 Notes have been paid in full in cash such right may only be enforced for amounts up to 10% of the Market Value of the 2008 Net Unefon Sale Proceeds, the 2005 Net Unefon Sale Proceeds or the 2003 Net Unefon Sale Proceeds then subject to the 2008 Collateral Pledge, 2005 Collateral Pledge or the 2003 Collateral Pledge, respectively.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. "Plan Deposits" means those amounts receivable by TV Azteca or its Restricted Subsidiaries under deposit agreements and other arrangements between TV Azteca or its Restricted Subsidiaries and third parties for provision of advertising to such third parties, whether evidenced by promissory notes or otherwise.

          "Pledge and Security Agreement" means a Pledge and Security Agreement, in substantially the form set forth in Exhibit H-4 attached hereto, as the same may be amended, supplemented and/or modified in accordance with the terms hereof and thereof.

          "Pledged Shares Coverage Ratio" has the meaning set forth in Section 11.04(a) hereof.

          "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with Mexican GAAP, by 1 minus the actual combined Federal, state, local and foreign income tax rate of such Person on a consolidated basis (expressed as a decimal).

          "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Prenda Mercantil" means a pledge and security agreement, in substantially the form set forth in Exhibit I-1 attached hereto (the execution copy of which will be in Spanish), as the same may be amended, supplemented and/or modified in accordance with the terms hereof and thereof.

          "Prenda Mercantil Notice" means the notice of sale to be delivered pursuant to Section 6.02 by the Trustee to the depositary under the Prenda Mercantil in the event that an Event of Default occurs and is continuing, in substantially the form set forth in Exhibit I-2 attached hereto.

          "Proceeding" means any suit in equity, action at law, arbitration, judicial or extrajudicial administrative proceeding.

          "Proposed Amendments" means amendments proposed by the Company to the 2003 Indenture pursuant to the Exchange Offer and Consent Solicitation.

          "QIB" means any "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Debt Securities" means any obligation of a third party buyer of Unefon shares (or any of such buyer's Affiliates) evidenced by bonds, debentures, notes or other similar instruments issued by such Person, provided that such Person is, or is a subsidiary of another Person that is, organized under the laws of the United States of America or any OECD country, and such obligations are payable upon maturity either in cash or Marketable Securities.

          "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.
"Receivables" shall include the indebtedness and payment obligations of any Person to TV Azteca or any of its Subsidiaries arising from a sale of merchandise or services by TV Azteca or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of TV Azteca's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all Guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

          "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than (i) in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement, or (ii) pursuant to a transaction that is treated as a "true sale" under Mexican GAAP and as a matter of Mexican law (and as to which such Person has received an opinion to such effect from counsel, which may be the counsel to such Person).

          "Record Date" means, with respect to any Payment Date the applicable date specified in Section 2.12 hereof.

          "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the Holder thereof, in whole or in part, at any time prior to the Final Maturity Date of the Notes; provided, however, that shares of variable capital stock that have only statutory rights of redemption under Mexican law shall not be considered Redeemable Stock until such rights are exercised.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture and such Note.

          "Redemption Price" when used with respect to any Note to be redeemed means the price fixed for such redemption by or pursuant to this Indenture and such Note.

          "Reference Period" means, with respect to a Disclosure Event, the 15 Trading Days immediately following the date on which such Disclosure Event occurred; provided, however, if TV Azteca declares a dividend during such period, the Reference Period shall be the 15 Trading Days immediately following the date such declaration was publicly announced.

          "Refinance" means, in respect of any Indebtedness, to refinance, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for, all or part of such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registered Global Note" has the meaning set forth in Section 2.01(c) hereof.

          "Registrar" has the meaning set forth in Section 2.03 hereof.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between the Company and UBS Warburg LLC, relating to the registration by the Company of the Initial Notes with the Commission.

          "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

          "Regulation S Global Note" has the meaning set forth in Section 2.01(a) hereof.

          "Regulation S-X" means Regulation S-X promulgated by the Commission (including any successor regulation thereto), as it may be amended from time to time.

          "Responsible Officer," means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning set forth in Section 4.09(a) hereof.

          "Restricted  Regulation  S Global  Note" has the  meaning set forth in
Section 2.01(a) hereof.

          "Restricted Shares" means any shares of Capital Stock of TV Azteca owned by the Company that are not Unrestricted Shares.

          "Restricted Subsidiary" means any Subsidiary of TV Azteca other than an Unrestricted Subsidiary.

          "Rights" means, collectively, the 2008 Unefon Rights, the 2005 Unefon Rights, the 2003 Unefon Rights and the Cosmo Rights.

          "Rights Exercise" means the exercise of the purchase rights pursuant to the 2008 Unefon Rights, the 2005 Unefon Rights and the 2003 Unefon Rights or the exercise of the purchase rights pursuant to the Cosmo Rights, as the case may be, in whole or in part, by the holders thereof and the payment therefor as therein provided.

          "Rights Grant" means the grant of the Rights by TV Azteca to the TV Azteca Shares.

          "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

          "Sale and Leaseback Transaction" means an arrangement by any Person with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person not more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "Securities Act" means the Securities Act of 1933, as amended, and includes the rules and regulations of the Commission promulgated thereunder.

          "Security Register" has the meaning set forth in Section 2.03 hereof.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of TV Azteca within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Special  Record  Date" means a date fixed by the Trustee  pursuant to
Section 2.12 for the payment of Defaulted Amount.

          "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security, and premium (if any) is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness is subordinate to the prior payment in full of the Notes and the rights of the holders of such Indebtedness to accelerate or otherwise commence legal action against the Company are subordinated or otherwise limited vis-a-vis the rights of the Holders.

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Substitute Collateral" has the meaning set forth in Section 11.04(d) hereof.

          "Substitute Unefon Consideration" has the meaning set forth in Section 11.04(b)(ii) hereof.

          "Temporary Notes" has the meaning set forth in Section 2.10 hereof.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with (i) the acquisition of goods or services and required to be paid within one year of the date of Incurrence thereof or
(ii) programming or films.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

          "Transfer Agent" shall initially mean the Trustee, and thereafter any successor thereto appointed in accordance with this Indenture.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 7aaa 7bb) as in effect on the date of this Indenture except as required by Section 9.04 hereof or if this Indenture is qualified under the Trust Indenture Act, then as of the date of such qualification; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

          "TVA Refinancing Indebtedness" has the meaning set forth in Section 4.08(b)(iv) hereof.

          "TV Azteca" means TV Azteca, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States.

          "TV Azteca Notes" means the notes issued and outstanding pursuant to that certain Indenture, dated as of February 5, 1997, as amended and/or supplemented from time to time, among TV Azteca, certain guarantors named therein and The Bank of New York, as trustee.

          "TV Azteca Option Grant" means the grants to be made by TV Azteca of stock options under the Select, Top and Superior stock option plans of TV Azteca to certain officers and directors of TV Azteca in connection with a Unefon Sale Event, which will be exercisable for up to 53,908,356 CPOs of TV Azteca.

          "TV Azteca Shares" means, collectively, (i) TV Azteca's 8,964,706,897 outstanding shares as of October 19, 2000 consisting of (a) ordinary, no par value, Series "A" shares, (b) ordinary, no par value, Series "D-A" shares and

(c) ordinary, no par value, Series "D-L" shares, (ii) the employee stock options which were vested and exercisable as of February 1, 2001, representing options to purchase 51,578,430 shares of TV Azteca, (iii) the 206,953,428 shares of TV Azteca reserved for issuance as of October 19, 2000, under the Select, Top and Superior stock option plans of TV Azteca, and (iv) TV Azteca's 119,858,484 repurchase fund shares held in treasury as of October 19, 2000.

          "TV Azteca Unefon Arrangements" means the Stock Subscription and Shareholder Agreement, each dated as of May 14, 1999, as amended, between, among others, TV Azteca and Moises Saba Masri and the related Voting Trust Agreement dated November 15, 2000.

          "TVA Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of TV Azteca to have been duly adopted by the Board of Directors of TV Azteca and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "2003 Collateral Agent" means the applicable agent designated under the 2003 Collateral Pledge to hold any of the 2003 Notes Collateral.

          "2003 Collateral Pledge" means the collateral pledge and collateral agreements, substantially in the forms annexed to the 2003 Indenture, by and among the Company and the parties thereto, as such may be amended, modified and/or supplemented in effect from time to time, creating a security interest in the 2003 Notes Collateral.

          "2003 Indenture" means the Indenture, dated as of January 31, 2002, between the Company, as issuer, and The Bank of New York, as trustee, relating to the 2003 Notes, as amended by the 2003 Notes Supplemental Indenture, as may be further amended, modified and/or supplemented from time to time.

          "2003 Net Unefon Sale Proceeds" from the sale of any 2003 Unefon Pledged Shares means all consideration received therefrom, net of (i) all cash payments paid to TV Azteca in respect of the exercise price for the underlying 2003 Unefon Pledged Shares and (ii) legal, accounting and other fees and expenses incurred in connection with the sale of Unefon not in excess of 1% of the Market Value of the aggregate 2003 Net Unefon Sale Proceeds (calculated without giving effect to the deduction pursuant to this clause (ii)).

          "2003 Notes" means the Company's outstanding 10 1/2% Senior Secured Notes due 2003 issued pursuant to the 2003 Indenture.

          "2003 Notes Collateral" means the Capital Stock of TV Azteca and Unefon, and the distributions and proceeds related thereto, pledged from time to time (and not released) by the Company under the 2003 Collateral Pledge for the benefit of the holders of the 2003 Notes.

          "2003 Notes Supplemental Indenture" means the First Supplemental Indenture, dated as of May 12, 2003, between the Company, as issuer, and the Bank of New York, as trustee, relating to the 2003 Indenture.

          "2003 TV Azteca Pledged Shares" means all of the Capital Stock of TV Azteca (other than the 2005 TV Azteca Pledged Shares, the 2008 TV Azteca Pledged Shares, the Azteca Holdings Series A Shares and the Elektra Reserved Shares) owned directly by the Company and constituting part of the 2003 Notes Collateral (together with any successor securities permitted under the 2003 Indenture).

          "2003 Unefon Pledged Shares" means all shares of Capital Stock of Unefon acquired pursuant to the exercise of the 2003 Unefon Rights, which term shall also include any depositary securities, including American depositary shares or ordinary participation certificates, which are issued against the deposit of any shares of Capital Stock of Unefon constituting 2003 Unefon Pledged Shares.

          "2003 Unefon Rights" means the Unefon Rights with respect to 147,215,706 ordinary, no par value, Series "A" shares of Unefon, consisting of
(i) 20,754,770 shares of Capital Stock of Unefon that may be acquired pursuant to the exercise of the Unefon Rights associated with the 2003 TV Azteca Pledged Shares and (ii) 126,460,936 shares of Capital Stock of Unefon that may be acquired pursuant to the exercise of the Unefon Rights associated with 1,009,860,529 Azteca Holdings Series A Shares (other than, in each case, any such 2003 Unefon Rights that have been released in connection with the Proposed Amendments or upon repayment in full of the 2003 Notes and constituting part of the 2008 Notes Collateral).

          "2005 Collateral Pledge" means the collateral pledge and collateral agreements, substantially in the forms annexed to the 2005 Indenture, by and between the Company and the parties thereto, as such may be amended, modified and/or supplemented in effect from time to time, creating a security interest in the 2005 Notes Collateral.

          "2005 Indenture" means the Indenture, dated as of May 18, 2001, between the Company, as issuer, and The Bank of New York, as trustee, relating to the 2005 Notes, as the same may be amended, modified and/or supplemented from time to time.

          "2005 Net Unefon Sale Proceeds" from the sale of any 2005 Unefon Pledged Shares means all consideration received therefrom, net of (i) all cash payments paid to TV Azteca in respect of the exercise price for the underlying 2005 Unefon Pledged Shares and (ii) legal, accounting and other fees and expenses incurred in connection with the sale of Unefon not in excess of 1% of the Market Value of the aggregate 2005 Net Unefon Sale Proceeds (calculated without giving effect to the deduction pursuant to this clause (ii)).

          "2005 Notes" means the Company's outstanding 12 1/2% Senior Secured Notes due 2005, as the same may be amended, modified and/or supplemented, or Refinanced, from time to time.

          "2005 Notes Collateral" means the shares of Capital Stock of TV Azteca or Unefon and distributions and proceeds related thereto, pledged from time to time (and not released) by the Company under the 2005 Collateral Pledge for the benefit of the holders of the 2005 Notes.

          "2005 TV Azteca Pledged Shares" means all of the Capital Stock of TV Azteca (other than the 2008 TV Azteca Pledged Shares, the 2003 TV Azteca Pledged

Shares, the Azteca Holdings Series A Shares and the Elektra Reserved Shares) owned directly by the Company and constituting part of the 2005 Notes Collateral (together with any successor securities permitted under the 2005 Indenture).

          "2005 Unefon Pledged Shares" means all shares of Capital Stock of Unefon acquired pursuant to the exercise of the 2005 Unefon Rights, which term shall also include any depositary securities, including American depositary shares or ordinary participation certificates, which are issued against the deposit of any shares of Capital Stock of Unefon constituting 2005 Unefon Pledged Shares.

          "2005 Unefon Rights" means the Unefon Rights with respect to the 448,514,700 shares of Capital Stock of Unefon, which Unefon Rights are part of the 2005 Notes Collateral.

          "2008 Collateral Agent" means any agent designated under the 2008 Collateral Pledge to hold any of the 2008 Notes Collateral.

          "2008 Collateral Pledge" means the collateral pledge and security agreements, substantially in the forms annexed to this Indenture, by and among the Company and the parties thereto, as such may be amended, modified and/or supplemented, creating a security interest in the 2008 Notes Collateral.

          "2008 Net Unefon Sale Proceeds" from the sale of any 2008 Unefon Pledged Shares means all consideration received therefrom, net of (i) all cash payments paid to TV Azteca in respect of the exercise price for the underlying 2008 Unefon Pledged Shares and (ii) legal, accounting and other fees and expenses incurred in connection with the sale of Unefon not in excess of 1% of the Market Value of the aggregate 2008 Net Unefon Sale Proceeds (calculated without giving effect to the deduction pursuant to this clause (ii)).

          "2008 Notes Collateral" has the meaning set forth in Section 11.01 hereof.

          "2008 TV Azteca Pledged Shares" has the meaning set forth in Section 11.01(i) hereof.

          "2008 Unefon Pledged Shares" means all shares of Capital Stock of Unefon acquired pursuant to the exercise of the 2008 Unefon Rights which term shall also include any depositary securities, including American depositary shares or ordinary participation certificates, which are issued against the deposit of any shares of Capital Stock of Unefon constituting 2008 Unefon Pledged Shares.

          "2008 Unefon Rights" means the Unefon Rights with respect to 147,215,706 ordinary, no par value, Series "A" shares of Unefon, consisting of
(i) 20,754,770 shares of Capital Stock of Unefon that may be acquired pursuant to the exercise of the Unefon Rights associated with the 2008 TV Azteca Pledged Shares and (ii) 126,460,936 shares of Capital Stock of Unefon that may be acquired pursuant to the exercise of the Unefon Rights associated with 1,009,860,529 Azteca Holdings Series A Shares, in each case, to the extent released from the 2003 Collateral Pledge pursuant to the Proposed Amendments or the terms of this Indenture and the 2003 Indenture and constituting a component of the 2008 Notes Collateral.

          "Unefon" means Unefon, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States.

          "Unefon Agreement" means the Unefon Agreement, dated as of March 27, 2001, among Mr. Salinas Pliego, Mrs. Salinas Gomez and the Company, as the same may be amended, supplemented and/or modified from time to time.

          "Unefon Pledge" means the pledge under the Unefon Pledge Agreement, creating a security interest in the 2008 Unefon Pledged Shares.

          "Unefon Pledge Agreement" means the Caucion Bursatil for the pledge of the 2008 Unefon Pledged Shares, in substantially the form set in Exhibit H-1 attached hereto (the execution copy of which will be in Spanish), as the same may be amended, supplemented and/or modified in accordance with the terms hereof and thereof.

          "Unefon Pledge Agreement Notice" means the Notice of Sale to be delivered pursuant to Section 6.02 hereof by the Trustee to the executor under the Unefon Pledge Agreement in the event that an Event of Default occurs and is continuing, in substantially the form set forth in Exhibit H-2 attached hereto.

          "Unefon Sale Event" means (a) any of the following events (provided the Board of Directors of TV Azteca approves such event): (i) a merger or consolidation of Unefon with or into another corporation or other entity in which, following such merger or consolidation, at least a majority of the Capital Stock of Unefon (or the survivor of such merger or consolidation) is not owned by TV Azteca and any other Persons that own such Capital Stock on the date immediately prior to such merger or consolidation, (ii) a sale of all or substantially all of Unefon's assets, or (iii) a sale (by tender or otherwise) of at least a majority of Unefon's outstanding shares, or (b) any other acceleration of the exercisability of the 2008 Unefon Rights, the 2005 Unefon
Rights  or the 2003  Unefon  Rights  approved  by the Board of  Directors  of TV
Azteca.

          "Uninvested  Asset Sale  Distributions"  has the  meaning set forth in
Section 4.09(d) hereof.

          "Unrestricted Shares" means (i) any securities owned by the Company not constituting 2008 Notes Collateral, 2005 Notes Collateral or 2003 Notes Collateral and (ii) any shares of Capital Stock of Grupo Cotsa or other Person (other than TV Azteca or its Restricted Subsidiaries) owned by the Company; provided, however, that none of the Elektra Reserved Shares shall constitute Unrestricted Shares unless the Company certifies to the Trustee that Elektra has consented in writing to any transaction proposed by the Company involving the Elektra Reserved Shares (other than delivery to Elektra pursuant to the Elektra Share Exchange Agreement).

          "Unrestricted Subsidiary" has the meaning set forth in Section 4.17 hereof.

          "U.S. Dollars" or "US$" each means the currency of the United States of America.

          "U.S. GAAP" means generally accepted accounting principles in the United States of America, as of any date of determination, consistently applied, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "U.S. Government Obligations" means direct, fixed rate obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged, which are not callable and which mature (or may be put to the Company by the holder at no less than par) no later than the Final Maturity Date of the Notes.

          "U.S. Person" has the meaning given to such term under Regulation S.

          "Voting Stock" of any Person means any class or classes of Capital Stock of such Person which, alone or together with any such other class, ordinarily has voting power for the election of at least a majority of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Redeemable Stock, as the case may be at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Redeemable Stock, as the case may be.

          "Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary of TV Azteca that is also a Restricted Subsidiary.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares of Common Stock that, in the aggregate, do not exceed 1% of the economic value or voting power of the outstanding Capital Stock of such Subsidiary) shall at the time be owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Withdrawal Period" means (i) in the case of a Disclosure Event, the 15-Business-Day period immediately following the Reference Period relating to such Disclosure Event, and (ii) in the case of any offering of debt or equity securities of TV Azteca pursuant to an effective registration statement under the Securities Act, the 15-Business-Day period immediately following the date of issuance of the final prospectus relating to such offering (which date of issuance will be deemed to be the date on the cover page of such prospectus).

          "Withdrawn Shares" has the meaning set forth in Section 11.04 hereof.

          SECTION  1.02.  Rules of  Construction.  Unless the context  otherwise
                          ----------------------
requires:
          (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (b) "or" is not exclusive; and

          (c) "including" means including without limitation.

          SECTION  1.03.  Form of Documents  Delivered  to Trustee.  In any case
                          ----------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company unless such Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.04. Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this

Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, and the Company, if made in the manner provided in this Section 1.04.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Security Register, and the ownership of beneficial interests in the Global Notes shall be proved by the records of the Depositary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of every Note shall bind every future Holder of the same Note and the Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) The Company may, but shall not be obligated to, in or pursuant to a Board Resolution, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date of such first solicitation. If a record date is fixed, notwithstanding the provisions of
Section 9.05 hereof, those Persons who were Holders of Notes at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take any such action or give such consent or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          SECTION 1.05.  Satisfaction and Discharge.  This Indenture shall cease
                         --------------------------
to be of further effect (except as to the rights of Holders under Sections 2.06, 2.08, 4.04 and 4.05 hereof) and the Trustee, on receipt of an Order requesting such action, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.08 hereof and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) or (ii) all outstanding Notes (A) have become due and payable, whether at Maturity or as a result of the mailing of a notice of redemption as described in Section 3.01 hereof, (B) will become due and payable at their Maturity within one year, or (C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (ii) hereof, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal, premium (if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the relevant Redemption Date, as the case may be, together with irrevocable instructions from the Company in form and substance reasonably satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof;
(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.05, the Company's obligations under Sections 2.02, 2.03, 2.07, 2.08, 2.11, 2.12 and 2.13, the Company's rights of redemption under Article III hereof, and the obligations of the Company to the Trustee under Section 7.10 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.05, the obligations of the Trustee under this Section
1.05 and Sections 2.04 and 4.04 hereof shall survive.

          All money deposited with the Trustee pursuant to this Section 1.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal, premium (if any) and interest for the payment of which such money has been deposited with the Trustee.

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time after satisfaction and discharge of this Indenture.

                                   ARTICLE II

                                   THE NOTES

          SECTION 2.01. Form of Notes; Book Entry Provisions; Title. The Initial
                        -------------------------------------------
Notes are being offered pursuant to the Exchange Offer and Consent Solicitation. The Initial Notes will be issued initially only (i) in the United States, to QIBs and Institutional Accredited Investors, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States in "offshore transactions" within the meaning and consistent with the terms and conditions of Regulation S under the Securities Act. Such Initial Notes may thereafter be transferred to, among others, QIBs, Institutional Accredited Investors and purchasers in reliance upon Regulation S in accordance with the procedures described herein. The Exchange Notes will be issued pursuant to this Indenture in exchange for, and in an aggregate amount equal to, the Initial Notes, in compliance with the terms of the Registration Rights Agreement and the registration statement governing the Exchange Notes.

          (a)  Restricted  Regulation S Global  Note;  Regulation S Global Note.
               ----------------------------------------------------------------
Initial Notes to be sold in transactions outside the United States in reliance on Regulation S shall be issued in the form of a global Note in fully registered form without interest coupons, substantially in the form of Exhibit A-1 attached hereto, with such legends as may be applicable thereto, which shall be deposited on behalf of the Holder thereof with the Trustee, as custodian for DTC and registered in the name of Cede, as DTC's nominee, duly executed by the Company and authenticated by the Trustee in the manner set forth in Section 2.02 hereof, for credit on the Issue Date of the portions of the principal amount of the Restricted Regulation S Global Note to the accounts of the appropriate Participants at Euroclear and Clearstream or such other account(s) as the appropriate Participants may direct. Until the expiration of the 40-day period following the completion of the distribution of the Initial Notes (the "Distribution Compliance Period"), interests in such global Note may only be held by the agent members of Euroclear and Clearstream, unless transfer and delivery is made in the form of an interest in the 144A Global Note in accordance with the certification requirements set forth in Section 2.06(b)(iv) hereof or in the form of an interest in the Institutional Accredited Investor Global Note in accordance with the certification requirements set forth in
Section 2.06(b)(v) hereof. Until such time as the Distribution Compliance Period shall have terminated, such global Note shall be referred to herein as the "Restricted Regulation S Global Note." After such time as the Distribution Compliance Period shall have terminated, such global Note shall be referred to herein as the "Regulation S Global Note." The aggregate principal amount of the Restricted Regulation S Global Note and the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

          (b) 144A  Global  Note.  Initial  Notes to be sold in reliance on Rule
              ------------------
144A shall be issued in the form of a global Note in fully registered form without interest coupons (the "144A Global Note"), substantially in the form set forth in Exhibit A-2 attached hereto, with such legends as may be applicable thereto, which shall be deposited on behalf of the Holder thereof with the Trustee, as custodian for DTC, and registered in the name of Cede, as DTC's nominee, duly executed by the Company and authenticated by the Trustee in the manner set forth in Section 2.02 hereof, for credit on the Issue Date of the portions of the principal amount of the 144A Global Note to the account of the appropriate Participants at DTC or such other account(s) as the appropriate Participants may direct. The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

          (c) Institutional Accredited Investor Global Note. Initial Notes to be
              ---------------------------------------------
sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. persons) shall be issued in the form of a global Note in fully registered form without interest coupons (the "Institutional Accredited Investor Global Note"), substantially in the form set forth in Exhibit A-3 attached hereto, with such legends as may be applicable thereto, which shall be deposited on behalf of the Holder thereof with the Trustee, as custodian for DTC, and registered in the name of Cede, as DTC's nominee, duly executed by the Company and authenticated by the Trustee in the manner set forth in Section 2.02 hereof, for credit on the Issue Date of the portions of the principal amount of the

Institutional Accredited Investor Global Note to the account of the appropriate Participants at DTC or such other account(s) as the appropriate Participants may direct. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

          (d) Exchange  Global Note.  Exchange Notes  exchanged for interests in
              ---------------------
the Restricted Regulation S Global Note, the Regulation S Global Note, the 144A Global Note, and the Institutional Accredited Investor Global Note shall be issued in the form of a global Note in fully registered form without interest coupons (the "Exchange Global Note" and, together with the Restricted Regulation S Global Note, the Regulation S Global Note, the 144A Global Note, and the Institutional Accredited Investor Global Note, the "Registered Global Notes"), substantially in the form set forth in Exhibit A-4 attached hereto, with such legends as may be applicable thereto, which shall be deposited on behalf of the Holder thereof with the Trustee, as custodian for DTC, and registered in the name of Cede, as DTC's nominee, duly executed by the Company and authenticated by the Trustee in the manner set forth in Section 2.02 hereof, for credit on the date such Exchange Global Note is issued in accordance with the Registration Rights Agreement of the portions of the principal amount of the Exchange Global Note to the account of the appropriate Participants at DTC or such other account(s) as the appropriate Participants may direct. The aggregate principal amount of the Exchange Global Note may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

          (e) Book-Entry Provisions.
              ---------------------

               (i) U.S.  Book-Entry  Provisions.  This Section  2.01(e)(i) shall
                   ----------------------------
     apply only to Registered Global Notes.

          The Company shall duly execute the Notes and the Trustee shall, in accordance with Section 2.02 hereof, authenticate and deliver initially one or more Registered Global Notes that (A) shall be registered in the name of DTC or Cede, as DTC's nominee, (B) shall be held by the Trustee as custodian for DTC or pursuant to DTC's instructions and (C) shall bear legends substantially to the following effect:

               THIS GLOBAL NOTE IS EXCHANGEABLE FOR A NOTE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) THE DEPOSITORY TRUST COMPANY NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME THE DEPOSITORY TRUST COMPANY CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE TRANSFERABLE, REGISTERABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTERABLE OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE NOTE.

               UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR THE
     REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE MADE IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS NOTE.

               THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS GLOBAL NOTE.

               (ii) Offshore Book-Entry Provisions. (A) This Section 2.01(e)(ii)
                    ------------------------------
          shall apply only to the Restricted Regulation S Global Note or the Regulation S Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Trustee as custodian for DTC for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream insofar as interests in the Restricted Regulation S Global Note or Regulation S Global Note are held by the agent members of Euroclear or Clearstream.

               (B) The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Euroclear and Clearstream, respectively, as the same may be modified, supplemented, replaced and/or amended from time to time in accordance with customary procedures, shall be applicable to the Restricted Regulation S Global Note or Regulation S Global Note, as the case may be, insofar as interests in the Restricted Regulation S Global Note or Regulation S Global Note, as the case may be, are held by the agent members of Euroclear or Clearstream. Account holders or participants in Euroclear and Clearstream shall have no rights under this Indenture with respect to the Restricted Regulation S Global Note or Regulation S Global Note, as the case may be, and the nominee of DTC may be treated by the Company, the Trustee, any Paying Agent, any Transfer Agent or any agent of such entities as the owner of the Restricted Regulation S Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent, any Transfer Agent or any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (f) Title.  Title to the Notes shall pass only by  registration in the
              -----
Security Register maintained by the Registrar pursuant to Section 2.03. Ownership of the Notes shall be proved by entries in the Security Register.

          SECTION 2.02.  Execution and  Authentication.  The aggregate principal
                         -----------------------------
amount of Notes outstanding at any time shall not exceed US$80,082,000. The Notes shall be executed on behalf of the Company by its Officers. The signature of any of these Officers may be manual or facsimile.

          In case any Officer whose signature shall have been placed upon any of the Notes shall cease to be such Officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such Officer of the Company.

          Upon receipt by the Trustee of an Order requesting such action, the Trustee shall authenticate the Notes for original issuance in an aggregate principal amount not to exceed US$80,082,000. Such Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

          Upon the occurrence of any event specified in Section 2.07 hereof, the Company shall execute and the Trustee, upon receipt of an Order requesting such action, shall authenticate and deliver to each beneficial owner of a Note identified by the Depositary, in exchange for such beneficial owner's interest in the Registered Global Notes or definitive registered Notes, representing Notes theretofore represented by Registered Global Notes.

          A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of the Trustee as provided herein. The manual signature of an authorized signatory of the Trustee shall be conclusive evidence, and the only evidence, that such Note has been authenticated and delivered under this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

          SECTION 2.03.  Registrar and Paying Agent. The Company shall maintain,
                         --------------------------
pursuant to Section 4.05 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange. The Company shall cause the Security Register to be kept at such office a register (the register maintained in such office being herein sometimes to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the

Company shall provide for registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust Office, is initially appointed "Registrar" for the purpose of transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Security Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder. The Trustee, at its Corporate Trust Office, is initially appointed Paying Agent. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Paying Agent and appoint another Person to act as Paying Agent for purposes of this Indenture. Notice of any such termination or appointment and of any changes in the specified office of the Paying Agent will be given promptly thereafter to the Holders in the manner provided in Section 12.02 hereof.

          The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company initially appoints DTC to act as Depositary with respect to the Registered Global Notes.

          Subject to compliance with the provisions of Section 2.01 hereof and the transfer restrictions of Section 2.06 and 2.07 hereof, upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more Notes of any authorized denomination or denominations, of like aggregate principal amount, all as requested by the transferor.

          Every Note presented or surrendered for registration of transfer shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

          SECTION 2.04. Paying Agent to Hold Money in Trust. On or prior to each
                        -----------------------------------
due date of the principal, premium (if any) or any payment of interest with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium (if any) or interest when so becoming due.

          The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium (if any) or interest with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the

Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent. Except as provided in the following sentence, money held by the Paying Agent need not be segregated from other funds except to the extent required by law. In the event that the Company or any of its Subsidiaries or any of their Affiliates is acting as Paying Agent, the Company or such Subsidiary or Affiliate shall segregate all funds held by it as Paying Agent and hold them as a separate trust fund for the benefit of the Holders or the Trustee.

          The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Registered Global Notes.
                        -----------------------

          (a) So long as the Registered Global Notes are registered in the name of DTC or its nominee, participants in DTC (each, a "Participant"), shall have no rights under this Indenture with respect to such Registered Global Note held on their behalf by DTC or the Trustee as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner or Holder of such Registered Global Note for all purposes (except with respect to the determination of Additional Amounts arising). Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

          (b) The Holder of a Registered Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests in such Registered Global Note through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (c) Whenever, as a result of an Offer to Purchase, a Registered Global
Note is redeemed, repurchased or exchanged in part, such Registered Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Registered Global Note shall be equal to the portion of such Registered Global Note not redeemed, repurchased or exchanged and shall thereafter return such Registered Global Note to such Holder, provided that each such Registered Global Note shall be in a principal amount of US$1,000 or an integral multiple thereof.

          SECTION 2.06. Registration; Transfer and Exchange of Notes.
                        --------------------------------------------

          (a) The Trustee, as Registrar, will keep the Security Register for the registration of exchanges and transfers of Registered Global Notes. Upon presentation for transfer or exchange of any Registered Global Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to holders of Registered Global Notes, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any such Note), executed by the Holder, in person or by such Holder's attorney-in-fact duly authorized in writing, such Note shall be transferred upon the Security Register, and a new Note shall be authenticated and issued in the name of the transferee.

          (b) Notwithstanding any provision to the contrary herein, so long as a Registered Global Note remains outstanding and is held by or on behalf of DTC, transfers of or exchanges of interests between Registered Global Notes, in whole or in part, shall only be made in accordance with this Section 2.06(b) or
Section 2.07.

               (i)  Transfers of  Registered  Global Notes in Whole.  Subject to
                    -----------------------------------------------
     clauses (ii) through (vi) of this Section 2.06(b), transfers of a Registered Global Note shall be limited to transfers of such Registered Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

               (ii)  Transfers to  Restricted  Regulation  S Global  Note.  If a
                     ----------------------------------------------------
     Holder of a beneficial interest in the 144A Global Note or the Institutional Accredited Investor Global Note, as applicable, deposited with DTC wishes at any time to exchange its interest in the 144A Global Note or Institutional Accredited Investor Global Note, as applicable, for an interest in the Restricted Regulation S Global Note, or to transfer its interest in the 144A Global Note or the Institutional Accredited Investor Global Note, as applicable, to a person who wishes to take delivery thereof in the form of an interest in the Restricted Regulation S Global Note, such holder may, subject to the rules and procedures of DTC and the provisions of this Section 2.06(b)(ii), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Restricted Regulation S Global Note. Upon receipt by the Trustee, as Transfer Agent, of (A) instructions given in accordance with DTC's procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Regulation S Global
     Note in an amount equal to the beneficial interest in the corresponding 144A Global Note or Institutional Accredited Investor Global Note, as applicable, to be exchanged or transferred, (B) a written order given by the holder of such beneficial interest in accordance with DTC's procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (C) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the 144A Global Note or the Institutional Accredited Investor Global Note and pursuant to and in accordance with Regulation S, the
     Trustee, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of the 144A Global Note or Institutional Accredited Investor Global Note, as applicable, by the aggregate principal amount of the beneficial interest in the 144A Global Note or Institutional Accredited Investor Global Note, as applicable, to be so exchanged or transferred and the Trustee, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Restricted Regulation S Global Note by the aggregate principal amount of the beneficial interest in the 144A Global Note or Institutional Accredited Investor Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the

     Restricted Regulation S Global Note equal to the reduction in the principal amount of the 144A Global Note or Institutional Accredited Investor Global Note, as applicable.

               (iii)  Transfers to  Regulation  S Global Note.  If a holder of a
                      ---------------------------------------
     beneficial interest in the 144A Global Note or the Institutional Accredited Investor Global Note deposited with DTC wishes at any time to exchange its interest in the 144A Global Note or the Institutional Accredited Investor Global Note, as applicable, for an interest in the Regulation S Global Note, or to transfer its interest in the 144A Global Note to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of DTC, and the provisions of this Section 2.06(b)(iii), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee as Transfer Agent of (A) instructions given in accordance with DTC's procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the corresponding 144A Global Note or Institutional Accredited Investor Global Note, as applicable, to be exchanged or transferred, (B) a written order given by the holder of such beneficial interest in accordance with DTC's procedures containing information regarding the Participant's account with DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as applicable, to be credited with such increase, and (C) a certificate in the form of Exhibit D attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such --------- interest has been made in compliance with the transfer restrictions applicable to the 144A Global Note or the Institutional Accredited Investor Global Note and (1) that such transfer or exchange has been made pursuant to and in accordance with Regulation S or (2) that the 144A Global Note or the Institutional
     Accredited Investor Global Note being exchanged or transferred is not a "restricted security" as defined in Rule 144, the Trustee, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of the 144A Global Note or Institutional Accredited Investor Global Note, as applicable, by the aggregate principal amount of the beneficial interest in the 144A Global Note or the Institutional Accredited Investor Global Note, as applicable, to be so exchanged or transferred, and the Trustee, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the 144A Global Note or the Institutional Accredited Investor Global Note, as applicable, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the 144A Global Note or the Institutional Accredited Investor Global Note, as applicable.

               (iv)  Transfers to 144A Global Note.  If a holder of a beneficial
                     -----------------------------
     interest in the Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note deposited with DTC wishes at any time to exchange its interest in such Restricted Regulation S

     Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable, for an interest in the 144A Global Note, or to transfer its interest in the Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable, to a person who wishes to take delivery thereof in the form of an interest in the 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC and the provisions of this Section 2.06(b)(iv), as the case may be, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the 144A Global Note. Upon receipt by the Trustee, as Transfer Agent, of (A) instructions from Euroclear or Clearstream or DTC, as the case may be, directing the Trustee, as Transfer Agent, to credit or cause to be credited a beneficial interest in the 144A Global Note in an amount equal to the beneficial interest in the corresponding Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable, to be exchanged or transferred, such instructions to contain information regarding the Participant's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the 144A Global Note, information regarding the agent member's account with DTC to be debited with such decrease, and (B) with respect to an exchange or transfer of an interest in the Restricted Regulation S Global Note or Institutional Accredited Investor Global Note (but not the Regulation S Global Note) for an interest in the corresponding 144A Global Note, a certificate in the form of Exhibit E attached hereto given by the holder of such beneficial interest and stating that the holder reasonably believes that the person acquiring such interest in the 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Trustee, as Transfer Agent, shall instruct DTC, its nominee, or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of the Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable, by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note to be exchanged or transferred, and the Trustee, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the 144A Global Note by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the 144A Global Note equal to the reduction in the principal amount of the corresponding Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable.

               (v) Transfers to Institutional  Accredited  Investor Global Note.
                   ------------------------------------------------------------
     If a holder of a beneficial interest in the Restricted Regulation S Global Note, the Regulation S Global Note or the 144A Global Note, as applicable, deposited with DTC wishes at any time to exchange its interest in the Restricted Regulation S Global Note, Regulation S Global Note or 144A Global Note, as applicable, for an interest in the Institutional Accredited

     Investor Global Note, or to transfer its interest in the Restricted Regulation S Global Note, Regulation S Global Note or 144A Global Note, as applicable, to a person who wishes to take delivery thereof in the form of an interest in the Institutional Accredited Investor Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC and the provisions of this Section 2.06(b)(v), as the case may be, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Institutional Accredited Investor Global Note. Upon receipt by the Trustee, as Transfer Agent, of (A) instructions from Euroclear or Clearstream or DTC, as the case may be, directing the Trustee, as Transfer Agent, to credit or cause to be credited a beneficial interest in the Institutional Accredited Investor Global Note in an amount equal to the beneficial interest in the corresponding Restricted Regulation S Global Note, Regulation S Global Note or 144A Global Note, as applicable, to be exchanged or transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Regulation S Global Note, Regulation S Global Note or 144A Global Note, information regarding the Participant's account with DTC to be debited with such decrease and (B) a certificate in the form of Exhibit F attached hereto given by the proposed transferee of such beneficial interest, and the Trustee, as Transfer Agent, shall instruct DTC, its nominee, or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of the Restricted Regulation S Global Note, Regulation S Global Note or 144A Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note, Regulation S Global Note or 144A Global Note, as applicable, to be exchanged or transferred, and the Trustee, as Transfer Agent, shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Institutional Accredited Investor Global Note by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Institutional Accredited Investor Global Note equal to the reduction in the principal amount of the corresponding Restricted Regulation S Global Note, Regulation S Global Note or Institutional Accredited Investor Global Note, as applicable.

               (vi) Other Transfers or Exchanges. In the event that a Registered
                    ----------------------------
     Global Note is exchanged for definitive registered Notes without interest coupons pursuant to Section 2.07 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such exchanges or transfers comply with applicable U.S. securities laws) and all other procedures as may be from time to time adopted by the Company and the Trustee.

          (c) The Trustee shall not register the exchange of interests in a Registered Global Note for a definitive registered Note or the transfer of or exchange of a definitive registered Note during the period beginning on the fifteenth day prior to the Final Maturity Date.

          (d) Registration of transfer and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.06, without cost to the parties of the transfer or exchange, subject to such reasonable regulations as the Company, the Trustee and the Transfer Agents may prescribe and provided that the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

          (e) All Registered Global Notes surrendered for registration of transfer or exchange shall be delivered to the Trustee. The Trustee or the Transfer Agents, as applicable, shall cancel all such Notes surrendered for transfer or exchange. Any Transfer Agent appointed pursuant to this Indenture shall provide to the Trustee such information as the Trustee may require in connection with the delivery by the Transfer Agent of Notes upon transfer or exchange of Notes.

          (f) If Registered Global Notes are issued upon the transfer, exchange or replacement of Registered Global Notes not bearing the legends required by the form of Registered Global Note attached as Exhibit A-1 through A-3 attached hereto or the form of definitive registered Note attached as Exhibit B attached hereto, as the case may be (collectively, the "Legend"), the Notes so issued shall not bear the Legend. If Registered Global Notes are issued upon the transfer, exchange or replacement of registered Notes bearing the Legend, or if a request is made to remove the Legend on a Registered Global Note, the Registered Global Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of applicable U.S. securities laws. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver a registered Note that does not bear the Legend.

          SECTION 2.07. Definitive Notes.
                        ----------------

          (a)  Conditions  for Issuance.  Interests in a Registered  Global Note
               ------------------------
deposited with DTC pursuant to Section 2.01(a), 2.01(b) or 2.01(c) shall be transferred to the beneficial owners thereof in the form of definitive registered Notes (each, a "definitive registered Note") only if such transfer complies with Section 2.07(b) and DTC notifies the Company that it is unwilling or unable to continue as depositary for such Registered Global Note or at any time ceases to be a Clearing Agency, and a successor depositary so registered is not appointed by the Company within 90 days of such notice.

          (b)  Issuance.  If interests in any  Registered  Global Note are to be
               --------
transferred to the beneficial owners thereof in the form of definitive registered Notes pursuant to this Section 2.07, such Registered Global Note shall be surrendered by DTC to the Transfer Agent located in the Borough of Manhattan, The City of New York to be so transferred, without charge. The Transfer Agent shall authenticate and deliver, upon such transfer of interests in such Registered Global Note an equal aggregate principal amount of definitive registered Notes. The definitive registered Notes transferred pursuant to this

Section 2.07 shall be executed, authenticated and delivered only in the denominations specified in Section 2.14 hereof and definitive registered Notes shall be registered in such names as DTC shall direct in writing. The Transfer Agent shall have at least 30 days from the date of its receipt of definitive registered Notes and registration information to authenticate and deliver such definitive registered Notes. Any definitive registered Note delivered in exchange for an interest in a 144A Global Note shall, except as otherwise provided by Section 2.06(f), bear, and be subject to, the Legend regarding transfer restrictions. In the event of the occurrence of any of the events specified in Section 2.07(a) above, the Company will promptly make available to the Transfer Agents a reasonable supply of definitive registered Notes. The Company shall bear the costs and expenses of printing or preparing any definitive registered Notes.

          (c)  Transfer  of  Definitive  Registered  Notes.  Subject  to Section
               -------------------------------------------
2.06(b)(vi), the holder of any definitive registered Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office of the Transfer Agent located in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and such Transfer Agent by, the holder thereof or his or her attorney-in-fact duly authorized in writing. In exchange for any definitive registered Note properly presented for transfer, such Transfer Agent shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at the office of such Transfer Agent, or send by mail (at the risk of the transferee) to such address as the transferee may request, definitive registered Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive registered Note in part, such Transfer Agent shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at the office of such Transfer Agent, or send by mail (at the risk of the transferor) to such address as the transferor may request, definitive registered Notes for the aggregate principal amount that was not transferred. No transfer of any definitive registered Note shall be made unless the request for such transfer is made by the registered Holder or by a duly authorized attorney-in-fact at the office of such Transfer Agent or at the office of any other Transfer Agent.

          (d)  Exchange of  Definitive  Registered  Notes.  At the option of the
               ------------------------------------------
Holder, on request confirmed in writing and subject to applicable laws and regulations, definitive registered Notes may be exchanged for definitive registered Notes of any authorized denominations and of equal aggregate principal amount, upon surrender of such definitive registered Notes to be exchanged at the office of the Transfer Agent located in the Borough of Manhattan, The City of New York. When any such definitive registered Note is so surrendered for exchange, together with a written request for exchange, such Transfer Agent shall promptly authenticate and deliver definitive registered Notes which the Holder making the exchange is entitled to receive.

          SECTION 2.08.  Replacement Notes. If any mutilated Note is surrendered
                         -----------------
to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note, a replacement Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and

(ii) such security or indemnity as may be required by them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.

          Upon the issuance of any replacement Note under this Section 2.08, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all
                        -----------------
Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 hereof and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

          If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replacement Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or at Maturity money sufficient to pay all principal, premium (if any) and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company or by any of its Affiliates or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or an Affiliate of the Company or any of their agents.

          SECTION 2.10.  Temporary Notes.  Pending the preparation of definitive
                         ---------------
registered Notes, the Company may execute, and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive registered Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Temporary Notes may reasonably determine, as conclusively evidenced by such Officer's execution of such Notes.

          If Temporary Notes are issued, the Company shall cause definitive registered Notes to be prepared without unreasonable delay. After the preparation of definitive registered Notes, the Temporary Notes shall be exchangeable for definitive registered Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the definitive registered Notes in lieu of which they have been issued.

          SECTION 2.11. Cancellation.  The Company at any time may deliver Notes
                        ------------
to the Trustee for prompt cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return such canceled Notes to the Company. The Company may not issue replacement Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

          SECTION  2.12.  Payment of Principal  and  Interest;  Interest  Rights
                          ------------------------------------------------------
Preserved.  Principal  of,  premium  (if any),  Additional  Amounts (if any) and
---------
interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the record date for such principal or interest payment, which shall be the first day of the calendar month in which the applicable Payment Date occurs (whether or not a Business Day) (the "Record Date").

          Payment of accrued and unpaid interest on the 2003 Notes that were accepted for exchange in the Exchange Offer and Consent Solicitation will be paid by the Company in accordance hereof and with Section 4.02.

          The Company shall promptly pay principal, premium (if any), Additional Amounts (if any) and interest on the Notes at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or, at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any of the Paying Agents. Payment of principal or interest on each Payment Date with respect to any such Note shall be made by U.S. dollar check drawn on a bank in The City of New York or, for Holders of at least US$1,000,000 of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in The City of New York or in Europe, provided that a written request from such Holder to such effect designating such account is received by the Trustee no later than the third Business Day immediately preceding such Payment Date. Unless such designation is revoked, any such designation made by such Person with respect to such Note will remain in effect with respect to any future payments with respect to such Note payable to such Person. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer.

          Any principal of, premium (if any), Additional Amounts (if any) or interest on any Note which is payable, but is not punctually paid or duly provided for, on any Payment Date or any accrued and unpaid interest on the 2003 Notes that were accepted for exchange in the Exchange Offer and Consent Solicitation which is payable, but is not punctually paid as duly provided for, on July 15, 2003 (in each case, the "Defaulted Amount"), shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Amount, and any interest payable on such Defaulted Amount, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Amount to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Amount, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Amount proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Amount or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amount as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Amount which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amount and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Amount and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Amount shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Amount on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 2.13.  Additional  Amounts.  Except to the extent  required by
                         -------------------
law, any and all payments by the Company in respect of the Notes shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, contributions, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Mexico or by or on behalf of any political subdivision thereof or any authority therein having power to tax ("Mexican Taxes"). If the Company shall be required by law to deduct or withhold an amount from or in respect of any sum payable under the Indenture or under the Notes, the Company shall pay such additional amounts ("Additional Amounts") in respect of Mexican Taxes as shall result in the receipt by the Noteholders of the amounts that would otherwise have been receivable by them in respect of payments on such Notes in the absence of such deduction or withholding, and shall pay the full amount required to be deducted to the relevant taxing authority in accordance with applicable law and shall indemnify each Holder for such amount (and any interest or penalty in respect thereof) imposed as a result of failure to so pay, except that no such Additional Amounts will be payable:

          (a) to or on behalf of a Holder or beneficial owner of a Note that is liable for Mexican Taxes in respect of such Note by reason of its having some connection with Mexico (or any political subdivision or taxing, authority thereof or therein) otherwise than by the mere holding or owning of such Note or by the receipt of income or any payments in respect thereof;

          (b) to or on behalf of a Holder or beneficial owner of a Note in respect of Mexican Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of such Note to provide the Company, following receipt of a written request to do so, with any certification, identification, information or other documentation required by law, regulation or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Mexican Taxes; provided that at least 60 days prior to (i) the first payment date with respect to which the Company shall apply this clause (b) and (ii) in the extent of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Company shall have notified the Trustee, in writing that the holders of Notes will be required to provide such certification, information or documentation, declaration or other reporting.

          (c) to or on behalf of a Holder in respect of Mexican Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Noteholders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to Additional Amounts in respect of such Mexican Taxes on presenting such Note for payment on any date during such 30-day period; or

          (d) any combination of (a), (b), or (c) above.

          Additionally, the obligation of the Company to pay Additional Amounts shall not apply with respect to (i) any estate, inheritance, gift, sales, transfer or personal property tax or any similar taxes, duties, assessments or other governmental charges or (ii) any taxes, duties, assessments or other governmental charges in each case that are of a nature payable otherwise than by deduction or withholding from payments on the Notes or any combination of the above.

          All references herein to principal, premium, if any, and interest in respect of Notes shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in this Section 2.13.

          Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clause (b) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clause (b) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Tax Treaty), United States Treasury regulations (including proposed regulations) and administrative practice (for example, IRS Forms W-8 BEN and W-9). In addition, the limitations on the Company's obligation to pay Additional Amounts set forth in clause (b) above shall not apply if Rule 3.25.15 issued by the Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) and published in the Diario Oficial de la Federacion on May 30, 2002, as extended or amended to date, or a substantially similar successor of such rule is in effect, unless the provision of the certification, identification, information, documentation, declaration or other evidence described in clause (b) is expressly required by statute, regulation, general rules or administrative practice in order to apply Rule 3.25.15 (or a substantially similar successor of such rule), the Company cannot obtain such certification, identification, information, documentation, declaration or evidence, or satisfy any other reporting requirements, on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15 (or such successor of such rule). In addition, clause (b) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder of a Note register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

          Upon request, the Company or any other Person making such payment will provide the Trustee with the original receipt of payment thereof, or a copy of such receipt. Copies of such documentation will also be made available to the Noteholders or the Paying Agents, as applicable, upon request therefor.

          SECTION 2.14.  Notes  Purchased in Part.  If, in  connection  with any
                         ------------------------
Offer to  Purchase  made by the Company  pursuant to Section  4.09(d) or Section
4.13 hereof, a Global Note is purchased in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the purchased portion of such Global Note.

          If, in connection with any Offer to Purchase made by the Company pursuant to Section 4.09(d) or Section 4.13 hereof, a definitive registered Note is purchased in part, the Company shall promptly issue, and the Trustee shall authenticate and deliver to the surrendering Holder (at the Company's expense), a new definitive registered Note equal in principal amount to the purchased portion of such surrendered definitive registered Note; provided that each such new definitive registered Note shall be in a principal amount of US$1,000 or an integral multiple thereof.

          SECTION 2.15. Authorized Denominations. The Notes shall be issuable in
                        ------------------------
denominations of US$1,000 and any integral multiple thereof.

          SECTION 2.16. Computation of Interest.  Interest on the Notes shall be
                        -----------------------
computed on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 2.17. Persons Deemed Owners. Prior to the due presentation for
                        ---------------------
registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any Co-Registrar shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon such Note.

          SECTION 2.18.  CUSIP Numbers.  The Company,  in issuing the Notes, may
                         -------------
use a "CUSIP" number or numbers for the Notes and, if so, the Trustee shall use the relevant CUSIP number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number used.


                                  ARTICLE III

                           REDEMPTION AND REPURCHASE

          SECTION 3.01.  Notice of  Redemption.  If the Company elects to redeem
                         ---------------------
the Notes  pursuant  to  Section  3.07 or  Section  3.08  hereof or Section 7 or
Section 8 of the Notes, it shall, at least 30 days but not more than 60 days before a Redemption Date, send or cause to be sent to each Holder of Notes to be redeemed by first-class mail, postage prepaid, at the address of such Holder as it appears in the Security Register, a written notice stating:

          (a) if fewer than all of the outstanding Notes are to be redeemed, the
identification   (including   CUSIP  number(s))  and  principal  amount  of  the
particular Notes to be redeemed;

          (b) the Redemption Date;

          (c) the Redemption Price (plus the amount of accrued and unpaid interest, Additional Amounts to be paid, if any, and any premium);

          (d) the section of the Notes pursuant to which the Notes are being called for redemption;

          (e) that, unless the Company defaults in the payment of the Redemption Price with respect thereto, all Notes or portions thereof called for redemption shall cease to accrue interest (and Additional Amounts, if any), from and after the Redemption Date;

          (f) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (g) if any Registered Global Note is being redeemed only in part, the portion of the principal amount of such Registered Global Note to be redeemed; and

          (h) any other instructions and relevant information, as so determined by the Company, consistent with this Section 3.01, that a Holder must follow in order to comply with the notice of redemption.

          SECTION 3.02. Notice to Trustee.  The Company shall notify the Trustee
                        -----------------
in writing of the Redemption Date and the principal amount of the Notes to be redeemed. The Company shall give each such notice to the Trustee at least 45 days prior to the Redemption Date (but not later than the date notice thereof is sent to the Holders) unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and, in the case of redemption pursuant to Section 8 of the Notes, an Opinion of Counsel from the Company to the effect that such redemption shall comply with any conditions to such redemption set forth herein and in the Notes.

          SECTION 3.03. Selection of Notes to be Redeemed.  If less than all the
                        ---------------------------------
Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee, on a pro rata basis or by lot or by any other means the Trustee determines to be fair and appropriate and that complies with applicable legal and securities exchange requirements, provided that the Trustee may select for redemption in part only Notes in denominations larger than US$1,000. In selecting Notes to be redeemed pursuant to this Section 3.03, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of each Note to be redeemed shall be US$1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than US$1,000 which would be allocable to any Holder. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

          SECTION  3.04.  Effect  of  Notice  of  Redemption.   Once  notice  of
                          ----------------------------------
redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption  Price.  Prior to 12:00 p.m., New
                         ----------------------------
York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries or any of their Affiliates is acting as Paying Agent, the Company shall, or shall cause its Subsidiary or Affiliate to, segregate and hold in trust for the benefit of the Holders) in cash or Cash Equivalents an amount equal to the Redemption Price plus accrued and unpaid interest, Additional Amounts, if any, and premium (if any) in respect of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption on such date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly send by first-class mail, postage prepaid, to each Holder of Notes or portions thereof to be redeemed, payment in an amount equal to the Redemption Price of such Notes or portions thereof.

          So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest and Additional Amounts, if any, on the Notes to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price plus accrued and unpaid interest, Additional Amounts, if any, and premium (if any) on the Redemption Date (subject to the right of each Holder of record at the close of business on the relevant Record Date to receive interest and Additional Amounts, if any due on the relevant Interest Payment
Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Note.

          SECTION 3.06.  Notes Redeemed in Part.  Upon surrender of a Registered
                         ----------------------
Global Note that is redeemed in part, the Paying Agent shall forward such Registered Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Registered Global Note to an amount equal to the unredeemed portion of such Registered Global Note, as provided in Section 2.05(c) hereof.

          SECTION 3.07. Optional Redemption. The Notes will not be redeemable at
                        -------------------
the option of the Company prior to June 15, 2004. At any time thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of the aggregate outstanding principal amount of the Notes) set forth below, plus accrued and unpaid interest and Additional Amounts (if any), if the Redemption Date occurs during the twelve-month period beginning June 15 of each year indicated below:

Year                                                               Percentage

2004.................................................................110.75%
2005.................................................................108.06%
2006.................................................................105.38%
2007.................................................................102.69%

          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          SECTION  3.08.  Redemption  for Tax  Reasons.  If,  as a result of any
                          ----------------------------
amendment to, or change in, or expiration of, the laws (or any regulation or rulings thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an application or official interpretation of such laws or regulations, which amendment or change of such laws or regulations becomes effective on or after the Issue Date, the Company would be obligated, for reasons outside of its control, and after making such endeavors as the Company may consider reasonable to avoid such requirement, to pay Additional Amounts in excess of those attributable to a Mexican withholding tax rate of 10%, then, at the Company's option, the Notes may be redeemed at any time in whole, but not in part, by giving not less than 30 nor more than 60 days' prior written notice at a Redemption Price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, and any Additional Amounts due thereon, to the date of redemption; provided, however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

          Prior to the publication of any notice of redemption pursuant to this provision, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to redeem have occurred and (ii) an opinion of independent Mexican legal counsel (which may be counsel to the Company) of recognized standing to the effect that the Company has or shall become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, shall be irrevocable.

          Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          SECTION 3.09. Purchase of Notes by the Company.
                        --------------------------------

          (a) The Company, TV Azteca and any of the Company's Subsidiaries may at any time purchase the Notes at any price.

          (b) Pursuant to Section 4.09 and Section 4.13 hereof, the Company may be obligated to make an Offer to Purchase outstanding Notes.

                                   ARTICLE IV

                                   COVENANTS

          SECTION 4.01.  Payment of Notes.  The Company will duly and punctually
                         ----------------
pay the principal, premium (if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 4.02.  Payment of Accrued Interest on the 2003 Notes.  On July
                         ---------------------------------------------
15, 2003, the Company will duly and punctually pay the interest that has accrued on the 2003 Notes that were accepted for exchange in the Exchange Offer and Consent Solicitation, at an annual rate of 10 1/2%, from January 16, 2003 through the Exchange Date, and Additional Amounts (if any) in addition to any other payments required to be made on such date.

          SECTION 4.03.  Released 2003 Notes Collateral.  To the extent that any
                         ------------------------------
2003  Notes  Collateral  remains   outstanding,   after  giving  effect  to  the
consummation of the Exchange Offer and Consent Solicitation, upon payment of accrued and unpaid interest and the repayment of principal in full of any unexchanged 2003 Notes, the Company shall immediately release the remaining 2003 Notes Collateral attributable thereto and, simultaneously with such release, pledge such released 2003 Notes Collateral in favor of the 2008 Collateral
Agent, for the benefit of the Holders, in accordance with the procedures described in Section 4.21 hereof. Following such pledge, such remaining 2003 Notes Collateral shall constitute 2008 Notes Collateral and shall be subject to a first priority security interest in favor of the 2008 Collateral Agent, for the benefit of the Holders.

          SECTION 4.04. Money for the Note Payments to be Held in Trust.
                        -----------------------------------------------

          (a) If the Company, TV Azteca or any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

          (b) Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

          (c) Any funds deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium (if any) or interest on any Note and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be paid to the Company on Order or, if then held by the Company, shall be discharged from such trust. After repayment to the Company, a Holder entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor; the Company shall not be liable to pay any taxes or other duties in connection with such payments; the Trustee and the Paying Agent, subject to applicable law, shall have no further liability with respect to such trust money; and the Company shall not be a trustee in respect of such funds; provided, however, that unless otherwise provided by applicable law, the right to receive payment of principal of or interest or premium (if any) on any Note (whether at maturity, redemption or otherwise) shall become void at the end of five years from the relevant date thereof (or such shorter period as may be prescribed by applicable law).

          If the Trustee or Paying Agent is unable to apply any money in accordance with this Section 4.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit has occurred pursuant to this Section 4.04 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Section 4.04, provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

          SECTION 4.05. Maintenance of Office or Agency.
                        -------------------------------

          (a) The Company shall maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as such office, and if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

          (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

          SECTION 4.06. Limitation on Other Business Activities.
                        ---------------------------------------

          (a) The Company will not engage in any trade or business other than the ownership of the Capital Stock of TV Azteca, Grupo Cotsa, Unefon, Cosmo and other Persons or any successors thereto (in the case of TV Azteca, to the extent permitted under Article V); provided that nothing herein shall restrict the Company from making investments, or from owning any property constituting proceeds from dispositions of Capital Stock not prohibited by this Indenture or the Collateral Documents.

          (b) The Company will not permit TV Azteca or any Restricted Subsidiary to be engaged in any business or activity other than a Permitted Business; provided, however, that TV Azteca may engage in businesses or activities other than Permitted Businesses so long as all such businesses and activities of TV Azteca and its Restricted Subsidiaries are not in the aggregate material to TV Azteca and its Restricted Subsidiaries taken as a whole.

          SECTION 4.07. Limitation on Indebtedness of the Company and Limitation
                        --------------------------------------------------------
on Preferred Stock of TV Azteca.
-------------------------------

          (a) The Company will not, and will not permit any Subsidiary of the Company (other than TV Azteca and its Restricted Subsidiaries and Grupo Cotsa) to, Incur any Indebtedness, except the following:

               (i) Indebtedness Incurred by the Company in exchange for, or the proceeds of which are used to Refinance all or part of the Notes, the 2005 Notes, any 2003 Notes that remain outstanding following the Issue Date or any Company Refinancing Indebtedness (as defined below) Incurred to Refinance the Notes, the 2005 Notes, any 2003 Notes that remain outstanding following the Issue Date or any such Company Refinancing Indebtedness;
     provided, however, that in the case of any Indebtedness Incurred in connection with such a Refinancing (Indebtedness so Incurred referred to in this subparagraph (a)(i) as "Company Refinancing Indebtedness"), the principal amount of such Company Refinancing Indebtedness (excluding any principal amount required to be deposited in collateral arrangements to provide for interest payments on such Company Refinancing Indebtedness) will not exceed the principal amount of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness so Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase, plus any accrued and unpaid interest, any Additional Amounts and fees and expenses Incurred by the Company in connection with such Refinancing; provided, further, that (A) in the case that the Notes, the 2005 Notes, any 2003 Notes that remain outstanding following the Issue Date or other Company Refinancing Indebtedness are Refinanced in part, the Company Refinancing Indebtedness is made pari passu with the Notes or subordinated to the Notes; (B) the Company Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (1) provides that the Weighted Average Life to Maturity of such Company Refinancing Indebtedness at the time such Company Refinancing Indebtedness is Incurred is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and
     (2) does not permit redemption or other retirement (including pursuant to an offer to purchase or otherwise at the option of the Holder thereof) prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement that is conditioned upon provisions substantially similar to the provisions of the Indebtedness being Refinanced or substantially similar to those described under Section
     4.09 or Section 4.13; and (C) the Company Refinancing Indebtedness may not be secured by any assets of the Company other than Unrestricted Shares or, with respect to a Refinancing of the Notes, the 2005 Notes, any 2003 Notes that remain outstanding after the Issue Date or any Company Refinancing Indebtedness, any collateral that secures the relevant Indebtedness that is Refinanced pursuant to this clause (i) (to the extent released in accordance with the relevant indenture and security documents governing such Indebtedness); provided, further, that Company Refinancing Indebtedness Incurred pursuant to this paragraph to Refinance the Notes may not be Incurred prior to the application of the proceeds to repay all or part of the Notes unless such Company Refinancing Indebtedness is Incurred within 35 days of the application of the proceeds therefrom to repay all or a part of the Notes or to defease the Notes or otherwise to satisfy and discharge this Indenture and the Notes and such proceeds are held in escrow to secure such Company Refinancing Indebtedness until application to repay all or part of the Notes;

               (ii) Indebtedness of the Company Incurred within 45 Business Days before the applicable interest payment date in an amount not to exceed the amount of interest and any Additional Amounts payable on any of the Notes, the 2005 Notes, the 2003 Notes or any Company Refinancing Indebtedness Incurred to Refinance the Notes, the 2005 Notes, the 2003 Notes or any such Company Refinancing Indebtedness on such interest payment date; provided that the proceeds from such Indebtedness are irrevocably deposited with the applicable trustee or paying agent for the purpose of paying such amount to the Holders of the Notes, the 2005 Notes, the 2003 Notes that remain outstanding after the Issue Date or any Company Refinancing Indebtedness, as the case may be; provided, further, that the obligations of the Company with respect to any Indebtedness Incurred pursuant to this clause (ii) shall be unsecured and evidenced by a note that shall expressly provide that such Indebtedness shall constitute Subordinated Indebtedness and shall have no cash payment obligations, whether in respect of interest or principal, prior to the Final Maturity Date of the Notes;

               (iii) (A) Indebtedness of Persons other than the Company, TV Azteca or any of its Restricted Subsidiaries that is secured by a Lien on Unrestricted Shares but is otherwise Non-Recourse Indebtedness; (B) Indebtedness of the Company, TV Azteca or any of its Restricted Subsidiaries that is secured by a Lien on Unrestricted Shares but is otherwise Non-Recourse Indebtedness; and (C) Non-Recourse Indebtedness of Additional Subsidiaries; provided that, in the case of Indebtedness Incurred by an Additional Subsidiary pursuant to clause (C), if such Additional Subsidiary ceases at any time to be an Additional Subsidiary and becomes a Restricted Subsidiary hereunder, the provisions of clause (C) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at such time;

               (iv) Indebtedness Incurred by the Company to any holder of a Permitted Azteca Holdings/Unefon Purchase Right as a result of the pledge of the 2008 Unefon Pledged Shares, the 2005 Unefon Pledged Shares, the 2003 Unefon Pledged Shares, the 2008 Net Unefon Sale Proceeds, the 2005 Net Unefon Sale Proceeds or the 2003 Net Unefon Sale Proceeds (or any respective Substitute Unefon Consideration related thereto) pursuant to the 2008 Collateral Pledge, the 2005 Collateral Pledge or the 2003 Collateral Pledge, provided such Indebtedness shall (A) be unsecured and evidenced by a note that shall expressly provide that such Indebtedness shall constitute Subordinated Indebtedness, (B) not be assignable or transferable and (C) have no cash payment obligations, whether in respect of interest or principal, prior to the Final Maturity Date of the Notes;

               (v) Additional 2005 Notes, provided that the net proceeds from the issuance of such Additional 2005 Notes are directly and irrevocably deposited with the applicable trustee or paying agent under this Indenture, the 2005 Indenture or the 2003 Indenture, as the Company may determine, for purposes of paying (A) principal, interest and Additional Amounts with respect to the Notes, (B) principal, interest and Additional Amounts (as such term is used in the 2003 Indenture) with respect to any 2003 Notes that remain outstanding following the Issue Date, or (C) principal, interest  and  Additional  Amounts  (as  such  term  is  used  in the  2005
     Indenture) with respect to the 2005 Notes; provided, further, that immediately after giving effect to the Incurrence of the Indebtedness evidenced by such Additional 2005 Notes, the Company could release any 2005 Notes Collateral pursuant to the applicable Coverage Ratios (as such term is used in the 2005 Indenture);

               (vi) Indebtedness of the Company to TV Azteca in respect of, and in principal amount equal to, any Restricted Payments made by TV Azteca to the Company pursuant to Section 4.09(c)(xiv) hereof, provided that such Indebtedness shall (A) not be assignable or transferable, (B) be unsecured and evidenced by a note that shall expressly provide that such Indebtedness shall constitute Subordinated Indebtedness and (C) have no cash payment obligations, whether in respect of interest or principal, prior to the Final Maturity Date of the Notes; and

               (vii) Indebtedness of the Company Incurred within fifteen days before the exercise date of the 2008 Unefon Rights, the 2005 Unefon Rights and the 2003 Unefon Rights in an aggregate principal amount not to exceed the aggregate exercise price of the 2008 Unefon Rights, the 2005 Unefon Rights and the 2003 Unefon Rights exercised by the Company (excluding any 2008 Unefon Rights, 2005 Unefon Rights or 2003 Unefon Rights exercised, by or for the benefit of, any holders of a Permitted Azteca Holdings/Unefon Purchase Right); provided that such Indebtedness (A) bears interest at commercially reasonable rates, (B) constitutes unsecured Subordinated Indebtedness and (C) is repaid in full upon the sale of the 2008 Unefon Pledged Shares, the 2005 Unefon Pledged Shares and the 2003 Unefon Pledged Shares underlying such 2008 Unefon Rights, 2005 Unefon Rights and 2003 Unefon Rights, respectively.

          (b) The Company will not permit TV Azteca or any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that TV Azteca or any of its Restricted Subsidiaries may issue Preferred Stock the maximum liquidation value of which will constitute Indebtedness of TV Azteca for purposes of Section 4.08 and dividends on which will be included in determining Consolidated Interest Expense for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio under the provision described in Section 4.08(a) hereof.

          SECTION  4.08.  Limitation  on  Indebtedness  of  TV  Azteca  and  its
                          ------------------------------------------------------
Restricted Subsidiaries.
-----------------------

          (a) The Company will not permit TV Azteca or any Restricted Subsidiary to Incur any Indebtedness; provided, however, that TV Azteca or any Restricted Subsidiary may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio would be greater than zero and less than or equal to 6.00:1.00.

          (b) Notwithstanding the foregoing, the following Indebtedness may be Incurred (collectively, "Permitted Indebtedness"):

               (i) Indebtedness of TV Azteca or any Restricted Subsidiary under one or more revolving credit or working capital facilities (including related guarantees and security arrangements) in an aggregate principal amount outstanding or available at any time not to exceed US$100,000,000;

               (ii)  any   Indebtedness   of  TV  Azteca   and  its   Restricted
     Subsidiaries (other than Indebtedness described in another clause of this Section 4.08(b)) outstanding on the Issue Date;

               (iii) Indebtedness owed by TV Azteca to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to TV Azteca or any other Restricted Subsidiary; provided, however, that upon either (A) the transfer or other disposition by such Restricted Subsidiary or TV Azteca of any Indebtedness so permitted to a Person other than TV Azteca or another Restricted Subsidiary of TV Azteca or (B) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than TV Azteca or another Restricted Subsidiary (or any other event) that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

               (iv) Indebtedness which is exchanged for or the proceeds of which are used to Refinance outstanding Indebtedness Incurred pursuant to the preceding paragraph or clause (ii) of this Section 4.08(b) (Indebtedness so Incurred referred to in this clause (iv) as "TVA Refinancing Indebtedness") in an aggregate principal amount not to exceed the principal amount of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness so Refinanced or the amount of any premium reasonably determined by TV Azteca as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase, plus any fees and expenses Incurred by TV Azteca or by the Subsidiary of TV Azteca, as the case may be, in connection with such Refinancing; provided, however, that the TVA Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (1) provides that the Weighted Average Life to Maturity of such TVA Refinancing Indebtedness at the time such TVA Refinancing Indebtedness is Incurred is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase or otherwise at the option of the holder thereof) prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement which is conditioned upon provisions substantially similar to the provisions of the Indebtedness being Refinanced or substantially similar to

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

     those described in Section 4.13 hereof or in connection with an asset disposition as provided in Section 4.09 hereof; provided, further, that Indebtedness Incurred pursuant to this clause (iv) may not be Incurred more than 30 days prior to the application of the proceeds to repay the Indebtedness to be Refinanced;

               (v) Indebtedness Incurred by TV Azteca, which may be guaranteed by a Restricted Subsidiary, not otherwise permitted to be Incurred pursuant to clauses (i) through (iv) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (v), has an aggregate principal amount not in excess of US$25,000,000 at any time outstanding; and

               (vi) the Incurrence by TV Azteca or any of its Restricted Subsidiaries of Indebtedness under Permitted Interest Rate, Currency or Commodity Price Agreements.

          SECTION 4.09. Limitation on Restricted Payments.
                        ---------------------------------

          (a) The Company will not, nor will TV Azteca or any Restricted Subsidiary be permitted to, directly or indirectly, make any of the following (each of clauses (i) through (iv) below being a "Restricted Payment"):

               (i) declare or pay any dividend or make any distribution on or in respect of the Capital Stock of the Company, TV Azteca or any Restricted
     Subsidiary (including any payment in connection with any merger or consolidation involving any of the foregoing) except (A) dividends or distributions by the Company payable solely in Capital Stock (other than Redeemable Stock) of the Company, and dividends or distributions by TV Azteca payable solely in Capital Stock (other than Redeemable Stock) of TV Azteca or (B) dividends from a Restricted Subsidiary to TV Azteca or to a Wholly Owned Restricted Subsidiary; or

               (ii) purchase, redeem or otherwise retire or acquire for value any Capital Stock (including any option or warrant to purchase Capital Stock) of the Company, TV Azteca or any Restricted Subsidiary held by Persons other than the Company, TV Azteca or a Wholly Owned Restricted Subsidiary; or

               (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Indebtedness of the Company (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within three months of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or

               (iv) make any Investment in any Person (other than Permitted Investments).

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


          (b)  Notwithstanding   the  foregoing,   TV  Azteca  or  a  Restricted
Subsidiary will be permitted to make any Restricted Payment unless:

               (i) a Default or an Event of Default shall have occurred and be continuing or would result from such Restricted Payment;

               (ii) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period then most recently ended, TV Azteca could not Incur at least US$1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted EBITDA Ratio under Section 4.08(a); and

               (iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made by TV Azteca and its Restricted Subsidiaries from February 5, 1997 to the relevant date on which such Restricted Payment is made exceeds the sum of:

                    (A) US$5,000,000 plus (1) the positive cumulative Adjusted EBITDA of TV Azteca for the period beginning on April 1, 1997 and ending on the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements of TV Azteca are available (taken as a single accounting period), or (2) if such cumulative
          Adjusted EBITDA is negative, the negative amount by which the cumulative Adjusted EBITDA is less than zero, less in either case the product of 2.0 times the cumulative Consolidated Interest Expense of TV Azteca for such period; plus

                    (B) 100% of the aggregate Net Cash Proceeds received by TV Azteca after February 5, 1997 from contributions of capital or the issuance and sale (other than to a Subsidiary of TV Azteca) of Capital Stock (other than Redeemable Stock) of TV Azteca, and options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of TV Azteca, provided that any such Net Cash Proceeds received by TV Azteca from an employee stock ownership plan financed by loans from TV Azteca or a Subsidiary of TV Azteca shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

                    (C) the amount by which Indebtedness of TV Azteca is reduced on TV Azteca's balance sheet upon the conversion or exchange (other than by a Subsidiary of TV Azteca) subsequent to February 5, 1997 of any debt securities or shares of Redeemable Stock of TV Azteca issued subsequent to February 5, 1997 that are convertible or exchangeable for Capital Stock (other than Redeemable Stock) of TV Azteca (less the amount of any cash or other property (other than such Capital Stock) distributed by TV Azteca or any Restricted Subsidiary upon such conversion or exchange, but plus the aggregate amount of cash or other property received by TV Azteca or any Restricted Subsidiary upon such conversion or exchange); plus

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

                    (D) to the extent not included in Adjusted EBITDA, the net reduction (received by TV Azteca or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by TV Azteca and its Restricted Subsidiaries since February 5, 1997 (including a reduction that occurs by reason of the return of equity capital, the repayment of the principal of loans or advances or the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries), not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by TV Azteca and its Restricted Subsidiaries in such Person since February 5, 1997.

          (c) The foregoing provisions shall not prohibit:

               (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration (A) such dividend would have complied with Section 4.09(b) or clauses (viii) through (xv) of this
     Section 4.09(c) and (B) no Event of Default shall have occurred and be continuing or would occur as a consequence of the declaration thereof;

               (ii) the purchase, defeasance or redemption of any Subordinated Indebtedness of the Company made solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

               (iii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company or TV Azteca (or options, warrants or other rights to acquire such Capital Stock) solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the issuer of the respective Capital Stock or from or to an employee stock ownership plan financed by loans from such issuer or a Subsidiary of such issuer) of shares of Capital Stock (other than Redeemable Stock) of the Company or TV Azteca, respectively (or options, warrants or other rights to acquire such Capital Stock), provided that the amount of such purchase, redemption, acquisition or retirement of Capital Stock of the Company or TV Azteca and the amount of net proceeds from such exchange or sale of Capital Stock of the Company or TV Azteca shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 4.09(b);

               (iv) the purchase, redemption, acquisition or retirement of any shares of Redeemable Stock of the Company or TV Azteca (or options, warrants or other rights to acquire such Redeemable Stock) solely in exchange for or out of the net proceeds of the substantially concurrent sale of shares of Redeemable Stock of the Company or TV Azteca, as the case may be, (A) having a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Redeemable Stock being purchased, redeemed, acquired or retired and (B) that cannot be redeemed or otherwise retired (including pursuant to an offer to purchase or otherwise at the option of the holder thereof) earlier than the Redeemable Stock being purchased, redeemed, acquired or retired;

               (v) payments or distributions to Persons that are not Affiliates of the Company or TV Azteca in the nature of satisfaction of dissenter's rights pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or TV Azteca;

               (vi) (A) Investments by TV Azteca and its Restricted Subsidiaries in (1) Unrestricted Subsidiaries and (2) any partnership, joint venture or other Person primarily engaged in a Permitted Business, if, in either case, the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this subclause (vi)(A)) does not exceed US$30,000,000 at any one time outstanding, and (B) Investments by TV Azteca and its Restricted Subsidiaries of any kind that do not exceed US$5,000,000 at any one time outstanding;

               (vii) the purchase or redemption of any Subordinated Indebtedness of the Company from remaining Uninvested Asset Sale Distributions to the extent permitted under Section 4.09(d);

               (viii) dividends or distributions made by TV Azteca to, or the purchase, redemption or other retirement or acquisition for value of the Capital Stock of TV Azteca from, the Company and all other holders of each class of TV Azteca's Capital Stock on a pro rata basis;

               (ix) Restricted Payments by the Company in an aggregate amount together with all other Restricted Payments made pursuant to this clause
     (ix) not in excess of the aggregate of the amounts received, directly or indirectly, by the Company after the Issue Date from dividends or distributions paid by TV Azteca in respect of, or the purchase, redemption or other retirement or acquisition for value of, shares of Capital Stock of TV Azteca that were (A) Unrestricted Shares at the time of such dividend, distribution, purchase, redemption or other retirement or acquisition for value and (B) Restricted Shares at such time, provided, in the case of this clause (B), that immediately after giving effect to such dividend, distribution, purchase, redemption or other retirement or acquisition for value the Company could have released at least one 2005 TV Azteca Pledged Share pursuant to the 2005 Collateral Pledge and one 2003 TV Azteca Pledged Share pursuant to the 2003 Collateral Pledge;

               (x) Restricted Payments by the Company to the extent they consist of Unrestricted Shares or do not exceed in aggregate amount the proceeds from the sale or pledge of any thereof;

               (xi) Restricted Payments by the Company of the Elektra Reserved Shares pursuant to the exercise of the exchange right under the Elektra Share Exchange Agreement;

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

               (xii) Restricted Payments by the Company to the extent they do not exceed in aggregate amount the amounts received by the Company after the Issue Date from dividends or distributions paid by Grupo Cotsa (or any other Person other than TV Azteca or its Restricted Subsidiaries) in respect of, or the purchase, redemption or other retirement or acquisition for value of, the Capital Stock of Grupo Cotsa (or such other Person);

               (xiii) the Rights Grant, the Rights Exercise, a Permitted Azteca Holdings/Unefon Purchase Right or the TV Azteca Option Grant;

               (xiv) dividends or other Restricted Payments to the Company, which do not in the aggregate exceed (i) the actual amount used by the Company to pay legal fees and expenses, regulatory filing fees, corporate franchise or similar taxes plus (ii) the actual amount used by the Company to pay its actual administrative expenses, provided that the aggregate amount expended in any calendar year for the purposes set forth in this subclause (ii) shall not exceed US$2,000,000; or

               (xv) Restricted Payments by TV Azteca to the Company constituting Indebtedness permitted to be Incurred under Section 4.07(a) (i), (ii), (iv) or Section 4.07(b);

provided that, except in the case of clauses (i) through (iv) and clauses (ix) through (xiii) of this Section 4.09(c), no Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Any payment made pursuant to clause (i) (other than payments described in clauses (x) through (xv)), (v) or, (vi) of this Section 4.09(c) shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments of TV Azteca and its Restricted Subsidiaries pursuant to Section 4.09(b). Any Restricted Payment made other than in cash shall be valued at fair market value.

          (d) (i) Within 60 days after the Company's receipt of dividends or other distributions from TV Azteca made pursuant to Section 4.14, the Company may apply such dividends or distributions (or amounts equal thereto) at its option to Investments in TV Azteca and its Restricted Subsidiaries in assets that are useful in a Permitted Business. Any dividends or distributions (or amounts equal thereto) that are not invested as provided within the time period set forth in the preceding sentence will be deemed to constitute "Uninvested Asset Sale Distributions." When the aggregate amount of Uninvested Asset Sale Distributions exceeds US$15,000,000, the Company shall make an Offer to Purchase to all holders of the 2005 Notes pursuant to the terms of the 2005 Indenture, and to the extent that there are any Uninvested Asset Sale Distributions remaining thereafter, the Company shall make an Offer to Purchase to all holders of the 2003 Notes (to the extent that any of the 2003 Notes remain outstanding after the Issue Date) and, to the extent that there are any Uninvested Asset Sale Distributions remaining thereafter, the Company shall make an Offer to Purchase to all holders of the Notes, for the maximum amount of such Notes that may be purchased out of the Uninvested Asset Sale Distributions at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the purchase date. The Company will commence

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

such Offer to Purchase within ten Business Days after the date that Uninvested Asset Sale Distributions exceed US$15,000,000 or such later date as the Company determines that Uninvested Asset Sale Distributions are available for such purpose. To the extent that there are any such remaining Uninvested Asset Sale Distributions after consummating any such offers to purchase, the Company may use any such remaining Uninvested Asset Sale Distributions for any use which is not otherwise prohibited by this Indenture and the amount of Uninvested Asset Sale Distributions shall be reset at zero. If the aggregate principal amount of Notes tendered pursuant to any such Offer to Purchase (after giving effect to the completion of an offer to purchase the 2005 Notes and 2003 Notes) exceeds the amount of Uninvested Asset Sale Distributions, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be purchased.

          (ii) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.09. To the extent that the provisions of any applicable United States federal or state securities laws or regulations conflict with provisions of this Indenture relating to an Offer to Purchase, the Company will comply with such laws or regulations and will not be deemed to have breached such provisions of this Indenture by virtue thereof.

          (e) The foregoing Section 4.09(d) requiring the Company to make an Offer to Purchase under certain conditions shall not be applicable from and after the time that all of the 2005 Notes Collateral, 2003 Notes Collateral and 2008 Notes Collateral shall have been released from the 2005 Collateral Pledge, the 2003 Collateral Pledge and the 2008 Collateral Pledge, respectively.

          SECTION 4.10. Limitation on Dividends and Other Payment Restrictions
                        ------------------------------------------------------
Affecting Certain Subsidiaries.
------------------------------

          (a) The Company will not, and will not permit TV Azteca or any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of TV Azteca or its Restricted Subsidiaries:

               (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company, TV Azteca or any of its Restricted Subsidiaries or pay any Indebtedness or other obligation owed to the Company, TV Azteca or any of its Restricted Subsidiaries;

               (ii) to make loans or advances to the Company, TV Azteca or any of its Restricted Subsidiaries; or

               (iii) to transfer any of its property or assets to the Company, TV Azteca or any of its Restricted Subsidiaries.

          (b) Notwithstanding the foregoing, nothing herein shall prohibit the creation or existence of any such encumbrance or restriction:

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

               (i) pursuant to any agreement in effect on the date of this Indenture, including, without limitation, the indenture under which the TV Azteca Notes were issued, or in any agreement thereafter entered into if such encumbrance or restriction is not materially more restrictive than in such indenture;

               (ii) existing with respect to any Person or the properties or assets of such Person (other than a Subsidiary of TV Azteca existing on the date of this Indenture or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of TV Azteca and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

               (iii) pursuant to an agreement effecting an amendment, renewal, refinancing, refunding or extension of an agreement referred to in clause
     (b)(i) or (b)(ii) above, provided, however, that the provisions contained in such renewal, refinancing, refunding or extension agreement relating to such encumbrance or restriction taken as a whole are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof;

               (iv) in the case of clause (a)(iii) above, (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, programming agreement, conveyance or contract or similar property or asset, (B) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of TV Azteca or any Restricted Subsidiary not otherwise prohibited by the terms of this Indenture or (C) arising or agreed to in the ordinary course of business that, in the case of this clause (C), does not, individually or in the aggregate, detract from the value of property or assets of TV Azteca or any Restricted Subsidiary in any manner material to TV Azteca and its Restricted Subsidiaries, taken as a whole;

               (v) with respect to a Restricted Subsidiary of TV Azteca, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

               (vi) that is the result of applicable law.

          SECTION 4.11. Required Stock Ownership; Limitation on Liens.
                        ---------------------------------------------

          (a) Subject only to the rights under the Administrative Trust Agreement, any Permitted Azteca Holdings/Unefon Purchase Right, any rights of holders of 2005 Notes, the 2005 Indenture, the 2005 Collateral Pledge, any

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

rights of holders of 2003 Notes, the 2003 Indenture and the 2003 Collateral Pledge (in each case, to the extent that any 2003 Notes remain outstanding following the Issue Date), and any Permitted Forward Sale Agreement, the Company shall at all times be the direct legal and beneficial owner of the Azteca Holdings Series A Shares. The Company shall be the beneficial owner of at least a majority of the Voting Stock of TV Azteca on a Fully-Diluted Basis.

          (b) The Company shall not create or permit to exist any Lien on the 2008 Notes Collateral, the 2005 Notes Collateral, the 2003 Notes Collateral, or the Azteca Holdings Series A Shares other than the 2008 Collateral Pledge, the 2005 Collateral Pledge, the 2003 Collateral Pledge, the Administrative Trust Agreement, any Permitted Azteca Holdings/Unefon Purchase Right, any Permitted Subordinate Rights in the 2008 Net Unefon Sale Proceeds, the 2005 Net Unefon Sale Proceeds or the 2003 Net Unefon Sale Proceeds (or any respective Substitute Unefon Consideration related thereto), the TV Azteca Unefon Arrangements and any Permitted Forward Sale Agreement.

          (c) The Company shall not create or permit to exist any Lien on the Elektra Reserved Shares (other than pursuant to the Elektra Share Exchange Agreement, the Administrative Trust Agreement, any Permitted Azteca Holdings/Unefon Purchase Right and any rights of holders of the Notes, the 2005 Notes and the 2003 Notes) until such time as the Elektra Reserved Shares shall constitute Unrestricted Shares.

          (d) If at any time any rights are offered to holders of Capital Stock of TV Azteca to subscribe for any additional Capital Stock of TV Azteca at a price below the Market Value per any CPO subject to the 2008 Collateral Pledge, 2005 Collateral Pledge or 2003 Collateral Pledge, the Company will exercise, and will cause any Subsidiary of the Company or any Person controlled by a Permitted Holder of the Company that then owns Capital Stock of TV Azteca to exercise, such preemptive rights with respect to all of the Capital Stock of TV Azteca then owned by each of them in the same proportion as such rights are exercised with respect to any shares of Capital Stock of TV Azteca then owned by them (including the TV Azteca Pledged Shares).

          SECTION  4.12.  Limitation on Sale and  Leaseback  Transactions  by TV
                          ------------------------------------------------------
Azteca and its Restricted Subsidiaries.
--------------------------------------

          (a) The Company will not permit TV Azteca or any Restricted Subsidiary to enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction unless either or both of the following conditions are satisfied:

               (i) the lease is between TV Azteca and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries; provided, however, that any subsequent transfer of such lease or any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary, shall be deemed for purposes of this Section 4.12 to constitute the entering into of such Sale and Leaseback Transaction by the parties thereto on the date of such transfer or issuance; or

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


               (ii) (A) TV Azteca would be able to incur Indebtedness in an amount equal to the Attributable Indebtedness pursuant to the Indebtedness to Adjusted EBITDA Ratio of Section 4.08(a), and (B) TV Azteca receives proceeds from such Sale and Leaseback Transaction at least equal to the fair market value thereof and, if such Sale and Leaseback Transaction also constitutes an Asset Disposition, such proceeds are applied in the same manner and to the same extent as the Net Available Proceeds from an Asset Disposition pursuant to Section 4.14.

          SECTION  4.13.  Repurchase  at the Option of Holders  upon a Change of
                          ------------------------------------------------------
Control.
-------

          (a) Within 30 days following the occurrence of a Change of Control, unless the Company has theretofore mailed a redemption notice with respect to all of the outstanding Notes, the Company will be required to make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase. A "Change of Control" shall be deemed to have occurred if the Permitted Holders beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, in the aggregate less than (i) 51% of the total voting power of the Voting Stock of the Company or
(ii) 51% of the total voting power of the Voting Stock of TV Azteca or, in either case, do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or TV Azteca. The term "Permitted Holders" shall mean:
(A) Mr. Salinas Pliego, (B) a grandparent, parent, brother, sister, uncle, or aunt of the individual named in clause (A), (C) the spouse or a former spouse of any individual named in clause (A) or (B), (D) the lineal descendants of any person named in clauses (A) through (C) and the spouse or a former spouse of any such lineal descendant, (E) the estate or any guardian, custodian or other legal representative of any individual named in clauses (A) through (D), (F) any trust established solely for the benefit of any one or more of the individuals named in clauses (A) through (E), and (G) any Person in which all of the equity interests are owned, directly or indirectly, by any one or more of the Persons named in clauses (A) through (F).

          (b) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to any Offer to Purchase. To the extent that the provisions of any applicable United States federal or state securities laws or regulations conflict with provisions of this Indenture relating to an Offer to Purchase, the Company will comply with such laws or regulations and will not be deemed to have breached such provisions of this Indenture by virtue thereof.

          (c) The Company shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

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


          SECTION 4.14.  Limitation on Asset  Dispositions  by TV Azteca and its
                         -------------------------------------------------------
Restricted Subsidiaries. The Company will not permit TV Azteca or any Restricted
-----------------------
Subsidiary to make any Asset Disposition in one or more related transactions unless: (i) TV Azteca or such Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by TV Azteca's Board of Directors and evidenced by a TVA Board Resolution), (ii) at least 90% of the consideration for such disposition consists of cash or Cash Equivalents, or property or services usable by TV Azteca or any Restricted Subsidiary in the ordinary course of a Permitted Business, or the assumption of Indebtedness of TV Azteca or any Restricted Subsidiary, as the case may be, relating to such assets and release from all liability on the Indebtedness assumed, and (iii) all Net Available Proceeds, less any amounts invested within 180 days of such disposition in a Permitted Business, are applied within 180 days of such disposition (1) first, to the prepayment, repayment or repurchase of Indebtedness of TV Azteca or of a Wholly Owned Restricted Subsidiary, as the case may be, or, additionally in the case of an Asset Disposition by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Indebtedness of such Subsidiary (in each case other than Indebtedness owed to an Affiliate of the Company or, TV Azteca which is not a Restricted Subsidiary) (whether or not the related loan commitment is permanently reduced in connection therewith) and (2) second, to make a Restricted Payment to the Company and to all other TV Azteca stockholders on a pro rata basis.

          SECTION 4.15. Limitation on Transactions with Affiliates.
                        ------------------------------------------

          (a) The Company will not, and will not permit TV Azteca or any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company or TV Azteca (other than the Company, TV Azteca or any of its Restricted Subsidiaries), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company, TV Azteca or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; provided, however, that transactions with any Restricted Subsidiary that is not a Wholly Owned Subsidiary of TV Azteca will be subject to this covenant unless no Affiliate of the Company or TV Azteca (other than a Wholly Owned Subsidiary of TV Azteca) holds Capital Stock in such Restricted Subsidiary. For any transaction that involves in excess of US$2,500,000, a majority of the disinterested members of the Board of Directors of the Company or, in the case of a transaction involving TV Azteca or any of its Restricted Subsidiaries, of TV Azteca shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution or a TVA Board Resolution, as the case may be, filed with the Trustee. For any transaction that involves in excess of US$15,000,000, the Company shall obtain an opinion from an internationally recognized investment banking firm or other internationally recognized expert with experience in evaluating or appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required, stating that such transaction (or series of related transactions) is fair to the Company, TV Azteca or such Restricted Subsidiary from a financial point of view, which opinion shall be filed with the Trustee.

          (b) The foregoing provisions will not apply to: (i) any Permitted Investment or any Restricted Payment not prohibited by Section 4.09, (ii) any issuance to employees of TV Azteca of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors of TV Azteca, (iii) loans or advances to Affiliates of TV Azteca and its Restricted Subsidiaries who are also employees of TV Azteca or a Restricted Subsidiary, not to exceed US$2,000,000 in aggregate principal amount outstanding at any one time (which amount will not be reduced as a result of the forgiveness of any such loan or advance), (iv) the payment of reasonable fees and indemnities to directors of the Company, TV Azteca or its Restricted Subsidiaries, (v) any sale or grant of advertising time by TV Azteca or a Restricted Subsidiary to any Affiliate, provided that the advertising time is sold or granted to such Affiliate no more than 72 hours prior to the time such advertising time is scheduled to be broadcast and such advertising time was otherwise unsold at the time of such sale or grant, (vi) any payments or other transactions pursuant to any tax-sharing agreement between the Company, TV
Azteca and any other Person with which the Company or TV Azteca files a consolidated tax return or with which the Company or TV Azteca is part of a consolidated group for tax purposes, (vii) the granting of Liens by the Company pursuant to Section 4.07(a)(iii) so long as such transaction is on terms no less favorable to the Company than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate, (viii) the entering into of a Permitted Forward Sale Agreement, (ix) the Rights Grant and the Rights Exercise, (x) the entering into the Administrative Trust Agreement and the transactions contemplated thereby, (xi) any Permitted Azteca Holdings/Unefon Purchase Right, (xii) the TV Azteca Option Grant, (xiii) Indebtedness owing to Affiliates Incurred pursuant to Section 4.07(a)(iv), (a)(v) or (a)(vii) hereof,
(xiv) entering into the 2008 Collateral Pledge, the 2005 Collateral Pledge, the 2003 Collateral Pledge or pledge of Unrestricted Shares or any other collateral permitted to secure any Company Refinancing Indebtedness, and any amendments thereto in accordance with the terms of the Indenture, the 2005 Indenture, the 2003 Indenture and the indenture governing any Company Refinancing Indebtedness, respectively, and the transactions contemplated hereby and thereby, and (xv) the transactions contemplated under the TV Azteca Unefon Arrangements as of the date of this Indenture.

          SECTION 4.16. Provision of Financial Information.
                        ----------------------------------

          (a) For so long as the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will file with the Commission and the Trustee: (i) within 140 days after the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form); (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing unaudited, consolidated financial statements for such quarter, and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form).

          (b) If at any time the Company ceases to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will file with the Trustee: (i) within 140 days after the end of each fiscal year of the Company, annual reports containing information consistent with the information required to be contained in Form 20-F (or any successor form), (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports containing information consistent with information required to be contained on Form 6-K (or any successor form) containing unaudited, consolidated financial statements for such quarter, and (iii) promptly from time to time after the occurrence of an event that would otherwise be required to be

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

therein reported, such other reports containing information consistent with the information required to be contained on Form 6-K (or any successor form).

          (c) The financial statements referred to in this Section 4.16 will, unless otherwise required by applicable law or by the Commission, be prepared in accordance with Mexican GAAP; provided that all annual, audited consolidated financial statements will contain a reconciliation to U.S. GAAP of net income and stockholders' equity.

          SECTION 4.17. Limitation on Designation of Unrestricted  Subsidiaries.
                        -------------------------------------------------------
The Company may cause TV Azteca to designate any Subsidiary of TV Azteca to be an "Unrestricted Subsidiary" as provided by this Section 4.17. "Unrestricted Subsidiary" means (a) any Subsidiary of TV Azteca designated as such by the Board of Directors of TV Azteca as set forth in this Section 4.17 and (b) any other Person that is then or thereafter becomes a Subsidiary of an Unrestricted Subsidiary. The Board of Directors of TV Azteca may designate any Subsidiary of TV Azteca (including any newly acquired or newly formed Subsidiary of TV Azteca) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of TV Azteca which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that (1) such Subsidiary does not receive, and is not, and does not become, entitled to the right to receive, any payments in respect of television advertising or sales of television programming, except in such amounts that, in the aggregate for any fiscal year, when taken together with all such amounts for each other Unrestricted Subsidiary, are not material to TV Azteca and its Restricted Subsidiaries, taken as a whole, for such fiscal year and (2) either (A) the Subsidiary to be so designated has total assets of US$1,000 or less or (B) if such Subsidiary has assets greater than US$1,000, the Investment resulting from such designation would be permitted either as a Permitted Investment or in compliance with
Section 4.09 hereof. The Board of Directors of TV Azteca may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) TV Azteca could Incur US$1.00 of additional Indebtedness under the Indebtedness to Adjusted EBITDA Ratio set forth in Section 4.08(a) hereof and (y) no Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of TV Azteca shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the TVA Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          SECTION 4.18.  Compliance  Certificate;  Notice of Default or Event of
                         -------------------------------------------------------
Default.
-------

          (a) The Company shall deliver to the Trustee within 140 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not, to the best knowledge of such Officers, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such Officers may have knowledge.

          (b) The Company shall deliver written notice to the Trustee within 30 days after any executive officer of the Company becomes aware of the occurrence of any event which constitutes a Default or Event of Default, describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.19. Further Assurances.
                        ------------------

          (a) Upon request of the Trustee, the Company shall execute and deliver, and shall cause the pledgors under any Collateral Document to execute and deliver, such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the Collateral Documents. Without limiting the generality of the foregoing, the Company agrees that from time to time, at the expense of the Company, promptly, upon reasonable request by the Trustee, to execute and deliver or cause to be executed and delivered, or use its reasonable commercial efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and except as not required by this Indenture and the Collateral Documents, and take any other actions that may be reasonably necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the security interest of the Holders of the Notes in and to the 2008 Notes Collateral, to protect the 2008 Notes Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interest created by or arising through the Trustee) or to effect the purposes of this Indenture.

          (b) The Trustee is hereby authorized to file any financing or continuation statements in the United States with respect to the 2008 Notes Collateral without the signature of the Company or any other pledgor under a Collateral Document (to the extent permitted by applicable law); provided, however, that the Company shall not be relieved of any of its obligations under
Section 4.19(a) hereof, provided, however, that the Trustee will not be obligated to file such financing or continuation statement. A photocopy or other reproduction of this Indenture, any Collateral Documents or any financing statement covering the 2008 Notes Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Company will furnish to the Trustee from time to time statements and schedules further identifying and describing the 2008 Notes Collateral and such other reports in connection with the 2008 Notes Collateral as the Trustee may reasonably request, all in reasonable detail.

          (d) The Company will promptly pay all out-of-pocket costs reasonably incurred in connection with any of the foregoing within 30 days of receipt of an invoice therefor. The Company also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the security interest of the Holders of the Notes in and to the 2008 Notes Collateral, including the filing of all necessary financing and continuation statements, and to protect the 2008 Notes Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

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


          SECTION 4.20. Execution of Certain Collateral Documents.
                        -----------------------------------------

          (a) On the date of the Rights Exercise with respect to the 2008 Unefon Rights, the Company shall, if applicable, execute and deliver, and shall cause the holders of any Permitted Azteca Holdings/Unefon Purchase Rights that actually acquire 2008 Unefon Pledged Shares to execute and deliver, (i) the Unefon Pledge Agreement, and deliver a copy thereof (translated and certified into English, if required) to the Trustee and (ii) to deliver to the Trustee, in form and substance satisfactory to its counsel, Opinions of Counsel to the effect that the Notes are secured by a first priority, security interest in the 2008 Unefon Pledged Shares under the Unefon Pledge Agreement.

          (b) On or prior to the date of the acquisition of 2008 Notes Collateral (including any Substitute Collateral pursuant to Section 11.04(d) hereof) or following the date of the Rights Exercise with respect to the 2008 Unefon Rights, as appropriate, the Company shall, (i) if applicable, execute and deliver, shall request the Trustee, if applicable, to execute and deliver and shall cause the holders of any Permitted Azteca Holdings/Unefon Purchase Rights that actually acquire 2008 Unefon Pledge Shares to execute and deliver the Account Control Agreement (Distributions) in the event that it has not been previously executed and delivered by the Company, the Pledge and Security Agreement, the Prenda Mercantil, any required Foreign Securities Pledge Arrangement and any other Collateral Document providing for the pledge of 2008 Notes Collateral, as applicable, and to deliver copies thereof (translated into English, if required) to the Trustee and (ii) to deliver to the Trustee, in form and substance satisfactory to its counsel, Opinions of Counsel to the effect that the 2008 Notes will be secured by a first priority security interest in the 2008 Notes Collateral under each applicable Collateral Document.

          (c) On the date on which any remaining 2003 Notes Collateral shall be released in accordance with the 2003 Indenture, the Company shall execute and deliver to the Trustee any and all of the Collateral Documents required to be executed and delivered in order to create and perfect a first priority security interest in such remaining 2003 Notes Collateral and shall deliver to the Trustee, in form and substance satisfactory to its counsel, Opinions of Counsel to the effect that the remaining 2003 Notes Collateral has been released in accordance with the 2003 Indenture and the security documents related thereto and that the 2008 Notes are secured by a first priority security interest in such new 2008 Notes Collateral under each applicable Collateral Document.

          SECTION 4.21. Collateral Deposits. In connection with, and following, the Rights Exercise with respect to the 2008 Unefon Rights, the Company shall deposit or cause the holders of any Permitted Azteca Holdings/Unefon Purchase Rights that actually acquire 2008 Unefon Pledged Shares, to deposit (i) any and all Capital Stock of Unefon constituting 2008 Unefon Pledged Shares so acquired or any other uncertificated Mexican Permitted Securities constituting 2008 Net Unefon Sale Proceeds or Substitute Unefon Consideration relating to the 2008 Pledged Unefon Shares, that are eligible for deposit in a caucion bursatil, in a pledge under the Unefon Pledge Agreement, (ii) any uncertificated U.S. depositary securities representing the deposit of such Capital Stock of Unefon and any uncertificated U.S. Permitted Securities constituting 2008 Net Unefon Sale Proceeds or Substitute Unefon Consideration relating to the 2008 Pledged

Unefon Shares in a pledge under the Pledge and Security Agreement, (iii) any certificated Mexican Permitted Securities constituting Net Unefon Sale Proceeds or Substitute Unefon Consideration relating to the 2008 Pledged Unefon Shares, or any other Mexican Permitted Securities not otherwise eligible for deposit in a caucion bursatil, in a pledge under the Prenda Mercantil, (iv) any certificated U.S. depositary securities representing the deposit of such Capital Stock of Unefon and any certificated U.S. Permitted Securities constituting 2008 Net Unefon Sale Proceeds or Substitute Unefon Consideration relating to the 2008 Pledged Unefon Shares, in a pledge under the Pledge and Security Agreement, (v) any non-Mexican or non-U.S. Permitted Securities constituting 2008 Net Unefon
Sale Proceeds or Substitute Unefon Consideration relating to the 2008 Pledged Unefon Shares in a pledge under a Foreign Securities Pledge Arrangement, or (vi) any 2008 Notes Collateral consisting of cash after the exchange thereof to U.S. dollars, if required, in a pledge under the Account Control Agreement (Distributions), in each case as 2008 Notes Collateral.

          SECTION  4.22.  Rule 144A  Information.  As long as the Notes have not
                          ----------------------
been registered with the Commission and the registration statement covering the Notes has not been declared effective by the Commission under the Securities Act, upon request of a Holder of a Note, the Company shall promptly furnish to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such Holder, provided that the Company shall not be required to furnish Rule 144A Information in connection with any request made on or after the date which is two years from the later of (i) the date such Note was acquired from the Company or (ii) the date such Note was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act; and provided further that the Company shall not be required for furnish such information at any time to a prospective purchaser located outside of the United States who is not a "U.S. Person" within the meaning of Regulation S under the Securities Act if such Note may then be sold to such prospective purchaser in accordance with Rule 904 of Regulation S under the Securities Act (or any successor provision thereto).

          SECTION 4.23.  Additional Interest. If at any time Additional Interest
                         -------------------
becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall duly and promptly (i) deliver to the Trustee a certificate to that effect and stating (a) the amount of such Additional Interest that is payable and (b) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement and (ii) pay to each Holder such Additional Interest in such amount and on such date as set forth in the Registration Rights Agreement. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

                                   ARTICLE V

               MERGER, CONSOLIDATION, AND CERTAIN SALES OF ASSETS

          SECTION 5.01.  Merger,  Consolidation and Certain Sales of Assets. The
                         --------------------------------------------------
Company will not, and will not permit TV Azteca to, in a single transaction or a series of related transactions,

          (a) consolidate with or merge with or into any other Person; or

          (b) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of the Company's or TV Azteca's assets, unless:

               (i) the Company or TV Azteca, as the case may be, is the surviving or continuing Person, or, in a transaction in which the Company or TV Azteca, as the case may be, does not survive or in which the Company or TV Azteca, as the case may be, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity is organized under the laws of Mexico or of the United States of America or any State thereof or the District of Columbia and, in the case of the Company, the successor entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, and an amendment to the Collateral Documents executed and delivered to each 2008 Collateral Agent, in each case in form satisfactory to the Trustee, all of the Company' obligations under this Indenture and the Collateral Documents, respectively;

               (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company or TV Azteca, as the case may be (or other successor entity to them), is equal to or greater than that of the Company or TV Azteca, as the case may be, immediately prior to the transaction;

               (iv) in the case of TV Azteca, immediately after giving effect to such transaction on a pro forma basis and treating any Indebtedness which becomes an obligation of TV Azteca or a Subsidiary of TV Azteca as a result of such transaction as having been Incurred by TV Azteca at the time of such transaction, TV Azteca (including any successor entity to TV Azteca) could Incur at least US$1.00 of additional Indebtedness pursuant to the provisions of Section 4.08(a) hereof; and

               (v) if the Company is not the surviving or continuing Person, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and amendment to the Collateral Documents (if any) comply with this Indenture.

          The foregoing provisions shall not apply to the deposit by the Company or Cotsa into the trust created by the Administrative Trust Agreement of the Azteca Holdings Trust Property.

          SECTION 5.02.  Successor Company  Substituted for the Company.  In the
                         ----------------------------------------------
event of any transaction described in and complying with the conditions listed in Section 5.01 hereof in which the Company is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company will be released and discharged from all obligations and covenants under this Indenture and the Collateral Documents and any indentures supplemental or amendments thereto and the Notes.

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

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

          SECTION  6.01.  Events of Default.  "Event of Default,"  wherever used
                          -----------------
herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company shall fail to make any payment of principal on any Note when due in accordance with the terms thereof, whether upon Maturity, acceleration, call for redemption or otherwise;

          (b) the Company shall (i) fail to make any payment of interest or any Additional Amounts in respect of any Note within 30 days after any such amount becomes due in accordance with the terms thereof or (ii) fail to make the interest payment required to be made pursuant to Section 4.02 hereof on July 15, 2003;

          (c) the Company shall fail to comply with its obligations described under Section 4.11(a) or (b) or except by reason of the termination of this Indenture or the Collateral Documents in accordance with their respective terms or the release of the 2008 Notes Collateral in accordance with this Indenture and the Collateral Documents, the Indenture or the Collateral Documents cease to be in full force and effect or shall no longer be effective to convey to the Holders of the Notes the rights in the 2008 Notes Collateral as contemplated thereby;

          (d) the Company or TV Azteca shall fail to observe or perform any other covenant or agreement contained in the Notes, this Indenture, or any of the Collateral Documents and such failure continues for a period of 30 days after written notice of such failure has been sent to the Company by the Trustee or the Holders of at least 25% of the aggregate outstanding principal amount of the Notes specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default";

          (e) there shall have occurred any loss, seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the television broadcasting assets (including any material broadcast license) of TV Azteca and its Restricted Subsidiaries, taken as a whole;

          (f) a default by the Company, TV Azteca or any Significant Subsidiary under any bond, debenture or other evidence of Indebtedness, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, TV Azteca or such Significant Subsidiary with a principal amount then outstanding in excess of US$10,000,000 (other than Non-Recourse Indebtedness), whether such Indebtedness now exists or shall hereafter be created, which default (i) is a default in the payment of the principal of or interest on such Indebtedness and has continued beyond any applicable grace period (as the same may have been expressly extended),]\ or (ii) has given rise to acceleration of such Indebtedness;

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

          (g) the Company, TV Azteca or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or files a request or petition for
     a  writ  of  execution  to  initiate   bankruptcy  or  concurso   mercantil
     proceedings or have itself adjudicated as bankrupt;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors; or

               (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company, TV Azteca or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company, TV Azteca or any Significant Subsidiary or for any substantial part of their respective property;

               (iii) orders the winding up or liquidation of the Company, TV Azteca or any Significant Subsidiary;

               (iv)  adjudicates  the  Company,   TV  Azteca  or  a  Significant
     Subsidiary as bankrupt or insolvent or in concurso mercantil;

               (v) ratifies an accord or composition in bankruptcy between the Company, TV Azteca or a Significant Subsidiary and the respective creditors thereof and the order or decree remains unstayed and in effect for 60 days; or
          (i) a final and non-appealable judgment or order for the payment of money in excess of US$10,000,000, where the amount in excess of US$10,000,000 is not covered by insurance or subject to valid claims of indemnification, contribution or other forms of reimbursement, shall be rendered against the Company, TV Azteca or any Significant Subsidiary and such judgment or order shall continue unsatisfied and not stayed, bonded, vacated or suspended by agreement with the beneficiary thereof for a period of 60 days.

          SECTION 6.02.  Acceleration.  If (a) an Event of Default  specified in
                         ------------
clause (g) or (h) of Section 6.01 above shall occur and be continuing, or (b) if an Event of Default specified in clause (a) or (b) of Section 6.01 above shall occur and be continuing as a result of the failure of the Company to make the

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

scheduled principal amortization payment and/or the payment of accrued and unpaid interest on any 2003 Notes tendered and accepted for exchange in the Exchange Offer and Consent Solicitation, in each case, due and payable on July 15, 2003, the maturity of the Notes shall automatically be accelerated and the principal amount thereof, together with accrued interest and any Additional Amounts thereon, as of the date of acceleration shall become and be immediately due and payable, without any notice or other act on the part of the Trustee or any Holder of the Notes. If any other Event of Default shall occur and be continuing, the Trustee shall, at the request of the Holders of not less than 25% of the aggregate outstanding principal amount of the Notes, by written notice to the Company declare the principal amount of the Notes, together with accrued interest and any unpaid Additional Amounts thereon, immediately due and payable. The Trustee may withhold such acceleration notice if it determines in its good faith judgment that the withholding of such acceleration notice is in the best interests of the Holders of the Notes. Upon any acceleration pursuant to this Section 6.02, the Trustee, by its agents (including the 2008 Collateral Agents) and attorneys, may proceed, and upon the request of not less than a majority of the aggregate outstanding principal amount of the Notes shall proceed, to foreclose on the 2008 Notes Collateral. To institute such foreclosure proceedings, the Trustee shall deliver a CPO Pledge Agreement Notice to the executor under the CPO Pledge Agreement, a Unefon Pledge Agreement Notice to the executor under the Unefon Pledge Agreement, if applicable, a Prenda Mercantil Notice to the depositary under the Prenda Mercantil, if applicable, and a notice of sale of collateral, to the 2008 Collateral Agent under any of the other applicable Collateral Documents, in each case with a copy to the Company.

          SECTION 6.03. Waiver of Past Default. The right of the Trustee to give
                        ----------------------
such acceleration notice shall terminate if the event giving rise to such right shall have been waived, cured or otherwise satisfied before such right is exercised. The Holders of not less than a majority in aggregate outstanding principal amount of the Notes, by notice to the Trustee, may rescind any acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest on the Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration and interest on such overdue interest and principal as provided under this Indenture, and (iii) all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of amounts that have become due solely because of such acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

          SECTION 6.04.  Cure,  Waiver or Rescission  of  Cross-Acceleration  or
                         -------------------------------------------------------
Payment Default. Notwithstanding the foregoing, if an Event of Default specified
---------------
in Section 6.01(f) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if
(i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii)(A) the default relating to such Indebtedness is waived or cured, and (B) if such Indebtedness has been accelerated, then the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and, in the case of both (i) and (ii) above, (x) written notice of such repayment, or cure or waiver or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the Holders of such Indebtedness or a trustee, fiduciary or agent for such Holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, and (y) such rescission of acceleration of the Notes does not conflict with any judgment

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

or decree as certified to the Trustee by the Company. As promptly as practicable after any such rescission, the Trustee shall notify the Holders of the Notes and each 2008 Collateral Agent under the Collateral Documents.

          SECTION  6.05.  Control by  Majority.  The  Holders of not less than a
                          --------------------
majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder or exercising any trust or power conferred on the Trustee hereunder or as such Agent; provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture, the Collateral Documents or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.06.  Limitation on Suits.  No Holder of the Notes shall have
                         -------------------
any right to institute any Proceeding with respect to this Indenture, or any of the Collateral Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Notes;

          (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Collateral Document to affect, disturb or prejudice the rights of any other Holders of the Notes or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, or any of the Collateral Documents, except in the manner herein provided and for the equal and ratable benefit of all Holders of the Notes.

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


          SECTION 6.07.  Rights of Holders to Receive  Payment.  Notwithstanding
                         -------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of (premium, if any) and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the Redemption Dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the liens of the Collateral Documents upon any property or assets subject to the Liens.

          SECTION  6.08.  Trustee May File  Proofs of Claim.  In the case of any
                          ---------------------------------
judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any "sindico," custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 hereof.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

          SECTION 6.09. Priorities.  Any money collected by the Trustee pursuant
                        ----------
to this Article VI or paid to the Trustee pursuant to the Collateral Documents shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts  due the Trustee  under  Section
     7.10 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of, premium (if any) and interest on the Notes, ratably, without

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

     preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: To the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

          SECTION 6.10.  Undertaking  for Costs.  All parties to this  Indenture
                         ----------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any of the Collateral Documents, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.10 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal or premium (if any) of any Note on or after its Stated Maturity or interest thereon after the date upon which payment thereof is due.

          SECTION 6.11.  Waiver of Stay or Extension  Laws.  The Company (to the
                         ---------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or any of the Collateral Documents; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee or granted under any of the Collateral Documents to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 6.12.  Trustee May Enforce  Claims  Without  Possession of the
                         -------------------------------------------------------
Notes.  All rights of action and claims under this Indenture or the Notes or the
-----
Collateral Documents may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 6.13.  Restoration  of Rights and Remedies.  If the Trustee or
                         -----------------------------------
any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for

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

any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION  6.14.  Rights and  Remedies  Cumulative.  Except as otherwise
                          --------------------------------
provided in the last paragraph of Section 2.08 hereof, no right or remedy conferred herein or in the Collateral Documents upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION  6.15.  Delay or Omission Not Waiver.  No delay or omission of
                          ----------------------------
the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article VI, by the Collateral Documents, or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                    TRUSTEE

          SECTION 7.01. Duties of Trustee.
                        -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except  during the  continuance  of an Event of  Default:  (i) the
Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture, or any of the Collateral Documents against the Trustee, and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture. Other than set forth in the Collateral Documents, in no event shall the Trustee be obligated to act unless directed to do so by Holders of a majority in aggregate

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

principal  amount of the  outstanding  Notes or a Person  appointed  pursuant to
Section 7.02(h) hereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this Section 7.01, (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture.

          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

          (g) Every provision of this Indenture and the Collateral Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to interpretation under the provisions of the Trust Indenture Act.

          SECTION 7.02. Rights of Trustee.
                        -----------------

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b) hereof, the Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

          (d) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (e) The Trustee shall not be deemed to have or be charged with knowledge of any Default or Event of Default with respect to the Notes for which it is acting as Trustee unless (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been received by the Trustee at its Corporate Trust Office by the Company or any other obligor on such Notes or by any Holder of such Notes.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts as it may reasonably require and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, attorneys, accountants, appraisers or other experts appointed with due care by it hereunder.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee,  any Paying
                         ----------------------------
Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar hereunder, as the case may be; provided that the Trustee must in any event comply with Section 7.13 and Section 7.14 hereof.

          SECTION  7.04.  Trustee's   Disclaimer.   The  Trustee  shall  not  be
                          ----------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (a) for any statement of the Company in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or (b) for compliance by the Company with the Collateral Documents.

          SECTION  7.05.  Notice  of  Defaults.  If  a  Default  occurs  and  is
                          --------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of (a) a Default in payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any) or (b) the failure to make the interest payment required pursuant to Section 4.02 hereof, the Trustee may withhold the notice if and so long as a

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committee of its Responsible  Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION  7.06.  The Company to Furnish  Trustee Names and Addresses of
                          ------------------------------------------------------
Holders.   The   Company   will   furnish   or   cause   to  be   furnished   to
-------
the Trustee:

          (a) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

          SECTION 7.07. Preservation of Information;  Communications to Holders.
                        ------------------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.06 hereof and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.06 hereof upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be interpreted by the provisions of the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          SECTION 7.08. Reports by Trustee.
                        ------------------

          (a) Within 60 days after December 15 of each year, commencing with the issuance of the Notes, the Trustee shall mail to all Holders as their names and addresses appear in the Security Register such reports dated as of such December 15 concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) The Trustee shall also mail to all Holders such additional reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the

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

Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

          SECTION  7.09.  Reports by the Company.  The Company shall provide the
                          ----------------------
information specified in Section 4.16 hereof to the Trustee, which shall, upon request of any Holder, forward them to such Holder (without exhibits, unless such exhibits are requested by such Holder).

          SECTION 7.10. Compensation and Indemnity. The Company shall pay to the
                        --------------------------
Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel subject to any agreement in writing with respect thereto between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

          The Company shall indemnify each of the Trustee and any predecessor Trustee and their agents for, and hold each harmless against, any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim (whether asserted by the Company, any Holder of any other Person) and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.10, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium (if any) and interest on particular Notes.

          The Company's payment obligations pursuant to this Section 7.10 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof, the expenses are intended to constitute expenses of administration under bankruptcy law.

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


          SECTION 7.11. Replacement of Trustee.
                        ----------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.11.

          (b) The Trustee for the Notes may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee for the Notes and any 2008 Collateral Agent may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company; and in the case of removal of any 2008 Collateral Agent, the Trustee shall as promptly as practicable give notice thereof to such 2008 Collateral Agent. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the removed Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

          (d) If at any time:

               (i) the Trustee for the Notes shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

               (ii) such Trustee shall cease to be eligible under Section 7.14 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

               (iii) such Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of such Trustee in an involuntary case under any Bankruptcy Law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a Custodian of such Trustee or of its property and assets or affairs, or any public officer shall take charge or control of such Trustee or of its property and assets or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

               (iv) such Trustee shall commence a voluntary case under any Bankruptcy Law or shall consent to the appointment of or taking possession by a Custodian of such Trustee or its property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action,

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


               (v) then, in any such case, (i) the Company by a Board Resolution may remove such Trustee with respect to the Notes, or (ii) subject to
     Section 6.10 hereof, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee for the Notes. If an instrument of acceptance by a successor Trustee shall not have been delivered to such Trustee within 30 days after the giving of such notice of resignation, the removed Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

          (e) If the Trustee for the Notes shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.11, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder of a Note that has been a bona fide Holder of a Note for at least six months may, subject to Section 6.10 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee for the Notes and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

          (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such former Trustee hereunder, subject to its lien, if any, provided for in Section 7.10 hereof.

          (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.11(g) hereof.

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


          (i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

          SECTION 7.12.  Successor Trustee by Merger. Any corporation into which
                         ---------------------------
the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

          SECTION  7.13.   Appointment   of  Co-Trustee  or  Separate   Trustee.
                           ----------------------------------------------------

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction applicable to any right, power or duty of the Trustee, or any obligation of the Company under this Indenture or for any other reason, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees hereunder, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 12.02 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by such separate trustee or co-trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.13.

          SECTION 7.14. Eligibility;  Disqualification. There shall at all times
                        ------------------------------
be a Trustee hereunder which shall be

               (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

               (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least US$50,000,000.

          If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.14, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any of its Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.14, it shall resign immediately in the manner and with the effect specified in this Article VII.

          If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of
Section 310(b) of the Trust Indenture Act.

          SECTION 7.15.  Preferential  Collection of Claims Against the Company.
                         ------------------------------------------------------
The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust
Indenture  Act. A Trustee who has resigned or been  removed  shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.

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


                                  ARTICLE VIII

                                   DEFEASANCE

          SECTION  8.01.  The  Company's  Option to Effect Legal  Defeasance  or
                          ------------------------------------------------------
Covenant Defeasance.  The Company may elect, at its option, at any time, to have
-------------------
Section 8.02 or Section 8.03 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this
Article VIII; such election shall be evidenced by a Board Resolution delivered to the Trustee. In addition, the 2008 Notes Collateral will be released, and the Collateral Documents terminated, upon Legal or Covenant Defeasance, and the Trustee shall, as promptly as practicable notify each 2008 Collateral Agent under the applicable Collateral Documents thereof.

          SECTION 8.02.  Legal  Defeasance.  Upon the Company's  exercise of its
                         -----------------
option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to the Notes, as provided in this Section 8.02 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 8.04 hereof (and as more fully set forth in such Section 8.04), payments in respect of the principal of, premium (if any) and interest on the Notes when payments are due,

          (b) The Company's obligations with respect to the Notes under Sections 2.03, 2.06, 2.08, 4.04 and 4.05 hereof,

          (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

          (d) Article III hereof, except Section 3.09 thereof; and

          (e) this Article VIII.

          Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part) notwithstanding any prior exercise of its option to have
Section 8.03 hereof applied to the Notes. If the Company exercises its Legal Defeasance option under this Section 8.02 with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default.

          SECTION 8.03. Covenant Defeasance.  Upon the Company's exercise of its
                        -------------------
option to have this Section 8.03 applied to the outstanding Notes, (i) the Company shall be released from its obligations with respect to the Notes under Sections 4.06 through 4.16, inclusive, Sections 4.19 and 4.20 (and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01(d)

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

hereof), Article XI, and (ii) each of the events referred to in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(i) and, with respect only to
Subsidiaries, Sections 6.01(c) or 6.01(d) shall thereafter cease to be a Default or Event of Default with respect to the Notes for all purposes under this Indenture and the Notes, and, accordingly, payment of the Notes shall not be accelerated under Section 6.02 upon any such event, in each case with respect to such Notes as provided in this Section 8.03 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance"). Such Covenant Defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any specified Section (to the extent so specified in the case of Sections 6.01(c) and 6.01(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provisions herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

          SECTION 8.04.  Conditions to Legal Defeasance or Covenant  Defeasance.
                         ------------------------------------------------------
The  following  shall be the  conditions to the  application  of Section 8.02 or
Section 8.03 hereof to the outstanding Notes:

          (a) the Company shall irrevocably deposit in trust with the Trustee freely transferable U.S. dollars or U.S. Government Obligations or any combination of the foregoing, for the payment of principal of and interest on such Notes to maturity or redemption, as the case may be (including any accrued and unpaid interest due and payable pursuant to Section 4.02 hereof);

          (b) the Company shall deliver to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due (and other amounts due pursuant to Section 4.02 hereof) and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and any Additional Amounts (and other amounts due pursuant to Section 4.02 hereof) when due on all such Notes to maturity or redemption, as the case may be ;

          (c) the deposit shall not constitute a default under any other material agreement or instrument binding on the Company;

          (d) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (e) in the event of an election to have Section 8.02 hereof apply to the Notes, the Company shall deliver to the Trustee opinions of independent U.S. and Mexican counsel stating, as appropriate, that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Mexican or U.S. federal income tax law, to the effect, in either case, that, and based on such opinions of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Mexican or U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to Mexican or U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (f) in the event of an election to have Section 8.03 hereof apply to the Notes, the Company shall deliver to the Trustee opinions of U.S. and Mexican counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Mexican or U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (g) the Company delivers to the Trustee an Officers' Certificate and an opinion of U.S. counsel, each stating that all conditions precedent to the defeasance and discharge of such Notes have been complied with as required by this Indenture.

          SECTION 8.05. Deposited Money and U.S. Government Obligations to be
                        -----------------------------------------------------
Held in Trust; Miscellaneous Provisions.
---------------------------------------

          (a) All cash and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.04(a) hereof in respect of outstanding Notes (and other amounts due pursuant to Section 4.02 hereof) shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon in respect of principal and any premium and interest (and other amounts due pursuant to Section 4.02 hereof), but funds so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal, and premium (if any) and interest (and other amounts due pursuant to Section 4.02 hereof) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          (b) Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon receipt from the Company of an Order any cash or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes (and other amounts due pursuant to Section 4.02 hereof).

          SECTION  8.06.  Reinstatement.  If the  Trustee is unable to apply any
                          -------------
money in accordance with this Article VIII with respect to any Notes (or other related amounts due pursuant to Section 4.02 hereof) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee is permitted to apply all money held in trust pursuant to Section 8.05 hereof with respect to such Notes (and other related amounts due pursuant to Section 4.02 hereof) in accordance with this
Article VIII; provided that if the Company makes any payment of principal of or premium (if any) or interest on any such Note (or with respect to other related amounts due pursuant to Section 4.02 hereof) following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

                                   ARTICLE IX

                                   AMENDMENTS

          SECTION 9.01. Without Consent of Holders.  The Company and the Trustee
                        --------------------------
may, at any time, and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental hereto or an amendment to the Collateral Documents if applicable to the Trustee, in form reasonably satisfactory to the Trustee, for any of the following purposes:

          (a) to cure any ambiguity herein or therein, or to correct or supplement any provision hereof or thereof which may be inconsistent with any other provision hereof or thereof or to add any other provisions with respect to matters or questions arising under this Indenture, or any of the Collateral Documents; provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect;

          (b) to provide for the assumption of the Company's obligations to Holders of Notes by a successor Person, pursuant to Article V hereof;

          (c) to add guarantees with respect to the Notes or to provide additional security for the Notes;

          (d) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company;

          (e) to add any additional Events of Default;

          (f)  to  evidence  and  provide  for  the  acceptance  of  appointment
hereunder  of  a  successor   Trustee  or  successor  2008   Collateral   Agent,
respectively;

          (g) to make any change that does not adversely affect the rights of any Holder in any material respect; or

          (h) to add a third party buyer of Unefon shares (or any of such buyer's Affiliates) as a secured party under any of the Collateral Documents solely to grant to such buyer (or any of such buyer's Affiliates) Permitted Subordinate Rights.

          SECTION 9.02. With Consent of Holders. Modifications and amendments to
                        -----------------------
this Indenture, any of the Collateral Documents or the terms and conditions of the Notes may be made and one or more indentures supplemental hereto or amendments to any of the Collateral Documents may be entered into by the Company and, if applicable, any holder of a Permitted Azteca Holdings/Unefon Purchase Right and the applicable 2008 Collateral Agent with respect to the Collateral Documents, and future compliance with this Indenture, any of the Collateral Documents or past default by the Company and, if applicable, any holder of a Permitted Azteca Holdings/Unefon Purchase Right (other than a default in payment of any amount due on the Notes or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holders of all Notes so affected) may be waived, in each case, either with the written consent of the Holders of a majority in aggregate principal amount of the Notes outstanding or by the adoption of a resolution at a meeting of Holders of the Notes by the Holders of a majority in aggregate principal amount of the Notes present or represented at such meeting; provided, however, that such resolution shall be approved by the Holders of not less than a majority in aggregate outstanding principal amount of the Notes; and provided, further, that no such modification, waiver or amendment or supplement to this Indenture or any of the Collateral Documents or the terms and conditions of the Notes may be made without the unanimous written consent or the unanimous affirmative vote of the Holders of the Notes so affected that would:

          (a) (i) change any Payment Date of, reduce the principal amount of, any principal payment or interest payable on, or reduce the price payable upon redemption or repurchase of, any Note or (ii) change the Payment Date of or reduce the interest payable pursuant to Section 4.02 hereof;

          (b) change the obligation of the Company to pay Additional Amounts as described above;

          (c) change the coin or currency in which, or change the required place at which, payment with respect to principal or interest on such Notes is to be made;

          (d) waive any redemption payment with respect to any Note;

          (e) reduce the above-stated percentage of the outstanding principal amount of the Notes required to modify, amend or supplement this Indenture or the terms and conditions of the Notes or to waive any further compliance or past default;

          (f) reduce the percentage in the outstanding principal amount of the Notes the vote or consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders of the Notes at which a resolution is adopted; or

          (g) permit the creation of any Lien on the 2008 Notes Collateral or any part thereof (other than the 2008 Collateral Pledge and any other Liens expressly permitted by this Indenture or any of the Collateral Documents) or modify the obligations of the Company to maintain the 2008 Notes Collateral in accordance with the terms of the Indenture or terminate any of the Collateral Documents, except in accordance with the terms hereof or thereof.

          Any instrument given by or on behalf of any Holder of a Note in connection with any consent to or vote for any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent Holders of such Note. Any modifications, amendments or waivers to this Indenture or any of the Collateral Documents or the terms and conditions of the Notes shall be conclusive and binding on all Holders of the Notes, whether or not they have given such consent or were present at any meeting.

          It shall not be  necessary  for any Act of Holders  under this Section
9.02 to approve the particular form of any proposed supplemental indenture or amendment of any of the Collateral Documents but it shall be sufficient if such Act shall approve the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company, or the Trustee at the Company's request and expense, shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

          SECTION   9.03.   Effect   of   Supplemental   Indentures.   Upon  the
                            ---------------------------------------
effectiveness of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance with such supplemental indenture, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby and by any amendment of any of the Collateral Documents entered into in accordance with this Article IX.

          SECTION 9.04.  Compliance with Trust Indenture Act. Every amendment o
                         -----------------------------------
supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

          SECTION 9.05. Revocation and Effect of Consents and Waivers. A consent
                        ---------------------------------------------
to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and
Section 9.01 and 9.02 hereof, as applicable, and thereafter shall bind every Holder.

          SECTION  9.06.  Notation on or Exchange  of Notes.  If a  supplemental
                          ---------------------------------
indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a replacement Note that reflects the changed terms. Failure to make the appropriate notation or to issue a replacement Note shall not affect the validity of such amendment or supplement.

          SECTION 9.07. Trustee to Execute  Supplemental  Indentures and Consent
                        --------------------------------------------------------
to  Amendment  of the  Collateral  Documents.  The  Trustee  shall  execute  any
--------------------------------------------
supplemental indenture and shall execute or consent to, as applicable, any amendment of any of the Collateral Documents authorized pursuant to this Article

IX if such supplemental indenture or amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee in its capacity hereunder or as 2008 Collateral Agent under the Collateral Documents, if applicable. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture or such amendment or consent to such amendment. In executing any supplemental indenture or such amendment or consenting to such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.01 and 7.02 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel (which, as to different matters, may be covered in separate opinions of Mexican and U.S. counsel to the Company) provided by the Company stating that:

          (a) such supplemental indenture or amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture or amendment have been satisfied;

          (b) the Company has all necessary corporate power and authority to execute and deliver the supplemental indenture or amendment and that the execution, delivery and performance of such supplemental indenture or amendment has been duly authorized by all necessary corporate action of the Company;

          (c) the execution, delivery and performance of the supplemental indenture or amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture or any of the Collateral Documents, (ii) the charter documents and by-laws of the Company, or (iii) any material agreement or instrument to which the Company is subject (such counsel may rely on Company's certificates as to the existence of such material agreements);

          (d) to the actual knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture or amendment do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company;

          (e) such supplemental indenture or amendment has been duly and validly executed and delivered by the Company, and this Indenture together with such supplemental indenture or the Collateral Documents as amended by such amendment constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, to general equitable principles and to judicial application of foreign laws or foreign governmental actions affecting creditors' rights and other customary exceptions, limitations and qualifications; and

          (f) this Indenture together with such supplement complies with the Trust Indenture Act, as may be applicable.

                                   ARTICLE X

                          MEETINGS OF HOLDERS OF NOTES

          SECTION 10.01. Purposes for Which Meetings May Be Called. A meeting of
                         -----------------------------------------
Holders of Notes may be called at any time and from time to time pursuant to this Article X to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

          SECTION 10.02. Call, Notice and Place of Meetings.  The Trustee or the
                         ----------------------------------
Company shall, upon the written request of the Holders of at least 10% in aggregate principal amount of the outstanding Notes, and the Company or the Trustee, at its discretion, may, call a meeting of Holders at any time and from time to time, to amend or modify this Indenture and the Notes, or to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes and this Indenture to be made, given or taken by such Holders. The meetings will be held in The City of New York at such time and at such place as the Company or the Trustee shall determine. If a meeting is being held pursuant to a written request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than 10 days nor more than 30 days prior to the date fixed for the meeting in the manner provided in Section
12.02 hereof.

          SECTION 10.03.  Persons  Entitled to Vote at Meetings.  Any Holder may
                          -------------------------------------
attend the meeting either personally or by proxy. Holders who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more outstanding Notes or (b) appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION  10.04.  Quorum;  Action.  Meetings are subject to a first and
                           ---------------
second call. The quorum for the first call will be Persons holding or representing a majority in aggregate principal amount of the outstanding Notes and, upon the failure to reach such quorum, Persons holding or representing 25% in aggregate principal amount of the outstanding Notes will constitute a quorum for the meeting convened on the second call. In both cases, decisions will be reached by a majority of votes present; provided, however, that no modification, amendment or waiver may take effect without the written consent or affirmative vote of less than a majority in aggregate outstanding principal amount of the Notes; provided, further, that no modification, amendment or waiver may, without the written consent or affirmative vote of the Holder of each outstanding Note affected thereby, change any matters specified in clauses (a) through (g), inclusive, of Section 9.02 hereof.

          SECTION 10.05. Determination of Voting Rights; Conduct and Adjournment
                         -------------------------------------------------------
of Meetings.
-----------

          (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes and the appointment of any proxy shall be proved in the manner specified in Section 1.04 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 hereof or other proof.

          (b) The Person or Persons calling the meeting, as the case may be, shall by an instrument in writing appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at the meeting.

          (c) At any meeting each Holder or proxy shall be entitled to one vote for each US$1,000 principal amount of outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

          (d) Any meeting of Holders duly called pursuant to Section 10.02 hereof at which a quorum is present may be adjourned for only one time by Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented and voting at the meeting, and the meeting may be held as so adjourned without further notice within the following 30 days.

          SECTION 10.06.  Counting Votes and Recording  Action of Meetings.  The
                          ------------------------------------------------
vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and on which shall be inscribed an identifying number or numbers, if any, or to which shall be attached to a list of identifying numbers, if any, of the Notes entitled to be voted by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 10.02 hereof and, if applicable, Section 10.04 hereof. Each copy of the record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE XI

                2008 COLLATERAL PLEDGE AND COLLATERAL DOCUMENTS

          SECTION  11.01.  The 2008  Notes  Collateral.  To secure  the full and
                           ---------------------------
punctual payment of the principal and interest and any Additional Amounts on the Notes pursuant to the terms of the Notes, this Indenture and the Collateral Documents, the Company will pledge or cause to be pledged for the benefit of the Holders of the Notes, and will grant to the Holders of the Notes a first priority security interest in, all of the following:

               (i) 42,370,449 CPOs now owned by the Company (together with any successor securities permitted under this Indenture and the securities pledged pursuant to Section 11.01(ii) hereof, the "2008 TV Azteca Pledged Shares");

               (ii) CPOs which are presently pledged to secure the 2003 Notes and which shall be released and delivered, or caused to be delivered, by the Company pursuant to Section 4.03 hereof to the applicable 2008 Collateral Agent under the 2008 Collateral Pledge immediately following (a) the payment of the accrued and unpaid interest on the unexchanged 2003 Notes and (b) the repayment of principal in full with respect to any unexchanged 2003 Notes.

               (iii) subject to Section 11.02 hereof, following the pledge of the 2008 TV Azteca Pledged Shares, all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the 2008 TV Azteca Pledged Shares (inclusive of the 2008 Unefon Rights granted in respect of the 2008 TV Azteca Pledged Shares);

               (iv) all shares of Capital Stock of Unefon acquired pursuant to the exercise of the 2008 Unefon Rights; and

               (v) all 2008 Net Unefon Sale Proceeds received in respect of any sale of the 2008 Unefon Pledged Shares;

but excluding, in any case, such of the foregoing that may be duly released from the 2008 Collateral Pledge under the circumstances described in this Article XI (all of the foregoing, collectively, the "2008 Notes Collateral," which term will also include any Substitute Collateral described in this Article XI).

          Notwithstanding the foregoing, (i) neither the Cosmo Rights nor any Capital Stock of Cosmo that may be acquired by the exercise of such rights will constitute 2008 Notes Collateral and (ii) neither the Capital Stock of TV Azteca owned by Cotsa (inclusive of any Unefon Rights granted in respect thereof) nor any Capital Stock of Unefon acquired by the exercise of such rights will constitute 2008 Notes Collateral.

          SECTION   11.02.   Voting   Rights  and  Payment  of   Dividends   and
                             ---------------------------------------------------
Distributions  in Respect of the 2008  Notes  Collateral.  So long as no Default
--------------------------------------------------------
shall have occurred and be continuing, the Company shall be permitted to receive directly all dividends or distributions paid in respect of, or payments in respect of the purchase, redemption, or other retirement or acquisition for value of, any securities constituting the 2008 Notes Collateral. The payment of dividends, distributions or other payments to the Company pursuant to this
Section 11.02 shall not be considered a release for purposes of this Article XI (including without limitation Section 11.04(b)(iii) and Section 11.04(c)). As long as no Default has occurred and is continuing, the Company, as the case may be, will be able to vote, as it sees fit in its sole discretion, any securities constituting the 2008 Notes Collateral, provided that no vote may be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture, the Notes or the Collateral Documents. The Trustee shall notify the applicable 2008 Collateral Agent of a Default or an Event of Default upon obtaining knowledge thereof (such notice being referred to as a "Notice of Noncompliance").

          SECTION  11.03.  Remedies Upon  Acceleration.  Upon the occurrence and
                           ---------------------------
during the continuance of an Event of Default and after the acceleration of the Maturity of the Notes pursuant to Section 6.02 (so long as such acceleration has not been rescinded), the Trustee shall deliver an appropriate Notice of Sale to the applicable 2008 Collateral Agent with a copy to the Company, as provided in
Section 6.02 hereof. Thereafter, the Trustee shall take specific action in accordance with the directions of the Holders of a majority in aggregate principal amount of the outstanding Notes. In the event that Holders of a majority in aggregate principal amount of the outstanding Notes fail, within 30 days of a request for direction by the Trustee, to direct the Trustee to take specific action hereunder under the applicable Collateral Documents, the Trustee may retain such investment banker, broker/dealer, or other expert as the Trustee may determine, and subject to Sections 7.01 and 7.02, the advice of such investment banker, broker/dealer or other expert shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder, or as agent of the applicable 2008 Collateral Agent under the applicable Collateral Documents, in good faith and in reliance thereon; provided that such investment banker, broker/dealer or other expert was selected by the Trustee with due care. Upon the receipt of any Notice of Sale, the Company shall promptly inform the Trustee whether any of the 2008 Notes Collateral is subject to a right of first refusal.

          SECTION 11.04. Rights to Release of the 2008 Notes Collateral. As long
                         ---------------------------------------------
as no Default has occurred and is continuing, the Company will be entitled, from time to time, to request the Trustee to give notice to the applicable 2008 Collateral Agent directing such 2008 Collateral Agent to cause the release of all or a portion of the 2008 Notes Collateral from the 2008 Collateral Pledge in accordance with the terms hereof; provided, however, that (i) such request to the Trustee must be in writing and accompanied by an Officers' Certificate and an Opinion of Counsel in English (which may be Mexican counsel to the Company) stating that (i) such release is permitted by this Indenture and (ii) the applicable conditions set forth in this Section 11.04 are met. The Company shall, as promptly as practicable after such release or any withdrawal pursuant to this Section 11.04 give notice thereof to Holders of the Notes in the manner provided under Section 12.02 hereof. Any securities constituting 2008 Notes Collateral that are duly released from the 2008 Collateral Pledge are referred to as "Withdrawn Shares."

          (a) Releases in  Connection  with Interest  Payments.  The Company may
              ------------------------------------------------
request the Trustee to direct the 2008 Collateral Agent to release from the 2008 Collateral Pledge any 2008 Notes Collateral (including cash and Cash Equivalents) to pay interest and any Additional Amounts payable on the Notes, provided that immediately after giving effect to such release, (A) the ratio of
(1) (x) the aggregate Market Value of the 2008 TV Azteca Pledged Shares, any 2008 Net Unefon Sale Proceeds consisting of Permitted Securities and any 2008 Unefon Pledged Shares plus (y) the aggregate Market Value of the outstanding Azteca Holdings Series A Shares to (2) the aggregate principal amount of the outstanding Notes minus the Market Value of any Substitute Collateral (the "Combined Coverage Ratio") is at least 2.50:1.00 and (B) the ratio of (1) the aggregate Market Value of the 2008 TV Azteca Pledged Shares, any 2008 Net Unefon Sale Proceeds consisting of Permitted Securities and any 2008 Unefon Pledged Shares to (2) the aggregate principal amount of the outstanding Notes minus the Market Value of any Substitute Collateral (the "Pledged Shares Coverage Ratio") is at least 1.00:1.00. To the extent that 2008 Notes Collateral other than cash or Cash Equivalents is to be released pursuant to the preceding sentence, such release will be made in connection with a sale of such 2008 Notes Collateral and all of the consideration for such sale shall be comprised of cash and shall be paid directly by the buyer of such collateral into the applicable collateral account under the 2008 Collateral Pledge; provided, however, if any such sale is to an Affiliate of the Company or TV Azteca, the consideration for such sale shall be at least equal the Market Value of the assets sold. To the extent that the conditions described herein have been satisfied, immediately prior to an Interest Payment Date on the Notes, the Trustee shall release cash, in the amount specified by the Company, from the 2008 Collateral Pledge in an amount not to exceed the interest then due and the Trustee will use such released amount to pay interest on the Notes. Any cash proceeds from a sale of any 2008 Notes Collateral pursuant to the foregoing not used to pay interest shall constitute Substitute Collateral.

          (b) Releases in Connection with the Sale of Unefon.
              ----------------------------------------------

               (i) In connection with a Unefon Sale Event, upon 10 days' prior written notice to the Trustee, the Company may request the Trustee to direct the applicable 2008 Collateral Agent under the Unefon Pledge Agreement to release from the 2008 Collateral Pledge the 2008 Unefon Pledged Shares; provided that (A) the Market Value of the consideration to be received in connection with the sale of such 2008 Unefon Pledged Shares is at least equal to the Market Value of such 2008 Unefon Pledged Shares,
     (B) the Market Value of the consideration per share paid for the 2008 Unefon Pledged Shares is no less than the Market Value of the consideration per share paid by the third-party buyer for any other shares of Capital Stock of Unefon underlying the 2008 Unefon Rights in connection with such Unefon Sale Event, (C) the consideration paid for the 2008 Unefon Pledged Shares shall consist of cash, Cash Equivalents or Permitted Securities, (D) the 2008 Net Unefon Sale Proceeds are paid directly by the third-party buyer (or its Affiliate) into one or more collateral accounts under the 2008 Collateral Pledge and (E) the Company shall have delivered to the Trustee, in form and substance satisfactory to it and its counsel, Opinions of Counsel to the effect that the Notes will be secured by a first priority, security interest in the 2008 Net Unefon Sale Proceeds (subject to any Permitted Subordinate Rights). A release of 2008 Unefon Pledged Shares pursuant to the preceding sentence shall not be considered a release for purposes of Section 11.04(b)(iii) or Section 11.04(c) hereof.

               (ii) To the extent the terms of the agreements relating to a Unefon Sale Event so require, the 2008 Net Unefon Sale Proceeds consisting of cash may be withdrawn from the 2008 Collateral Pledge, in the amount specified in accordance with any such agreement by substituting therefor Permitted Securities ("Substitute Unefon Consideration") from the third-party buyer (or its Affiliate); provided that (A) such Permitted Securities are delivered directly by the third-party buyer (or its Affiliate) into one or more collateral accounts under the 2008 Collateral Pledge and (B) the Company shall have delivered to the Trustee, in form and substance satisfactory to it and its counsel, Opinions of Counsel to the effect that the Notes will be secured by a first priority, security interest in such Permitted Securities (subject to any Permitted Subordinate Rights). A withdrawal of cash pursuant to the preceding sentence shall not be considered a release for purposes of Section 11.04(b)(iii) or Section 11.04(c) hereof.

               (iii) Beginning 30 days after a Unefon Sale Event, the Company may request the Trustee to direct the applicable 2008 Collateral Agent to release from the 2008 Collateral Pledge (a "Unefon Sale Proceeds Release") the 2008 Net Unefon Sale Proceeds (including any cash or Cash Equivalents not constituting Substitute Collateral) and any Substitute Unefon Consideration remaining subject to the 2008 Collateral Pledge provided (A) the request for release is delivered during a Withdrawal Period, (B) a request for release pursuant to this Section 11.04(b)(iii) hereof is not made on more than three occasions, (C) not more than one such request or a request for a General Collateral Release is made in any period of six consecutive months and (D) immediately after giving effect to such release, the Combined Coverage Ratio is at least 2.50:1.00 and the Pledged Shares Coverage Ratio is at least (I) 2.00:1.00 if a General Collateral Release shall have previously occurred or (II) 1.00:1.00 if a General Collateral Release shall not have previously occurred. After the earlier to occur of a third Unefon Sale Proceeds Release and the first General Collateral Release, all 2008 Net Unefon Sale Proceeds consisting of cash or Cash
     Equivalents subject to the 2008 Collateral Pledge shall constitute Substitute Collateral.

               (iv) The Company will be entitled to request the withdrawal of 2008 Net Unefon Sale Proceeds to the extent required to satisfy the exercise of a Permitted Subordinate Right, provided that the Market Value of the 2008 Net Unefon Sale Proceeds to be withdrawn shall not exceed 10% of the Market Value of the 2008 Net Unefon Sale Proceeds then subject to the 2008 Collateral Pledge. A withdrawal of 2008 Net Unefon Sale Proceeds pursuant to the preceding sentence shall not be considered a release for purposes of Section 11.04(b)(iii) or Section 11.04(c) hereof.

          (c) Releases of Pledged Shares. The Company may request the Trustee to
              --------------------------
direct the applicable 2008 Collateral Agent to release from the 2008 Collateral Pledge (a "General Collateral Release") 2008 TV Azteca Pledged Shares, 2008 Net Unefon Sale Proceeds or Substitute Unefon Consideration consisting of Permitted Securities, and 2008 Unefon Pledged Shares; provided that (i) the request is delivered during a Withdrawal Period, (ii) a request for release pursuant to this Section 11.04(c) is not made on more than three occasions, (iii) no such request may be made within the period 30 days after the date the 2008 Unefon Rights become exercisable and (iv) immediately after giving effect to such release, the Combined Coverage Ratio is at least 2.50:1.00 and the Pledged Shares Coverage Ratio is at least 2.00:1.00.

          (d) Substitute  Collateral.  During a Withdrawal  Period,  the Company
              ----------------------
will be entitled to request the withdrawal of the 2008 TV Azteca Pledged Shares, 2008 Net Unefon Sale Proceeds consisting of Permitted Securities or 2008 Unefon Pledged Shares, in whole or in part, by substituting therefor, with the applicable 2008 Collateral Agent, cash or U.S. Government Obligations (together with any 2008 Net Unefon Sale Proceeds consisting of cash or Cash Equivalents remaining subject to the 2008 Collateral Pledge after a Unefon Sale Proceeds Release, the "Substitute Collateral"); provided that the Company will be required to certify to the Trustee that, after giving effect to the proposed withdrawal and substitution, (i) the Combined Coverage Ratio is at least the same as such ratio immediately prior to the withdrawal, and (ii) the Pledged Shares Coverage Ratio is at least 1.00:1.00 so long as any 2008 TV Azteca Pledged Shares will remain subject to the 2008 Collateral Pledge. In addition, except to the extent the Company is entitled to receive such cash as permitted under Section 11.02 hereof, on the date that any cash is deposited with the 2008 Collateral Agent in respect of cash dividends on, or the purchase, redemption, or other retirement or acquisition for value of, the 2008 TV Azteca Pledged Shares, the Company will be entitled to consider the amount of such cash to be Substitute Collateral. A withdrawal pursuant to the substitution provisions of this Section 11.04(d) shall not be considered a release for purposes of Sections 11.04(b)(iii) and Section 11.04(c) hereof. No Substitute Collateral may be released or withdrawn from the 2008 Collateral Pledge until all other 2008 Notes Collateral shall have been released, in which case any Substitute Collateral with a Market Value in excess of the aggregate principal amount of the outstanding Notes may be released at the request of the Company (and any such release shall not be considered a release for purposes of Section 11.04(b)(iii) or Section 11.04(c) hereof).

          (e)  Releases  in  Connection   with   Redemptions,   Repurchases  and
               -----------------------------------------------------------------
Repayments.  In connection with or after a purchase of Notes in part pursuant to
----------
Section 3.07, 3.08, 4.09 and 4.13 hereof, the Company will be entitled to request a withdrawal of the 2008 Notes Collateral. In connection with a purchase of Notes in part or 2005 Notes or 2003 Notes pursuant to an offer to purchase made pursuant to this Indenture, the 2005 Indenture or the 2003 Indenture, respectively, the Company may withdraw any Uninvested Asset Sale Distributions subject to the 2008 Collateral Pledge to the extent necessary to pay the applicable purchase price. A withdrawal of 2008 Notes Collateral pursuant to the foregoing provisions shall not be considered a release for purposes of Section 11.04(b)(iii) or Section 11.04(c) hereof; provided that, except with respect to Uninvested Asset Sale Distributions that are permitted to be released in accordance with Section 4.09(d), no Substitute Collateral may be released from the 2008 Collateral Pledge until all other 2008 Notes Collateral shall have been released, in which case any Substitute Collateral with a Market Value in excess of the aggregate principal amount of the outstanding Notes may be released at the request of the Company.

          In connection with a redemption of Notes in whole, or with a purchase of Notes in whole pursuant to the provisions described in Sections 3.07, 3.08, 4.09(d) or 4.13 hereof, or the payment at Maturity of the principal amount of the Notes, the Company may request a release of any cash, Cash Equivalents or Substitute Collateral to the extent necessary to pay the redemption price, purchase price, or principal amount at maturity, as the case may be.

          (f) Upon satisfaction by the Company of the conditions to its legal or covenant defeasance option(s) pursuant to Article VIII hereof, or the discharge of this Indenture, the Company will request the Trustee and the Trustee will give notice to each 2008 Collateral Agent under the Collateral Documents directing such 2008 Collateral Agent to cause the release of all the 2008 Notes Collateral. Any such release pursuant to this Section 11.04(f) shall not be considered a release for purposes of Section 11.04 (b), (c) or (d) hereof.

          (g) Upon the release of any of the 2008 Notes Collateral under any of the Collateral Documents, the Company may request the Trustee to give notice to each 2008 Collateral Agent under the Collateral Documents directing such 2008 Collateral Agent to execute and deliver to the Company an instrument or instruments acknowledging the release of such property from the applicable Collateral Documents and assignment, transfer and delivery to the Company and/or certain of its affiliates as the owners of such property (without recourse and without any representation or warranty) of the 2008 Notes Collateral.

          (h) The release of any of the 2008 Notes Collateral from the Liens created under the applicable Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the applicable Collateral Documents if and to the extent that any of the 2008 Notes Collateral is released pursuant to this Indenture and the applicable Collateral Documents. A Rights Exercise shall not be deemed a release of any of the 2008 Notes Collateral.

          The Trustee may, to the extent permitted by Section 7.04 and 7.05 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion made by officers required by Section 3.14(d) of the Trust Indenture Act may be made by an Officer of the Company, except in the cases where Section 3.14(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Section 3.14(d) of the Trust Indenture Act.

          SECTION  11.05.  Investment  of Cash  Amounts.  The Trustee shall give
                           ----------------------------
notice to the applicable 2008 Collateral Agent directing such 2008 Collateral Agent to invest in Cash Equivalents, any cash held from time to time under the 2008 Collateral Pledge, including cash arising from dividends or distributions paid in respect of, or payments in respect of the purchase, redemption, or other retirement or acquisition for value of, the 2008 TV Azteca Pledged Shares, the 2008 Unefon Pledged Shares or any Substitute Collateral or any source whatsoever, except to the extent the Company is entitled to receive such cash as permitted under Section 11.02 hereof. The notice and directions given by the Trustee to the applicable 2008 Collateral Agent shall be pursuant to (i) instructions from the Company or (ii) if the Company does not give instructions to the Trustee, instructions from the Trustee.

          SECTION 11.06. Limitation on Duty of Trustee in Respect of the
                         -----------------------------------------------
Collateral Pledge.
-----------------

          (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any property in the 2008 Collateral Pledge under the Collateral Documents in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in such property. The Trustee shall be deemed to have exercised reasonable care in the custody of such property in its possession if the property is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of such property by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

          (b)  The  Trustee  shall  not  be   responsible   for  the  existence,
genuineness or value of any such property or for the validity, perfection, priority or enforceability of the Liens in any of the property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of such property or any agreement or assignment contained therein, for the validity of the title of the Company to such property, for insuring such property or for the payment of taxes, charges, assessments or Liens upon such property or otherwise as to the maintenance of such property. The Trustee shall have no duty to inquire as to the performance or observance of any of the terms of this Indenture or any of the Collateral Documents by the Company or the applicable 2008 Collateral Agent.

          (c) The Trustee shall have no duty to exercise any voting rights with respect to the 2008 Notes Collateral or otherwise manage, monitor, supervise or insure the business to which the 2008 Notes Collateral relate.

          (d) Other than as contemplated hereunder, the Trustee shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

          SECTION 11.07. Registration Rights. Upon the occurrence and during the
                         -------------------
continuance of an Event of Default and after the acceleration of the Maturity of the Notes pursuant to Section 6.02 (so long as such acceleration has not been rescinded), and after the delivery by the Trustee to the applicable 2008 Collateral Agent of a Notice of Sale, with a copy to the Company, as provided in
Section 6.02 hereof, if requested by the Trustee in accordance with the directions of the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company will cause TV Azteca to (i) execute and deliver, and cause the directors and officers of TV Azteca to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be necessary or advisable to register the 2008 TV Azteca Pledged Shares, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the effective date of the registration statement, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus that are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto.

          SECTION  11.08.  Holders'  Consent.  Each  Holder  of a  Note,  by its
                           -----------------
acceptance of such Note, (i) confirms the appointment of the Trustee as a 2008 Collateral Agent and authorizes the Trustee as a 2008 Collateral Agent to take such action as specified in the Collateral Documents, as applicable, on their behalf and (ii) agrees that such Holder is bound by the terms thereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

          SECTION 12.01. Trust Indenture Act Controls. If and to the extent that
                         ----------------------------
any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION  12.02.  Notices.  Any  notice  or  communication  shall be in
                           -------
writing in English (including facsimile communications) and delivered in person, facsimile or mailed by first class mail, postage prepaid, addressed as follows:

          If to the Company:

                    Azteca Holdings, S.A. de C.V.
                    Periferico Sur, No. 4121
                    Col. Fuentes del Pedregal
                    14141 Mexico, D.F.
                    Attention:  Diego Foyo Mejia
                    Facsimile:  (011) 52-55-3099-1457
                    Telephone:  (011) 52-55-3099-1333

          With a copy to (which shall not constitute notice):

                    Akin Gump Strauss Hauer & Feld LLP
                    590 Madison Avenue
                    New York, New York 10022
                    Attention:   Steven H.  Scheinman
                                 Stephen E. Older
                    Facsimile:  (212) 872-1002
                    Telephone:  (212) 872-1000

          If to the Trustee:

                    The Bank of New York
                    101 Barclay Street
                    Floor 21 West
                    New York, New York 10286
                    Attention:  Corporate Trust Administration- GFU
                    Facsimile:  (212) 815-5802
                    Telephone:  (212) 815-5734

          Any notices to be given to the applicable 2008 Collateral Agents shall be sent to the address of such 2008 Collateral Agent set forth in the applicable Collateral Document.

          Any notice or communication mailed to a Holder shall be sent to the Holder by first-class mail, postage prepaid, at the Holder's address as it appears in the Security Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification shall be made in such other manner as approved by the Trustee and shall constitute a sufficient notification for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION  12.03.  Certificate  and Opinion as to Conditions  Precedent.
                           ----------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee upon request: (a) an Officers' Certificate of the Company stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.04.  Statements  Required in  Certificate or Opinion.  Each
                          -----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.19 or Article XI hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION  12.05.  Rules by Trustee,  Paying  Agent and  Registrar.  The
                           -----------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Holders, and any Registrar and Paying Agent may make reasonable rules for their functions; provided that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

          SECTION 12.06.  Payments on Business  Days. If a payment  hereunder is
                          --------------------------
scheduled to be made on a date that is not a Business Day, notwithstanding any other provision in the Notes or in this Indenture, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular Record Date is a date that is not a Business Day, such Record Date shall not be affected.

          SECTION  12.07.  Governing  Law. THE NOTES AND THIS  INDENTURE WILL BE
                           --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

          SECTION 12.08. Submission to Jurisdiction. The Company agrees that any
                         --------------------------
suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10019, as its authorized agent (the "Company's Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes or the transactions contemplated herein which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Company's Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Company's Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. The Company may, upon written notice to each Holder and the Trustee, change the designation of its Authorized Agent to another Person with offices in the Borough of Manhattan, the City of New York, New York.

          SECTION 12.09. Currency Indemnity.  U.S. dollars are the sole currency
                         ------------------
of account and payment for all sums payable by the Company under or in connection with the Notes and this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as result of a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall be obligated to pay and shall indemnify the recipient against any deficiency in such U.S. dollar amount. For purposes of this Section 12.09, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute separate and independent obligations from the Company's other obligations, shall give rise to separate and independent causes of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

          SECTION  12.10.  No Recourse  Against  Others.  No director,  officer,
                           ----------------------------
employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

          SECTION  12.11.  Successors.  All  agreements  of the  Company in this
                           ----------
Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

          SECTION  12.12.  Counterparts.  This  Indenture may be executed in any
                           ------------
number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION  12.13.  Table of Contents;  Headings.  The table of contents,
                           ----------------------------
cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 12.14.  Severability.  To the fullest extent permitted by law,
                          ------------
in case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION  12.15.  Waiver of Jury  Trial.  Each of the  Company  and the
                           ---------------------
Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                         AZTECA HOLDINGS, S.A. de C.V., as Issuer


                         By  /s/ Luis Ontiveros Sandoval
                             ------------------------------------
                             Name:  Luis Ontiveros Sandoval
                             Title: Attorney-in-fact



                         By  /s/ Othon Frias Calderon
                             ------------------------------------
                             Name:  Othon Frias Calderon
                             Title: Attorney-in-fact




                         THE BANK OF NEW YORK, as Trustee


                         By  /s/ Miguel Barrios
                             -----------------------------------
                             Name:  Miguel Barrios
                             Title: Vice President